                                                      Pursuant to Rule 424(b)(5)
                                                      File No. 333-36939

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 6, 1998)

$1,094,789,211.45
CHASE MANHATTAN AUTO OWNER TRUST 1998-C

$1,061,900,000.00 ASSET BACKED NOTES
$    32,889,211.45 ASSET BACKED CERTIFICATES

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

SELLER AND SERVICER

The Chase Manhattan Auto Owner Trust 1998-C (the 'TRUST') will be created pursuant to a Trust Agreement to be dated as of June 1, 1998 between Chase Manhattan Bank USA, National Association (the 'SELLER') and Wilmington Trust Company, as Owner Trustee. The Trust will issue four classes of Asset Backed Notes (collectively, the 'NOTES') in the respective aggregate principal amounts set forth below pursuant to an Indenture to be dated as of June 1, 1998 between the Trust and Norwest Bank Minnesota, National Association, as Indenture Trustee. The Trust will also issue Asset Backed Certificates (the 'CERTIFICATES' and, together with the Notes, the 'SECURITIES') in the aggregate principal amount set forth below. The assets of the Trust will include a pool of motor vehicle retail installment sales contracts, purchase money

                                               (continued on the following page)

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There currently is no secondary market for the Securities and there is no assurance that one will develop.

The Underwriters expect, but are not obligated, to make a market in the Securities, and there is no assurance that any such market will develop or continue.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, THE CHASE MANHATTAN BANK, OR ANY AFFILIATE THEREOF. NONE OF THE NOTES OR CERTIFICATES IS A DEPOSIT AND NONE OF THE NOTES OR CERTIFICATES IS INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE 'FDIC'). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE HEADING 'RISK FACTORS' IN THIS PROSPECTUS SUPPLEMENT COMMENCING ON PAGE S-8 AND COMMENCING ON PAGE 13 OF THE ACCOMPANYING PROSPECTUS.

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                           AGGREGATE                                                         UNDERWRITING
                           PRINCIPAL       INTEREST   FINAL SCHEDULED        PRICE TO        DISCOUNT AND       PROCEEDS TO
                            AMOUNT         RATE(1)  DISTRIBUTION DATE        PUBLIC(2)        COMMISSION        SELLERS(3)
 CLASS A-1 NOTES       $  258,000,000.00   5.588%     JULY 9, 1999          100.000000%        0.1000%          99.900000%
 CLASS A-2 NOTES       $  195,000,000.00   5.747%    AUGUST 15, 2000        100.000000%        0.1625%          99.837500%
 CLASS A-3 NOTES       $  325,000,000.00   5.800%   JANUARY 15, 2002        99.937500%         0.1800%          99.757500%
 CLASS A-4 NOTES       $  283,900,000.00   5.850%     MAY 15, 2003          99.875000%         0.2500%          99.625000%
 CERTIFICATES          $   32,889,211.45   6.000%   DECEMBER 15, 2004       100.000000%        0.3500%          99.650000%
 TOTAL                 $1,094,789,211.45                                 $1,094,231,211.45   $1,984,737.24   $1,092,246,474.21

(1) Certificate Rate, in the case of Certificates.
(2) Plus accrued interest, if any, from June 17, 1998.
(3) Before deduction of expenses estimated at $620,000.00.

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This Prospectus Supplement may be used by Chase Securities Inc., an affiliate of the Seller and a subsidiary of The Chase Manhattan Corporation, in connection with offers and sales related to market-making transactions in the Notes and the Certificates. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

The Notes and Certificates are being offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the Notes and the Certificates will be delivered in book-entry form, on or about June 17, 1998 (the 'CLOSING DATE') through the facilities of The Depository Trust Company ('DTC'), Cedel Bank, societe anonyme ('CEDEL') or the Euroclear System ('EUROCLEAR') in the case of the Notes, or DTC, in the case of the Certificates, in each case against payment therefor in immediately available funds.

Underwriters of the Notes
CHASE SECURITIES INC.
                       CREDIT SUISSE FIRST BOSTON
                                                    GOLDMAN, SACHS & CO.
                                                             MERRILL LYNCH & CO.

Underwriter of the Certificates
CHASE SECURITIES INC.

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 11, 1998.

(included from prior page)

notes and other notes secured by new and used automobiles and light-duty trucks, certain monies received thereunder (the 'RECEIVABLES') after May 31, 1998 (the 'CUTOFF DATE'), security interests in the vehicles financed thereby, amounts on deposit in certain accounts and proceeds from claims on certain insurance policies, all as more fully described herein. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

     Interest on all classes of Notes will accrue at the fixed per annum interest rates specified above. Interest on the Notes will generally be payable on the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a 'DISTRIBUTION DATE'), commencing July 15, 1998.

     Principal of the Notes will be payable on each Distribution Date to the extent described herein, except that no principal payments will be made on any class of Notes until all Notes with preceding class designations have been paid in full. For example, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full, and no principal will be paid on the Class A-3 Notes until the Class A-2 Notes have been paid in full.

     The Certificates will represent fractional undivided interests in the Trust. Interest, to the extent of the Certificate Rate (as defined herein), will be generally distributed to the Certificateholders (as defined herein) on each Distribution Date. Principal, to the extent described herein, will be distributed to the Certificateholders on each Distribution Date commencing with the Distribution Date on which the Class A-1 Notes have been paid in full. Distributions of interest and principal on the Certificates will be subordinated in priority to payments due on the Notes to the extent described herein.

     Each class of Notes will be payable in full on the Note Final Scheduled Distribution Date (as defined herein) with respect to such class specified on the cover page hereof. The Certificate Final Scheduled Distribution Date (as defined herein) is also specified on the cover page hereof. Investors should be aware that payment in full of a class of Notes or the Certificates could occur earlier than such dates as described herein. In addition, the Class A-4 Notes and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which Chase Manhattan Bank USA, National Association, in its capacity as servicer (in such capacity, the 'SERVICER'), exercises its option to purchase the Receivables. The Servicer may purchase all the Receivables on any Distribution Date on which the Pool Balance (as defined herein) shall have declined to 10% or less of the Original Pool Balance (as defined herein).

     The Issuer, a newly-formed limited purpose Delaware business trust, generally will be prohibited from incurring any indebtedness other than the Notes, and its assets will include the Receivables and related property, the Collection Account, the Note Distribution Account, the Certificate Distribution Account and the Reserve Account, as described herein.

     The Securities initially will be represented by Notes and Certificates registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the Securities will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes or Definitive Certificates will be available only under the limited circumstances described herein.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING' HEREIN.

     Upon receipt of a request by an investor, or his or her representative, within the period during which there is a prospectus delivery obligation, the Underwriters will transmit or cause to be transmitted promptly, without charge and in addition to any such delivery requirements, a paper copy of this Prospectus Supplement and a Prospectus or this Prospectus Supplement and a Prospectus encoded in an electronic format.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed under the captions 'The Receivables Pool--Delinquencies and Loan Loss Information' and 'Weighted Average Life of the Securities' in this Prospectus Supplement may constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Receivables to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                      [This page intentionally left blank]

                                SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the 'Index of Terms' or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER.................. The Chase Manhattan Auto Owner Trust 1998-C (the
                         'TRUST' or the 'ISSUER'), a Delaware business trust
                         created pursuant to a trust agreement (as amended and
                         supplemented, the 'TRUST AGREEMENT'), dated as of June
                         1, 1998, between the Seller and the Owner Trustee.

SELLER.................. Chase Manhattan Bank USA, National Association ('CHASE
                         USA'), a national banking association headquartered in
                         Delaware and a wholly-owned subsidiary of The Chase
                         Manhattan Corporation (in such capacity, the 'SELLER'
                         or individually, the 'BANK').

SERVICER................ Chase USA (in such capacity, the 'SERVICER').

INDENTURE TRUSTEE....... Norwest Bank Minnesota, National Association, as
                         trustee under the Indenture (the 'INDENTURE TRUSTEE').
                         The Indenture Trustee's Corporate Trust Office is
                         located at Norwest Center, Sixth Street and Marquette
                         Avenue, Minneapolis, Minnesota 55479-0070, telephone
                         (612) 667-8058. The Bank and its affiliates may have
                         normal banking relationships with the Indenture Trustee
                         and its affiliates.

OWNER TRUSTEE........... Wilmington Trust Company, as trustee under the Trust
                         Agreement (the 'OWNER TRUSTEE'). The Owner Trustee's
                         Corporate Trust Office is located at Rodney Square
                         North, 1100 North Market Street, Wilmington, Delaware
                         19890-0001, telephone (302) 651-1000. The Bank and its
                         affiliates may have normal banking relationships with
                         the Owner Trustee and its affiliates.

THE NOTES............... Class A-1 5.588% Asset Backed Notes in the aggregate principal amount of $258,000,000.00 (the 'CLASS A-1
                         NOTES').

                         Class A-2 5.747% Asset Backed Notes in the aggregate principal amount of $195,000,000.00 (the 'CLASS A-2
                         NOTES').

                         Class A-3 5.800% Asset Backed Notes in the aggregate principal amount of $325,000,000.00 (the 'CLASS A-3
                         NOTES').

                         Class A-4 5.850% Asset Backed Notes in the aggregate principal amount of $283,900,000.00 (the 'CLASS A-4
                         NOTES' and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the 'NOTES').
                         The Notes will be issued by the Trust pursuant to an Indenture to be dated as of June 1, 1998 (the
                         'INDENTURE') between the Trust and the Indenture
                         Trustee. The Notes will be secured by the assets of the Trust.

                         The Notes will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral multiples thereof. The Noteholders will not be entitled to receive Definitive Notes, except in the limited circumstances described in the Prospectus.
                         Noteholders may elect to hold their Notes through DTC
                         (in the United States) or Cedel or Euroclear (in
                         Europe). All references herein to Noteholders shall reflect the rights of Noteholders, as such rights may be exercised through DTC and its Participants
                         (including Cedel and Euroclear), except as otherwise specified herein and in the Prospectus. See
                         'Description of the Notes--General' and 'Certain
                         Information Regarding the Securities-- Book-Entry
                         Registration' in the Prospectus.

THE CERTIFICATES........ 6.000% Asset Backed Certificates with an initial
                         Certificate Balance of $32,889,211.45. The Certificates
                         will represent fractional undivided interests in the
                         Trust and will be issued pursuant to the Trust
                         Agreement.

                         The Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Certificateholders will not be entitled to receive Definitive
                         Certificates, except in the limited circumstances described in the Prospectus. All references herein to

                         Certificateholders shall reflect the rights of Certificateholders, as such rights may be exercised through DTC and its Participants, except as otherwise specified herein and in the Prospectus. See
                         'Description of the Certificates-- General' and 'Certain Information Regarding the
                         Securities--Book-Entry Registration' in the Prospectus.

                         No beneficial interest in a Certificate may be held directly or indirectly by a Foreign Investor.
                         Purchasers of Certificates and their assignees will be deemed to represent (i) that the beneficial owners of such Certificates are not Foreign Investors and (ii) that they are not a Plan and that no assets of a Plan were used to acquire the Certificates.

                         The rights of Certificateholders to receive distributions with respect to the Certificates will be subordinated to the rights of the Noteholders to receive interest on and principal of the Notes in the manner described herein.

THE TRUST............... The Trust is a business trust created under the laws of
                         Delaware pursuant to the Trust Agreement. The
                         activities of the Trust are limited by the terms of the
                         Trust Agreement to acquiring, owning and managing the
                         Receivables, issuing and making payments on the Notes
                         and Certificates and other activities related thereto.
                         The assets of the Trust will include (i) the
                         Receivables, (ii) all monies received thereunder after
                         the Cutoff Date, (iii) such amounts as from time to
                         time may be held in one or more Trust Accounts
                         established and maintained pursuant to the Sale and
                         Servicing Agreement, as described herein, (iv) security
                         interests in the Financed Vehicles, (v) the Seller's
                         proceeds from the exercise of the Seller's recourse
                         rights against Dealers, (vi) proceeds from claims on
                         certain insurance policies, (vii) rights with respect
                         to repossessed Financed Vehicles and (viii) any and all
                         proceeds of the foregoing.

THE RECEIVABLES......... The Receivables will consist of retail installment sales contracts and purchase money notes and other
                         notes secured by new and used automobiles and light-
                         duty trucks (the 'FINANCED VEHICLES'). On the Closing
                         Date, the Seller will transfer Receivables having an
                         aggregate Principal Balance of approximately
                         $1,094,789,211.45, as of the Cutoff Date, to the Trust
                         in exchange for the Securities pursuant to a Sale and
                         Servicing Agreement to be dated as of June 1, 1998 (as
                         amended and supplemented from time to time, the 'SALE
                         AND SERVICING AGREEMENT'), among the Trust, the Seller
                         and the Servicer. See 'Description of the Transfer and
                         Servicing Agreements' herein and in the Prospectus.

                         The Receivables have been selected from the contracts owned by the Bank which satisfy the criteria specified in the Sale and Servicing Agreement described herein and in the Prospectus. See 'The Receivables Pool' herein and 'The Receivables Pools' in the Prospectus.
                         No Receivable will have a scheduled maturity that, after giving prospective effect to any permitted extensions or deferrals, would be later than November
                         30, 2004 (the 'FINAL SCHEDULED MATURITY DATE'). As of the Cutoff Date, the weighted average remaining maturity of the Receivables was approximately 55.65 months and the weighted average original maturity of the Receivables was approximately 56.68 months. As of the Cutoff Date, approximately 57.16% of the Original
                         Pool Balance were secured by new Financed Vehicles and the remainder were secured by used Financed Vehicles.

                         The 'POOL BALANCE' at any time will represent the aggregate Principal Balance of the Receivables as of the close of business on the last day of the preceding
                         Collection Period, after giving effect to all payments received from Obligors and Repurchase Amounts to be remitted by the Servicer or the Seller, as the case may be, for such Collection Period and all losses realized on Receivables liquidated during such Collection
                         Period. The aggregate Principal Balance of the
                         Receivables as of the Cutoff Date (the 'ORIGINAL POOL
                         BALANCE') was $1,094,789,211.45.

TERMS OF THE NOTES...... The principal terms of the Notes are described below:

                         Distribution Dates. Payments of interest and principal on the Notes will be made on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day, commencing July 15, 1998;
                         provided, however, that, for purposes of making payment of interest and the final payment of principal on the Class A-1 Notes, the July 1999 Distribution Date with respect to the Class A-1 Notes will be July 9, 1999.
                         Payments will be made to holders of record of the Notes
                         (the 'NOTEHOLDERS') as of the day immediately preceding such Distribution Date or, if Definitive Notes are issued, as of the last day of the preceding calendar month (a 'RECORD DATE'). A 'BUSINESS DAY' is a day on which banks located in New York, New York, Wilmington,
                         Delaware and Minneapolis, Minnesota are open for the purpose of conducting a commercial banking business.

                         Interest Rates. Each class of Notes will bear interest at the fixed rate per annum specified for such class on the cover page hereof. The interest rate for each class of Notes is referred to herein as an 'INTEREST RATE.'

                         Interest. Interest on the outstanding principal amount of the Notes of each class will accrue at the related
                         Interest Rate from and including the Closing Date (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding the following
                         Distribution Date (each, an 'INTEREST ACCRUAL PERIOD').
                         On each Distribution Date, the Indenture Trustee will distribute pro rata to the Noteholders of each class accrued interest at the related Interest Rate on the outstanding principal balance generally to the extent of funds available therefor as described herein. See
                         'Description of the Transfer and Servicing
                         Agreements--Distributions' herein. Interest on the
                         Class A-1 Notes will be calculated on the basis of a 360-day year based upon the actual number of days elapsed during the related Interest Accrual Period
                         (which will be 24 days with respect to the Interest
                         Accrual Period for the July 1999 Distribution Date).
                         Interest on the Notes of each other class will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes of any class for any Distribution Date due but not paid on such Distribution Date will be due on the next
                         Distribution Date in addition to an amount equal to interest on such amount at the respective Interest Rate
                         (to the extent lawful). See 'Description of the Notes--Payments of Interest' and 'Description of the Transfer and Servicing Agreements--Distributions' herein.

                         Principal. Principal of the Notes will be payable on each Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount for such
                         Distribution Date, to the extent of funds available therefor as described herein. The Noteholders'
                         Principal Distributable Amount for a Distribution Date will be the Noteholders' Percentage of the Principal
                         Distribution Amount for such Distribution Date and will be calculated by the Servicer in the manner described under 'Description of the Transfer and Servicing
                         Agreements--Distributions.' The Noteholders' Percentage will be 100% for each Distribution Date occurring before the Distribution Date on which the Class A-1
                         Notes have been paid in full, and generally 97% on and after such Distribution Date until all of the Notes have been paid in full; provided, however that (x) if the amount on deposit in the Reserve Account on any Distribution Date would be, after giving effect to distributions on such Distribution Date, less than 0.5% of the Original Pool Balance, the Noteholders'
                         Percentage will be 100% for such Distribution Date and each Distribution Date thereafter until the Notes have been paid in full or the amount on deposit in the Reserve Account equals or exceeds the Specified Reserve
                         Account Balance and (y) if the Notes have been accelerated after the occurrence of an Event of Default, the Noteholders' Percentage will be 100% for each Distribution Date thereafter until the Notes have been paid in full.

                         No principal payments will be made on any class of Notes until all Notes with preceding class designations have been paid in full. For example, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, and no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full.
                         Notwithstanding the foregoing, if an Event of Default occurs and the Notes are accelerated, each class of Notes will be paid pro rata on the basis of their respective unpaid principal amounts.

                         The outstanding principal amount of each class of Notes, to the extent not previously paid, will be payable on the Distribution Date specified for such class on the cover page hereof (each, a 'NOTE FINAL
                         SCHEDULED DISTRIBUTION DATE') from funds available therefor as described herein (including amounts on deposit in the Reserve Account).

                         Optional Redemption.  After the Class A-1 Notes, Class
                         A-2 Notes and Class A-3 Notes have been paid in full, the Class A-4 Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables, which can occur following the last day of any Collection
                         Period as of which the Pool Balance declines to 10% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the Class
                         A-4 Notes plus accrued and unpaid interest thereon. See
                         'Description of the Notes--Optional Redemption' herein.

TERMS OF THE
  CERTIFICATES ......... The principal terms of the Certificates are described below:

                         Distribution Dates. Distributions with respect to the Certificates will be made on each Distribution Date, commencing July 15, 1998. Distributions will be made to holders of record of the Certificates (the
                         'CERTIFICATEHOLDERS' and, together with the
                         Noteholders, the 'SECURITYHOLDERS') as of the related
                         Record Date.

                         Certificate Rate.  6.000% per annum (the 'CERTIFICATE
                         RATE').

                         Interest. Interest in respect of a Distribution Date will accrue during the related Interest Accrual Period.
                         On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders accrued interest at the Certificate Rate on the outstanding
                         Certificate Balance generally to the extent of funds available as described herein. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payment of interest on the Certificates will be subordinated to payment of interest on the Notes. If an Event of Default shall occur and the Notes are accelerated, distributions in respect of the Certificates will be subordinated in priority of payment to payment of interest and principal on the Notes. See 'Description of the Notes--the Indenture' in the Prospectus. Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next
                         Distribution Date in addition to an amount equal to interest on such amount at the Certificate Rate (to the extent lawful).

                         Principal. No distributions of principal on the Certificates will be made until the Class A-1 Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Class
                         A-1 Notes are paid in full, principal of the Certificates will be payable in an amount equal to the Certificateholders' Principal Distributable Amount for such Distribution Date, to the extent of funds available therefor as described herein. The
                         Certificateholders' Principal Distributable Amount for each Distribution Date will be the Certificateholders'
                         Percentage of the Principal Distribution Amount and will be calculated by the Servicer in the manner described under 'Description of the Transfer and Servicing Agreements--Distributions' herein. The
                         Certificateholders' Percentage will generally equal
                         3.0% after the Class A-1 Notes have been paid in full.
                         See 'Terms of the Notes' above for a description

                         of the circumstances under which the
                         Certificateholders' Percentage will equal zero.

                         The outstanding principal amount, if any, of the Certificates is expected to be paid in full on the December 15, 2004 Distribution Date (the 'CERTIFICATE
                         FINAL SCHEDULED DISTRIBUTION DATE' and, together with the Note Final Scheduled Distribution Dates, each a
                         'FINAL SCHEDULED DISTRIBUTION DATE').

                         Optional Prepayment. If the Servicer exercises its option to purchase the Receivables, which can occur after the Class A-1 Notes, the Class A-2 Notes and the
                         Class A-3 Notes have been paid in full, following the last day of any Collection Period as of which the Pool
                         Balance declines to 10% or less of the Original Pool
                         Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate
                         Balance together with accrued interest at the Certificate Rate and the Certificates will be retired.
                         Any outstanding Class A-4 Notes will be redeemed simultaneously with the Certificates. See 'Description of the Certificates--Optional Prepayment' herein.

RESERVE ACCOUNT......... A reserve account (the 'RESERVE ACCOUNT') will be pledged by the Trust to the Indenture Trustee as
                         collateral for the Notes. The Reserve Account will be
                         funded with an initial deposit by the Seller of cash or
                         Permitted Investments having an aggregate value of
                         $16,421,838.17 (1.50% of the Original Pool Balance)
                         (the 'RESERVE ACCOUNT INITIAL DEPOSIT'). In addition,
                         on each Distribution Date, any amounts on deposit in
                         the Collection Account with respect to the preceding
                         Collection Period after payments to the Servicer and
                         the Administrator and deposits to the Note Distribution
                         Account and Certificate Distribution Account have been
                         made will be deposited into the Reserve Account. On
                         each Distribution Date, any amounts on deposit in the
                         Reserve Account in excess of the Specified Reserve
                         Account Balance will be distributed to the Seller.

                         On or prior to each Deposit Date, the Indenture Trustee will withdraw funds from the Reserve Account, to the extent of the funds therein, to the extent (x) the sum of the amounts required to be distributed to Noteholders, Certificateholders, the Servicer and the Administrator on the related Distribution Date exceeds
                         (y) the Total Distribution Amount for such Distribution
                         Date. If the amount in the Reserve Account is reduced to zero and, in the case of the Noteholders, to the extent the subordination of amounts distributable to Certificateholders is insufficient, Noteholders and
                         Certificateholders will bear the credit and other risks associated with ownership of the Receivables, including the risk that the Trust may not have a perfected security interest in the Financed Vehicles. See
                         'Description of the Transfer and Servicing
                         Agreements--Subordination of Certificateholders; The
                         Reserve Account' herein and 'Certain Legal Aspects of the Receivables' in the Prospectus.

SPECIFIED RESERVE
  ACCOUNT BALANCE....... On any Distribution Date, the specified reserve account balance (the 'SPECIFIED RESERVE ACCOUNT BALANCE') will
                         equal 3.00% (6.00% under certain circumstances
                         described herein) of the Pool Balance as of the related
                         Settlement Date, but in any event not less than the
                         lesser of (i) $8,210,919.09 (0.75% of the Original Pool
                         Balance) and (ii) such Pool Balance. The Specified
                         Reserve Account Balance with respect to any
                         Distribution Date may be reduced to a lesser amount as
                         determined by the Seller, provided that such reduction
                         does not adversely affect the rating of any class of
                         Notes or the Certificates by a Rating Agency.

COLLECTION ACCOUNT;
  PRIORITY OF
  PAYMENTS.............. The Servicer will be required to cause all collections and other amounts constituting the Total Distribution
                         Amount to be deposited into one or more accounts in the
                         name of the Indenture Trustee (collectively, the
                         'COLLECTION ACCOUNT') on each Deposit Date, net of any
                         amounts due the Seller and the

                         Servicer to the extent described in 'Description of the Transfer and Servicing Agreements--Net Deposits' in the
                         Prospectus, except upon the occurrence of certain conditions described in 'Description of the Transfer and Servicing Agreements--Collections' in the
                         Prospectus. Pursuant to the Sale and Servicing
                         Agreement, the Servicer will have the revocable power to instruct the Indenture Trustee or the Paying Agent to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the Servicing Fee, together with any unpaid Servicing Fees from prior Distribution Dates (if not deducted from the Servicer's remittance as described herein), (ii) the Administration Fee, together with any unpaid
                         Administration Fees from prior Distribution Dates,
                         (iii) the Noteholders' Interest Distributable Amount into the Note Distribution Account, (iv) the
                         Certificateholder's Interest Distributable Amount into the Certificate Distribution Account (except as described below), (v) the Noteholders' Principal
                         Distributable Amount into the Note Distribution Account and (vi) the Certificateholders' Principal
                         Distributable Amount into the Certificate Distribution
                         Account.

                         Notwithstanding the foregoing, if an Event of Default has occurred and the maturity of the Notes has been accelerated, the Certificateholders will not be entitled to receive any distributions in respect of the Certificates until the Notes have been paid in full.

SERVICING FEE........... The Servicer shall receive a Servicing Fee for each
                         Collection Period, payable on each Distribution Date,
                         in an amount equal to the sum of (i) the product of
                         one-twelfth of the Servicing Fee Rate and the Pool
                         Balance as of the close of business on the last day of
                         the second Collection Period preceding the Collection
                         Period in which such Distribution Date occurs (the
                         'SETTLEMENT DATE') (or, in the case of the first such
                         Distribution Date, the Original Pool Balance) and (ii)
                         any Late Fees paid by the Obligors during the related
                         Collection Period. A 'COLLECTION PERIOD' with respect
                         to a Distribution Date will be the calendar month
                         preceding the calendar month in which such Distribution
                         Date occurs. In addition, the Servicing Fee will
                         include Investment Earnings on amounts on deposit in
                         the Collection Account. See 'Description of the
                         Transfer and Servicing Agreements--Servicing
                         Compensation and Payment of Expenses' herein and
                         'Description of the Transfer and Servicing
                         Agreements--Servicing Compensation and Payment of
                         Expenses' and '--Net Deposits' in the Prospectus.

ADMINISTRATION
  AGREEMENT............. The Chase Manhattan Bank, in its capacity as administrator (the 'ADMINISTRATOR'), will enter into an
                         agreement (the 'ADMINISTRATION AGREEMENT') with the
                         Trust and the Indenture Trustee. As compensation for
                         the performance of the Administrator's obligations
                         under the Administration Agreement, the Administrator
                         will be entitled to a monthly administration fee in an
                         amount equal to $1,000 (the 'ADMINISTRATION FEE').
                         Chase USA has agreed to perform certain of the duties
                         of the Administrator set forth in the Administration
                         Agreement and to reimburse and indemnify the
                         Administrator for all expenses or liabilities the
                         Administrator may incur as a result of its entering
                         into the Administration Agreement. See 'Description of
                         the Transfer and Servicing Agreements--Administration
                         Agreement' herein.

TAX STATUS.............. Upon issuance of the Securities, Simpson Thacher &
                         Bartlett, special counsel to the Seller, will deliver
                         its opinion generally to the effect that under current
                         law the Notes will be characterized as debt, and the
                         Trust will not be characterized as an association (or a
                         publicly traded partnership) taxable as a corporation
                         for United States federal income tax purposes. Each
                         Noteholder, by the acceptance of a Note, will agree to
                         treat the Notes as indebtedness, and each
                         Certificateholder, by the acceptance of a Certificate,
                         will agree to treat the Trust as a partnership in which
                         the Certificateholders are partners for federal, state
                         and

                         local income tax purposes. Alternative
                         characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See 'Certain
                         Federal Income Tax Consequences' and 'Certain State Tax
                         Consequences' herein.

LEGAL INVESTMENT........ The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10)
                         of Rule 2a-7 under the Investment Company Act of 1940,
                         as amended.

ERISA CONSIDERATIONS.... Subject to the considerations described in 'ERISA
                         Considerations' herein and in the Prospectus, the Notes
                         are eligible for purchase with Plan Assets of any Plan.
                         A fiduciary or other person contemplating purchasing
                         the Notes on behalf of or with Plan Assets of any Plan
                         should carefully review with its legal advisors whether
                         the purchase or holding of the Notes could give rise to
                         a transaction prohibited or not otherwise permissible
                         under ERISA or Section 4975 of the Code.

                         The Certificates may not be acquired by, on behalf of or with Plan Assets. See 'ERISA Considerations' herein and in the Prospectus. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is neither a Plan nor purchasing the Certificates on behalf of or with Plan Assets of a Plan. The restrictions contained in the foregoing representation and warranty shall not apply to the acquisition or holding of Certificates with assets of the general account of an insurance company to the extent that the acquisition or holding, respectively, of such Certificates (i) is and will be permissible under Section 401(c) of ERISA and final regulations thereunder or another exemption under ERISA and (ii) does not and will not result in the operations of the Trust being treated as non-exempt prohibited transactions. Persons contemplating acquiring the
                         Certificates should consult their counsel to determine whether they are purchasing on behalf of, or with Plan
                         Assets of, any Plan. See 'ERISA Considerations' herein for additional information, including special considerations for purchasers using assets of an insurance company general account.

RATINGS OF THE NOTES.... It is a condition to the issuance of the Securities that the Class A-1 Notes be rated in the highest
                         short-term rating category and that the Notes of each
                         other class be rated in the highest long-term rating
                         category, in each case by at least two nationally
                         recognized statistical rating organizations (each, a
                         'RATING AGENCY'). There can be no assurance that any of
                         these ratings will not be lowered or withdrawn entirely
                         if, in the sole judgment of the related Rating Agency,
                         circumstances in the future so warrant. See 'Risk
                         Factors--Ratings of the Securities' herein.

RATINGS OF THE
  CERTIFICATES ......... It is a condition to the issuance of the Securities that the Certificates be rated at least in the 'A'
                         category, or its equivalent, by at least two Rating
                         Agencies. There can be no assurance that any of these
                         ratings will not be lowered or withdrawn entirely if,
                         in the sole judgment of the related Rating Agency,
                         circumstances in the future so warrant. See 'Risk
                         Factors--Ratings of the Securities' herein.

                                  RISK FACTORS

     Investors should consider, among other things, the matters discussed under 'Risk Factors' in the Prospectus and the following risk factors in connection with purchases of the Securities.

LIMITED LIQUIDITY

     There is currently no secondary market for the Securities offered hereby. The Underwriters currently intend to make a market in the Securities offered hereby, but none of them is under any obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities offered hereby.

TRUST'S RELATIONSHIP TO THE SELLER AND THE SERVICER

     Neither the Seller nor the Servicer is generally obligated to make any payments in respect of the Securities or the Receivables. In addition, if Chase USA were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders. See 'Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables' in the Prospectus.

SUBORDINATION; LIMITED ASSETS

     Distributions of principal on the Certificates will be subordinated to payments of interest and principal due on the Notes. The Certificateholders will not receive any distributions of interest with respect to an Interest Accrual Period until the full amount of interest on the Notes due with respect to such Interest Accrual Period has been deposited in the Note Distribution Account, and under certain circumstances described herein, the Certificateholders will not receive any distributions of interest with respect to an Interest Accrual Period until the Notes are paid in full. The Certificateholders will not receive any distributions of principal until the Distribution Date on which the Class A-1 Notes are paid in full. On each Distribution Date commencing on the Distribution Date on which the Class A-1 Notes are paid in full, Certificateholders will generally receive 3% of the Principal Distribution Amount for such Distribution Date, to the extent of funds available therefor; provided, however, that under certain circumstances described herein, the Certificateholders will not receive any distributions of principal until the Notes are paid in full or the required amount is on deposit in the Reserve Account. See 'Description of the Transfer and Servicing Agreements--Distributions' herein.

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the amounts on deposit in the Reserve Account. Noteholders and the Certificateholders must rely for repayment upon payments on the Receivables and, if and to the extent available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, amounts on deposit in the Reserve Account. However, funds deposited in the Reserve Account are limited in amount, and the amount required to be maintained on deposit therein will be reduced as the Pool Balance declines. If the amount on deposit in the Reserve Account is exhausted, and, in the case of the Noteholders, to the extent the subordination of amounts distributable to Certificateholders is insufficient, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates. The Securities will not be insured or guaranteed by the Bank, the Servicer, the Owner Trustee, the Indenture Trustee or any affiliate thereof.

RATINGS OF THE SECURITIES

     It is a condition to the issuance of the Securities that the Class A-1 Notes be rated in the highest short-term rating category and that the Notes of each other class be rated in the highest long-term rating category, and that the Certificates be rated at least in the 'A' category, or its equivalent, in each case by at least two Rating Agencies. A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the timely payment of interest on and ultimate payment of principal of the Securities pursuant to their respective terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely if, in the sole judgement of the related Rating Agency, circumstances in the future so warrant.

GEOGRAPHIC CONCENTRATION OF RECEIVABLES

     Based on the Original Pool Balance, 28.07% and 15.97% of the Receivables were originated by or through a Dealer (in the case of Receivables which are not Direct Receivables) located in, or had Obligors (in the case of Direct Receivables) who reside in, Texas and California, respectively. Because of this geographic concentration, losses on the Receivables may be more sensitive to the economies of Texas and California than would be the case if there were more geographic diversification. An economic downturn in Texas or California may have an adverse effect on the ability of Obligors in either such state to meet their payment obligations under the Receivables.

                                   THE TRUST

GENERAL

     The Issuer, Chase Manhattan Auto Owner Trust 1998-C, is a business trust created under the laws of the State of Delaware pursuant to the Trust Agreement for the transaction described in this Prospectus Supplement. The activities of the Trust are limited by the terms of the Trust Agreement to (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefor, (ii) issuing the Notes and the Certificates to finance such assets, (iii) making payments on the Notes and the Certificates issued by it and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Trust will not acquire any contracts or assets other than the Trust property described below and will not have any need for additional capital resources. As the Trust does not have any operating history and will not engage in any activity other than acquiring and holding the Receivables, issuing the Notes and the Certificates and making distributions thereon, there has not been included any historical or pro forma financial statements or ratio of earnings to fixed charges with respect to the Trust. Inasmuch as the Trust has no operating history, it is not possible to predict the operating performance of the Trust while the Notes and the Certificates are outstanding. While management of the Seller believes that the loss and delinquency experience contained herein for recent periods are representative of past performance of Motor Vehicle Loans in the Chase Auto Finance Portfolio, there is no assurance that such performance is indicative of the future performance of the Receivables, since future performance is dependent, among other things, on general economic conditions and economic conditions in the geographical areas in which the Obligors reside including, for example, unemployment rates.

     The Certificate Balance represents the equity in the Trust. The Notes and the Certificates will be transferred to the Seller by the Trust in exchange for the Receivables pursuant to the Sale and Servicing Agreement.

     The Trust property will include a pool (the 'RECEIVABLES POOL') comprised of the Receivables and all monies received thereunder after the Cutoff Date. The Trust property will also include: (i) such amounts as from time to time may be held in one or more Trust Accounts established and maintained pursuant to the Sale and Servicing Agreement, as described herein; (ii) security interests in the Financed Vehicles; (iii) proceeds from the exercise of the Seller's recourse rights against Dealers (as described in the Prospectus under 'The Receivables Pools--Origination and Servicing of Motor Vehicle Loans'); (iv) proceeds from claims on theft and physical damage, credit life and credit disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables; (v) rights with respect to any repossessed Financed Vehicles and (vi) any and all proceeds of the foregoing. The Sale and Servicing Agreement sets forth criteria that must be satisfied by each Receivable. See 'Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables' in the Prospectus. Each Receivable will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement.

     If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, and, in the case of the Noteholders, to the extent the subordination of amounts distributable to Certificateholders is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See 'Description of the Transfer and Servicing

Agreements--Distributions' and '--Subordination of Certificateholders; Reserve Account' herein and 'Certain Legal Aspects of the Receivables' in the Prospectus.

     The Trust's principal offices are in Delaware at the address listed below under '--The Owner Trustee.'

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates have taken place on such date:

Class A-1 Notes......................................   $  258,000,000.00
Class A-2 Notes......................................      195,000,000.00
Class A-3 Notes......................................      325,000,000.00
Class A-4 Notes......................................      283,900,000.00
Certificates.........................................       32,889,211.45
                                                        -----------------
  Total..............................................   $1,094,789,211.45
                                                        -----------------
                                                        -----------------

THE OWNER TRUSTEE

     Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

     The Receivables represent Motor Vehicle Loans from the portfolio of the Seller that, in addition to satisfying the criteria set forth in the Prospectus under 'The Receivables Pools--General':

          (a) have a remaining maturity, as of the Cutoff Date, of at least 9 months and not more than 72 months;

          (b) are secured by new Financed Vehicles that had an original maturity of at least 12 months and not more than 79 months, or by used Financed Vehicles that had an original maturity of at least 12 months and not more than 72 months;

          (c) are fully-amortizing fixed rate simple interest or actuarial contracts that provide for level scheduled monthly payments over their respective remaining terms and have an annual contract rate of interest (a 'CONTRACT RATE') of at least 7.00% and not more than 18.00%;

          (d) have remaining principal balances, as of the Cutoff Date, of at least $2,000 and not greater than $100,000;

          (e) have no payment that is delinquent for more than 30 days past due as of the Cutoff Date; and

          (f) are not Motor Vehicle Loans (i) whose related Obligor resides in the State of Alabama (in the case of Direct Receivables) or (ii) originated by or through a Dealer located in the State of Alabama (in the case of Receivables which are not Direct Receivables) or Motor Vehicle Loans the subject of a previous securitization.

     The Receivables were selected from the Motor Vehicle Loans in the portfolio of the Seller that met the above criteria. For administrative reasons, the Seller selected from the Motor Vehicle Loans in its portfolio all otherwise eligible Motor Vehicle Loans originated since August 1, 1997, which were segregated and held for sale by the Seller. Approximately 57.16% of the Original Pool Balance were secured by new Financed Vehicles, and approximately 42.84% of the Original Pool Balance were secured by used Financed Vehicles. 95.75% of the Original Pool Balance are Simple Interest Receivables and 4.25% of the Original Pool Balance are Actuarial Receivables. An insignificant number of the Receivables provide for recourse to the Dealer in the event of default by the Obligor.

     Approximately 0.48% of the Original Pool Balance were made directly by the Originating Bank to Obligors without involvement of Dealers (collectively, the 'DIRECT RECEIVABLES') using Chase Auto Finance underwriting criteria and have been serviced consistent with Chase Auto Finance's servicing policies and practices. The Direct Receivables originated by Chase, as Originating Bank, will be transferred to the Seller on or prior to the Closing Date.

     The Seller may not substitute other Motor Vehicle Loans from its portfolio, or any other motor vehicle receivables, for the Receivables at any time during the term of the Sale and Servicing Agreement. See 'The Receivables Pools--General' and 'Weighted Average Life of the Securities' in the Prospectus and 'Weighted Average Life of the Securities' herein for a description of how prepayments made under Simple Interest Receivables and Actuarial Receivables are allocated.

     The Original Pool Balance equals the aggregate Principal Balance of the Receivables as of the Cutoff Date. The Principal Balance of each Actuarial Receivable as of the Cutoff Date included at least 30 days of accrued and unpaid interest and included 60 days of accrued and unpaid interest to the extent that such Actuarial Receivable was past due as of the Cutoff Date. As a result, the yield on the Receivables Pool from time to time will be less than the weighted average Contract Rate of the Receivables. In addition, the yield on a delinquent Actuarial Receivable will be less than the applicable Contract Rate since interest on such Actuarial Receivable will accrue on its scheduled balance, not its Adjusted Contract Value.

     The composition of the Receivables, distribution by Contract Rate of the Receivables and the geographic distribution of the Receivables, in each case as of the Cutoff Date, are set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

                                                    NEW FINANCED        USED FINANCED
                                                      VEHICLES             VEHICLES               TOTAL
                                                   ---------------     ----------------     -----------------
Aggregate Principal Balance....................    $625,766,984.18      $469,022,227.27     $1,094,789,211.45
Number of Receivables..........................            32,319                32,856                65,175
Average Principal Balance......................    $    19,362.20       $     14,275.09     $       16,797.69
Average Original Balance.......................    $    19,583.87       $     14,428.76     $       16,985.08
Weighted Average Contract Rate.................             8.40%                 9.80%                 9.00%
Contract Rate (Range)..........................      7.00%-18.00%          7.00%-18.00%          7.00%-18.00%
Weighted Average Original Term.................      57.18 months          56.01 months          56.68 months
Original Term (Range)..........................    12 to 79 months      12 to 72 months       12 to 79 months
Weighted Average Remaining Term................      56.15 months          54.99 months          55.65 months
Remaining Term (Range).........................    9 to 72 months       10 to 72 months        9 to 72 months

                DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES

                                                                                                        PERCENT OF
                                                                  NUMBER OF                              ORIGINAL
CONTRACT RATE RANGE                                              RECEIVABLES    PRINCIPAL BALANCE      POOL BALANCE
--------------------------------------------------------------   -----------    -----------------    ----------------
 7.0% to below  7.5%..........................................       8,202      $  151,195,380.04          13.81%
 7.5% to below  8.0%..........................................      10,228      $  194,411,329.72          17.76%
 8.0% to below  8.5%..........................................       6,692      $  122,982,255.97          11.23%
 8.5% to below  9.0%..........................................      11,492      $  205,267,640.51          18.75%
 9.0% to below  9.5%..........................................       4,000      $   67,152,990.11           6.13%
 9.5% to below 10.0%..........................................       8,143      $  129,263,220.19          11.81%
10.0% to below 10.5%..........................................       3,002      $   44,919,929.73           4.10%
10.5% to below 11.0%..........................................       4,543      $   66,136,720.21           6.04%
11.0% to below 11.5%..........................................       1,598      $   22,330,878.87           2.04%
11.5% to below 12.0%..........................................       2,481      $   32,061,307.84           2.93%
12.0% to below 12.5%..........................................       1,163      $   15,644,398.31           1.43%
12.5% to below 13.0%..........................................       1,496      $   19,289,339.60           1.76%
13.0% to below 13.5%..........................................         748      $    9,000,796.66           0.82%
13.5% to below 14.0%..........................................         694      $    7,922,065.30           0.72%
14.0% to below 14.5%..........................................         253      $    2,825,888.14           0.26%
14.5% to below 15.0%..........................................         179      $    1,837,461.17           0.17%
15.0% to below 15.5%..........................................         149      $    1,444,100.11           0.13%
15.5% to below 16.0%..........................................          57      $      556,979.34           0.05%
16.0% to below 16.5%..........................................          18      $      171,082.25           0.02%
16.5% to below 17.0%..........................................          27      $      276,787.05           0.03%
17.0% to below 17.5%..........................................           5      $       41,415.54           0.00%
17.5% to below 18.0%..........................................           2      $       14,394.32           0.00%
18.0%.........................................................           3      $       42,850.47           0.00%
                                                                 -----------    -----------------        -------
Total(1)......................................................      65,175      $1,094,789,211.45         100.00%
                                                                 -----------    -----------------        -------
                                                                 -----------    -----------------        -------

------------------

(1) Percentages may not add to 100.00% due to rounding.

                 GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES(1)

                                                                                                         PERCENT OF
                                                                     NUMBER OF                            ORIGINAL
STATE                                                               RECEIVABLES    PRINCIPAL BALANCE    POOL BALANCE
-----------------------------------------------------------------   -----------    -----------------    ------------
Arizona..........................................................         996      $   17,026,493.71         1.56%
Arkansas.........................................................         983      $   15,996,854.39         1.46%
California.......................................................       9,154      $  174,783,233.91        15.97%
Colorado.........................................................         408      $    7,151,745.70         0.65%
Connecticut......................................................       2,836      $   41,474,041.40         3.79%
Delaware.........................................................         490      $    7,755,631.68         0.71%
District of Columbia.............................................          23      $      398,361.67         0.04%
Florida..........................................................       3,140      $   51,441,323.66         4.70%
Georgia..........................................................       2,105      $   35,851,660.54         3.27%
Hawaii...........................................................          13      $      212,379.17         0.02%
Idaho............................................................          14      $      229,042.46         0.02%
Illinois.........................................................         967      $   18,493,621.61         1.69%
Indiana..........................................................         189      $    3,408,999.79         0.31%
Iowa.............................................................         302      $    4,647,179.32         0.42%
Kansas...........................................................          93      $    1,654,985.44         0.15%
Kentucky.........................................................         130      $    1,942,157.36         0.18%
Louisiana........................................................       1,159      $   19,289,317.20         1.76%
Maine............................................................         113      $    1,695,109.48         0.15%
Maryland.........................................................         562      $    9,270,958.55         0.85%
Massachusetts....................................................       1,389      $   21,079,324.52         1.93%
Michigan.........................................................       1,550      $   25,033,578.07         2.29%
Minnesota........................................................         599      $    9,504,838.22         0.87%
Mississippi......................................................         174      $    2,917,972.35         0.27%
Missouri.........................................................         988      $   16,809,654.14         1.54%
Montana..........................................................          14      $      263,566.58         0.02%
Nebraska.........................................................         132      $    1,984,931.00         0.18%
Nevada...........................................................         358      $    6,223,125.70         0.57%
New Hampshire....................................................         258      $    3,634,994.07         0.33%
New Jersey.......................................................       3,620      $   58,938,599.83         5.38%
New Mexico.......................................................         315      $    5,219,863.17         0.48%
New York.........................................................       6,716      $  102,370,615.11         9.35%
North Carolina...................................................       1,214      $   20,376,913.09         1.86%
North Dakota.....................................................          18      $      301,772.42         0.03%
Ohio.............................................................         556      $    8,954,713.85         0.82%
Oklahoma.........................................................         809      $   13,543,325.07         1.24%
Oregon...........................................................         382      $    6,568,134.63         0.60%
Pennsylvania.....................................................       1,279      $   19,397,392.41         1.77%
Rhode Island.....................................................          94      $    1,505,451.60         0.14%
South Carolina...................................................         295      $    4,449,574.55         0.41%
South Dakota.....................................................          47      $      750,987.37         0.07%
Tennessee........................................................         382      $    7,580,724.51         0.69%
Texas............................................................      17,952      $  307,303,219.62        28.07%
Utah.............................................................         112      $    1,766,568.24         0.16%
Vermont..........................................................         395      $    5,381,297.81         0.49%
Virginia.........................................................       1,114      $   18,115,758.98         1.65%
Washington.......................................................         313      $    5,814,869.87         0.53%
West Virginia....................................................          24      $      430,687.53         0.04%
Wisconsin........................................................         399      $    5,843,660.10         0.53%
                                                                    -----------    -----------------    ------------
Total(2).........................................................      65,175      $1,094,789,211.45       100.00%
                                                                    -----------    -----------------    ------------
                                                                    -----------    -----------------    ------------

                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------
(1) Based on location of the related Obligor (in the case of Direct Receivables) or the Dealer from which the related Motor Vehicle Loan was acquired or through which it was made (in the case of Receivables which are not Direct Receivables).

(2) Percentages may not add to 100.00% due to rounding.

DELINQUENCY AND LOAN LOSS INFORMATION

     The following tables set forth information with respect to delinquencies, loan losses and recoveries for the Chase Auto Finance Portfolio as of the dates indicated and for each of the one-year periods ended December 31, 1997, 1996, 1995, 1994 and 1993 and for each of the three-month periods ended March 31, 1998 and March 31, 1997. Higher net charge-offs for the one-year periods ended December 31, 1996 and December 31, 1997, respectively, and for each of the three-month periods ended March 31, 1998 and March 31, 1997, respectively, compared to prior periods reflect economic conditions affecting consumer debt generally. In addition, higher net charge-offs for the one-year period ended December 31, 1997 reflect a slowing in the growth rate of the Chase Auto Finance Portfolio, which has magnified net charge-offs as a percentage of Period End Outstanding Principal Amount and Average Outstanding Principal Amount. The portions of the Chase Auto Finance Portfolio that provide for payments based upon a variable rate of interest or that are Final Payment Receivables are included in the following tables, but Motor Vehicle Loans of such type are not included in the Trust. Chase Auto Finance does not maintain separate records that distinguish among the delinquency and loan loss experience for Motor Vehicle Loans that provide for payments based upon a fixed rate of interest (such as the Receivables) and those that provide for payments based upon a variable rate of interest nor does it maintain records of the delinquency and loan loss experience that excludes such experience for Final Payment Receivables. The Seller believes that the delinquency and loan loss experience with respect to the types of Motor Vehicle Loans included in the Trust is not materially different from the performance of the Chase Auto Finance Portfolio set forth below.

     Approximately 0.48% of the Original Pool Balance are Direct Receivables. The delinquency and loan loss experience for Direct Receivables are not included in the performance of the Chase Auto Finance Portfolio set forth below. The Seller believes that the delinquency and loan loss experience for Direct Receivables has not been materially different from the performance of the Chase Auto Finance Portfolio set forth below.

     The principal amounts of those Motor Vehicle Loans in the Chase Auto Finance Portfolio that provide for payments based upon the actuarial method included in the following tables include accrued and unpaid interest and unpaid late fees.

     See 'The Receivables Pools--General' and '--Delinquency and Loan Loss Information' in the Prospectus for a description of the composition of the Chase Auto Finance Portfolio.

     The data presented in the following tables are for illustrative purposes only. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. No assurance can be given that the delinquency and loan loss information of the Trust with respect to the Receivables in the future will be similar to that set forth below. In particular, due to the recent assumption by the Bank from an affiliate of relationships with a large number of Dealers located in Texas, Receivables originated by Dealers located in Texas constitute a greater percentage of the Receivables in the Trust than they have historically constituted a percentage of the Chase Auto Finance Portfolio.

                          DELINQUENCY EXPERIENCE(1)(2)

                                              AS OF MARCH 31,                                  AS OF DECEMBER 31,
                                 ------------------------------------------   -----------------------------------------------------
                                         1998                  1997                   1997                 1996             1995
                                 --------------------  --------------------   --------------------  -------------------  ----------
                                              NUMBER                NUMBER                 NUMBER               NUMBER
                                   DOLLARS      OF       DOLLARS      OF        DOLLARS      OF      DOLLARS      OF      DOLLARS
                                   (000'S)     LOANS     (000'S)     LOANS      (000'S)     LOANS    (000'S)     LOANS    (000'S)
                                 -----------  -------  -----------  -------   -----------  -------  ----------  -------  ----------
Outstanding Principal Amount.... $11,716,735  983,317  $10,307,439  871,913   $11,114,504  938,495  $9,842,364  832,993  $7,451,714
                                 -----------  -------  -----------  -------   -----------  -------  ----------  -------  ----------
                                 -----------  -------  -----------  -------   -----------  -------  ----------  -------  ----------
Delinquencies(3)(4)
  30-59 Days.................... $   137,368  11,663   $   114,613   9,606    $   153,761  12,937   $  127,722  10,879   $   78,499
  60-89 Days....................      33,387   2,963        26,527   2,379         39,329   3,448       31,153   2,739       15,866
  90 Days or More...............      20,720   1,889        16,144   1,484         24,322   2,190       18,031   1,590        8,654
                                 -----------  -------  -----------  -------   -----------  -------  ----------  -------  ----------
                                 -----------  -------  -----------  -------   -----------  -------  ----------  -------  ----------
TOTAL Delinquencies............. $   191,475  16,515   $   157,284  13,469    $   217,412  18,575   $  176,906  15,208   $  103,019
Repossession Inventory(5).......      33,525   2,112        18,551   1,201         30,374   1,944       21,755   1,421        7,290
                                 -----------  -------  -----------  -------   -----------  -------  ----------  -------  ----------
                                 -----------  -------  -----------  -------   -----------  -------  ----------  -------  ----------
TOTAL Delinquencies &
  Repossession Inventory........ $   225,000  18,627       175,835  14,670    $   247,786  20,519   $  198,661  16,629   $  110,309
                                 -----------  -------  -----------  -------   -----------  -------  ----------  -------  ----------
                                 -----------  -------  -----------  -------   -----------  -------  ----------  -------  ----------
Delinquencies(3)(4)(6)
  30-59 Days....................        1.17%                 1.11%                  1.38%                1.30%                1.05%
  60-89 Days....................        0.28%                 0.26%                  0.35%                0.32%                0.21%
  90 Days or More...............        0.18%                 0.16%                  0.22%                0.18%                0.12%
                                 -----------           -----------            -----------           ----------           ----------
TOTAL Delinquencies(6)(7).......        1.63%                 1.53%                  1.96%                1.80%                1.38%
Repossession Inventory(6).......        0.29%                 0.18%                  0.27%                0.22%                0.10%
                                 -----------           -----------            -----------           ----------           ----------
TOTAL Delinquencies &
  Repossession
  Inventory(6)(7)...............        1.92%                 1.71%                  2.23%                2.02%                1.48%
                                 -----------           -----------            -----------           ----------           ----------


                                                  1994                 1993
                                           -------------------  -------------------
                                  NUMBER               NUMBER               NUMBER
                                    OF      DOLLARS      OF      DOLLARS      OF
                                   LOANS    (000'S)     LOANS    (000'S)     LOANS
                                  -------  ----------  -------  ----------  -------
Outstanding Principal Amount....  628,009  $6,028,312  516,621  $4,540,693  378,857
                                  -------  ----------  -------  ----------  -------
                                  -------  ----------  -------  ----------  -------
Delinquencies(3)(4)
  30-59 Days....................   7,054   $   52,963   5,704   $   41,294   3,761
  60-89 Days....................   1,513        9,740   1,202        9,311   1,049
  90 Days or More...............     786        5,353     761        4,176     421
                                  -------  ----------  -------  ----------  -------
                                  -------  ----------  -------  ----------  -------
TOTAL Delinquencies.............   9,353   $   68,056   7,667   $   54,781   5,231
Repossession Inventory(5).......     443        2,444     273        3,232     335
                                  -------  ----------  -------  ----------  -------
                                  -------  ----------  -------  ----------  -------
TOTAL Delinquencies &
  Repossession Inventory........   9,796   $   70,500   7,940   $   58,013   5,566
                                  -------  ----------  -------  ----------  -------
                                  -------  ----------  -------  ----------  -------
Delinquencies(3)(4)(6)
  30-59 Days....................                 0.88%                0.91%
  60-89 Days....................                 0.16%                0.21%
  90 Days or More...............                 0.09%                0.09%
                                           ----------           ----------
TOTAL Delinquencies(6)(7).......                 1.13%                1.21%
Repossession Inventory(6).......                 0.04%                0.07%
                                           ----------           ----------
TOTAL Delinquencies &
  Repossession
  Inventory(6)(7)...............                 1.17%                1.28%
                                           ----------           ----------

------------------
(1) The delinquency experience presented does not include experience with respect to Direct Receivables.

(2) As of March 31, 1998, approximately 0.56% of the aggregate principal balance of Motor Vehicle Loans in the portfolio presented were Chase Maryland Loans.

(3) Delinquencies include principal amounts.

(4) The period of delinquency is based on the number of days payments are contractually past due.

(5) As of December 31, 1994 and earlier, amounts shown in repossession inventory represent loans which have been written down to the fair market value of the collateral, but where the related financed vehicles have not yet been sold. As of December 31, 1995 and later, amounts shown in repossession inventory represent the total outstanding principal balance of the loans at such times.

(6) As a percent of outstanding principal in dollars.

(7) Percentages representing TOTAL Delinquencies and TOTAL Delinquencies & Repossession Inventory may not equal the sum of the components thereof due to rounding.

                           LOAN LOSS EXPERIENCE(1)(2)
                               (DOLLARS IN 000'S)

                              THREE MONTHS ENDED
                           -------------------------                      YEAR ENDED DECEMBER 31,
                            MARCH 31,     MARCH 31,    ---------------------------------------------------------------
                              1998          1997          1997          1996         1995         1994        1993
                           -----------   -----------   -----------   ----------   ----------   ----------   ----------
Number of Loans(3).......      983,317       871,913       938,495     832,993      628,009      516,621      378,857
Period End Outstanding
  Principal Amount.......  $11,716,735   $10,307,439   $11,114,504   $9,842,364   $7,451,714   $6,028,312   $4,540,693
Average Outstanding
  Principal Amount(4)....  $11,830,620   $10,248,998   $10,630,360   $9,153,306   $6,572,006   $5,104,644   $3,999,579
Number of
  Repossessions..........        1,883         1,512         5,834       3,719        1,863        1,590        2,064
Number of Gross
  Charge-Offs............        2,442         1,970         7,524       5,076        2,633        2,348        2,879
Gross Charge-Offs(5).....  $    19,208   $    12,941   $    57,017   $  29,461    $  11,765    $  10,639    $  14,923
Gross Charge-Offs as a %
  of Period End
  Outstanding Principal
  Amount(5)..............         0.66%         0.50%         0.51%       0.30%        0.16%        0.18%        0.33%
Gross Charge-Offs as a %
  of Average Outstanding
  Principal Amount(5)....         0.65%         0.51%         0.54%       0.32%        0.18%        0.21%        0.37%
Recoveries(6)............  $    (4,267)  $    (2,190)  $   (10,622)  $  (7,554)   $  (3,869)   $  (4,700)   $  (4,648)
Net Charge-Offs(7).......  $    14,941   $   10,751    $    46,395   $  21,908    $   7,896    $   5,939    $  10,275
Net Charge-Offs as a % of
  Period End Outstanding
  Principal
  Amount(7)(8)...........         0.51%         0.42%         0.42%       0.22%        0.11%        0.10%        0.23%
Net Charge-Offs as a % of
  Average Outstanding
  Principal
  Amount(7)(8)...........         0.51%         0.42%         0.44%       0.24%        0.12 %       0.12%        0.26%

------------------
(1) The loan loss experience presented does not include experience with respect to Direct Receivables.

(2) As of March 31, 1998, approximately 0.56% of the aggregate principal balance of Motor Vehicle Loans in the portfolio presented were Chase Maryland Loans.

(3) Number of loans as of period end.

(4) The average for each period presented was computed by taking a simple average of monthly average outstanding principal amounts for such period.

(5) Amount charged off is remaining principal balance less proceeds from sale of repossessed vehicles.

(6) Recoveries generally include amounts received with respect to loans previously charged-off, except for proceeds realized in connection with the sale of the repossessed vehicles.

(7) Net Charge-Offs mean gross charge-offs minus recoveries of loans previously charged-off. Net Charge-Offs may not equal the difference of the components thereof due to rounding.

(8) Percentages for the three-month periods ended March 31, 1998 and March 31, 1997 are annualized.

                                   CHASE USA

     Information regarding the Seller and the Servicer is set forth under 'Chase USA' in the Prospectus. At March 31, 1998, Chase USA's total assets were approximately $31.7 billion, total liabilities were approximately $28.5 billion and total stockholder's equity was approximately $3.2 billion.

                                USE OF PROCEEDS

     After the deposit of the Reserve Account Initial Deposit and the deduction of estimated expenses, the net proceeds to be received by the Seller from the sale of Securities will be added to its general funds.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under 'Weighted Average Life of Securities' in the Prospectus. Amounts paid-ahead on Actuarial Receivables will not be deposited in a Paid-Ahead Account.

     No principal payments will be made on any class of Notes until all Notes with preceding class designations have been paid in full. For example, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, and no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full. In addition, no principal payments on the Certificates will be made until the Class A-1 Notes have been paid in full. See 'Description of the Notes--Payments of Principal' and 'Description of the Certificates--Distributions of Principal Payments' herein. As the rate of payment of principal of each class of the Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes and the final distribution in respect of the Certificates could occur significantly earlier than their respective Note Final Scheduled Distribution Dates or the Certificate Final Scheduled Distribution Date. It is expected that final payment of the Notes and the final distribution in respect of the Certificates will occur on or prior to the related Note Final Scheduled Distribution Date or the Certificate Final Scheduled Distribution Date. However, if sufficient funds are not available to pay the Notes or the Certificates in full on or prior to the related Note Final Scheduled Distribution Date or the Certificate Final Scheduled Distribution Date, as applicable, final payment of the Notes and the final distribution in respect of the Certificates could occur later than such date. Securityholders will bear the risk of being able to reinvest principal payments of the Securities at yields at least equal to the Interest Rate or Certificate Rate, as applicable.

     If the Reserve Account is exhausted and losses on the Receivables occur, the amount of interest distributed to the Securityholders may be less than described above. If an Event of Default has occurred and the maturity of the Notes has been accelerated, the Certificateholders will not be entitled to receive any distributions in respect of their Certificates until the Notes have been paid in full.

     Subject to the conditions set forth herein under the heading 'Description of the Transfer and Servicing Agreements--Servicing Procedures,' the Servicer may reschedule the Due Date of any scheduled payment. Any such deferrals will have the effect of increasing the weighted average life of the Notes and the Certificates. However, the Servicer will not be permitted to grant any such deferral or extension if, as a result, the final scheduled payment on a Receivable would fall after the Final Scheduled Maturity Date, unless the Servicer purchases such Receivable.

     Under a program sponsored by Saturn Corporation ('SATURN') and its related Dealers, purchasers of a new Saturn vehicle have the right to return their cars to the related Dealer for any reason within 30 days of purchase or 1,500 miles of use and receive a refund of the purchase price. 1.60% of the Original Pool Balance are Receivables originated in May 1998 which are secured by Financed Vehicles manufactured by Saturn (the 'SATURN RECEIVABLES'). In the event the Obligor under a Saturn Receivable returns the related Financed Vehicle for refund, such Receivable will be prepaid, prepayments on the Notes will result and the weighted average life of the Notes and the Certificates may be decreased.

     Chase Auto Finance maintains certain records of the historical prepayment experience of certain portions of the Chase Auto Finance Portfolio. The Seller believes that such records are not adequate to provide meaningful information with respect to the Receivables. In any event, no assurance can be given that prepayments on the

Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to the Receivables.

     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ('ABS'), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     The tables captioned 'Percent of Initial Note Principal Balance at Various ABS Percentages' and 'Percent of Initial Certificate Balance at Various ABS Percentages' (each, an 'ABS TABLE') have been prepared on the basis of the characteristics of the Receivables. Each ABS Table assumes that (a) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (b) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (c) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month), (d) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance and (e) the Servicer does not exercise its option to purchase the Receivables. The Receivables Pool has an assumed cutoff date of the Cutoff Date. The ABS Table indicates the projected weighted average life of each class of Notes and the Certificates and sets forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance, as applicable, that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Tables also assume that (i) the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that (ii) the level scheduled monthly payment for each such pool (which is based on its principal balance, weighted average Contract Rate, weighted average original term to maturity and weighted average remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

          REMAINING                                            WEIGHTED           WEIGHTED
           TERM TO                             WEIGHTED         AVERAGE           AVERAGE
          MATURITY                              AVERAGE      ORIGINAL TERM     REMAINING TERM
            RANGE            AGGREGATE         CONTRACT       TO MATURITY       TO MATURITY
POOL     (IN MONTHS)     PRINCIPAL BALANCE       RATE         (IN MONTHS)       (IN MONTHS)
-----    -----------     -----------------     ---------     -------------     --------------
1            0-24        $   10,968,791.58        8.77%            23                22
2           25-36        $   58,224,355.59        8.86%            36                35
3           37-48        $  162,274,581.27        9.23%            48                47
4           49-60        $  834,022,056.28        8.94%            60                59
5           61-72        $   29,299,426.73        9.88%            69                68
                         -----------------
                         $1,094,789,211.45
                         -----------------
                         -----------------

     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing each ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the five hypothetical pools could produce slower or faster principal distributions than indicated in each ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of the Notes and the Certificates.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                                         CLASS A-1 NOTES                     CLASS A-2 NOTES
                                                 --------------------------------    --------------------------------
                                                    ASSUMED ABS PERCENTAGE(2)           ASSUMED ABS PERCENTAGE(2)
                                                 --------------------------------    --------------------------------
DISTRIBUTION DATES                               0.50%    1.00%    1.50%    2.00%    0.50%    1.00%    1.50%    2.00%
----------------------------------------------   -----    -----    -----    -----    -----    -----    -----    -----
Closing Date..................................    100      100      100      100      100      100      100      100
July 15, 1998.................................     92       89       87       85      100      100      100      100
August 15, 1998...............................     83       79       75       70      100      100      100      100
September 15, 1998............................     75       68       62       56      100      100      100      100
October 15, 1998..............................     66       58       50       42      100      100      100      100
November 15, 1998.............................     58       48       38       28      100      100      100      100
December 15, 1998.............................     49       38       26       14      100      100      100      100
January 15, 1999..............................     41       28       14        *      100      100      100      100
February 15, 1999.............................     33       18        2        0      100      100      100       83
March 15, 1999................................     24        8        0        0      100      100       88       66
April 15, 1999................................     16        0        0        0      100       97       74       50
May 15, 1999..................................      8        0        0        0      100       85       59       34
June 15, 1999.................................      0        0        0        0       99       72       45       18
July 15, 1999.................................      0        0        0        0       89       60       31        2
August 15, 1999...............................      0        0        0        0       78       48       18        0
September 15, 1999............................      0        0        0        0       68       36        4        0
October 15, 1999..............................      0        0        0        0       57       24        0        0
November 15, 1999.............................      0        0        0        0       47       13        0        0
December 15, 1999.............................      0        0        0        0       36        1        0        0
January 15, 2000..............................      0        0        0        0       26        0        0        0
February 15, 2000.............................      0        0        0        0       16        0        0        0
March 15, 2000................................      0        0        0        0        5        0        0        0
April 15, 2000................................      0        0        0        0        0        0        0        0
May 15, 2000..................................      0        0        0        0        0        0        0        0
June 15, 2000.................................      0        0        0        0        0        0        0        0
July 15, 2000.................................      0        0        0        0        0        0        0        0
August 15, 2000...............................      0        0        0        0        0        0        0        0
September 15, 2000............................      0        0        0        0        0        0        0        0
October 15, 2000..............................      0        0        0        0        0        0        0        0
November 15, 2000.............................      0        0        0        0        0        0        0        0
December 15, 2000.............................      0        0        0        0        0        0        0        0
January 15, 2001..............................      0        0        0        0        0        0        0        0
February 15, 2001.............................      0        0        0        0        0        0        0        0
March 15, 2001................................      0        0        0        0        0        0        0        0
April 15, 2001................................      0        0        0        0        0        0        0        0
May 15, 2001..................................      0        0        0        0        0        0        0        0
June 15, 2001.................................      0        0        0        0        0        0        0        0
July 15, 2001.................................      0        0        0        0        0        0        0        0
Weighted Average Life (years)(1)..............   0.53     0.44     0.37     0.32     1.43     1.19     1.01     0.87

------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

(2) An asterisk '*' means a percent of initial Note principal balance of more than zero and less than 0.5%.

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                                         CLASS A-3 NOTES                     CLASS A-4 NOTES
                                                 --------------------------------    --------------------------------
                                                      ASSUMED ABS PERCENTAGE              ASSUMED ABS PERCENTAGE
                                                 --------------------------------    --------------------------------
DISTRIBUTION DATES                               0.50%    1.00%    1.50%    2.00%    0.50%    1.00%    1.50%    2.00%
----------------------------------------------   -----    -----    -----    -----    -----    -----    -----    -----
Closing Date..................................    100      100      100      100      100      100      100      100
July 15, 1998.................................    100      100      100      100      100      100      100      100
August 15, 1998...............................    100      100      100      100      100      100      100      100
September 15, 1998............................    100      100      100      100      100      100      100      100
October 15, 1998..............................    100      100      100      100      100      100      100      100
November 15, 1998.............................    100      100      100      100      100      100      100      100
December 15, 1998.............................    100      100      100      100      100      100      100      100
January 15, 1999..............................    100      100      100      100      100      100      100      100
February 15, 1999.............................    100      100      100      100      100      100      100      100
March 15, 1999................................    100      100      100      100      100      100      100      100
April 15, 1999................................    100      100      100      100      100      100      100      100
May 15, 1999..................................    100      100      100      100      100      100      100      100
June 15, 1999.................................    100      100      100      100      100      100      100      100
July 15, 1999.................................    100      100      100      100      100      100      100      100
August 15, 1999...............................    100      100      100       92      100      100      100      100
September 15, 1999............................    100      100      100       83      100      100      100      100
October 15, 1999..............................    100      100       95       74      100      100      100      100
November 15, 1999.............................    100      100       87       66      100      100      100      100
December 15, 1999.............................    100      100       79       57      100      100      100      100
January 15, 2000..............................    100       94       72       49      100      100      100      100
February 15, 2000.............................    100       87       64       41      100      100      100      100
March 15, 2000................................    100       80       57       33      100      100      100      100
April 15, 2000................................     97       74       50       26      100      100      100      100
May 15, 2000..................................     91       67       43       19      100      100      100      100
June 15, 2000.................................     85       61       36       12      100      100      100      100
July 15, 2000.................................     79       54       30        5      100      100      100      100
August 15, 2000...............................     73       48       23        0      100      100      100       98
September 15, 2000............................     67       42       17        0      100      100      100       90
October 15, 2000..............................     61       36       11        0      100      100      100       83
November 15, 2000.............................     55       30        5        0      100      100      100       77
December 15, 2000.............................     49       24        0        0      100      100       99       70
January 15, 2001..............................     43       19        0        0      100      100       93       64
February 15, 2001.............................     38       13        0        0      100      100       86       58
March 15, 2001................................     32        7        0        0      100      100       80       52
April 15, 2001................................     26        2        0        0      100      100       74       46
May 15, 2001..................................     20        0        0        0      100       96       69       41
June 15, 2001.................................     15        0        0        0      100       90       63       36
July 15, 2001.................................     10        0        0        0      100       85       58       32
August 15, 2001...............................      4        0        0        0      100       79       53       27
September 15, 2001............................      0        0        0        0       99       74       49       23
October 15, 2001..............................      0        0        0        0       93       69       44       19
November 15, 2001.............................      0        0        0        0       87       64       40       16
December 15, 2001.............................      0        0        0        0       81       59       36       12
January 15, 2002..............................      0        0        0        0       76       54       32        9
February 15, 2002.............................      0        0        0        0       70       49       28        7
March 15, 2002................................      0        0        0        0       64       44       24        4

------------------

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                                         CLASS A-3 NOTES                     CLASS A-4 NOTES
                                                 --------------------------------    --------------------------------
                                                    ASSUMED ABS PERCENTAGE(2)           ASSUMED ABS PERCENTAGE(2)
                                                 --------------------------------    --------------------------------
DISTRIBUTION DATES                               0.50%    1.00%    1.50%    2.00%    0.50%    1.00%    1.50%    2.00%
----------------------------------------------   -----    -----    -----    -----    -----    -----    -----    -----
April 15, 2002................................      0        0        0        0       58       40       21        2
May 15, 2002..................................      0        0        0        0       52       35       18        *
June 15, 2002.................................      0        0        0        0       48       32       15        0
July 15, 2002.................................      0        0        0        0       43       28       13        0
August 15, 2002...............................      0        0        0        0       39       25       10        0
September 15, 2002............................      0        0        0        0       34       21        8        0
October 15, 2002..............................      0        0        0        0       29       18        6        0
November 15, 2002.............................      0        0        0        0       25       15        5        0
December 15, 2002.............................      0        0        0        0       20       12        3        0
January 15, 2003..............................      0        0        0        0       16        9        1        0
February 15, 2003.............................      0        0        0        0       12        6        *        0
March 15, 2003................................      0        0        0        0        7        3        0        0
April 15, 2003................................      0        0        0        0        3        *        0        0
May 15, 2003..................................      0        0        0        0        0        0        0        0
June 15, 2003.................................      0        0        0        0        0        0        0        0
July 15, 2003.................................      0        0        0        0        0        0        0        0
August 15, 2003...............................      0        0        0        0        0        0        0        0
September 15, 2003............................      0        0        0        0        0        0        0        0
October 15, 2003..............................      0        0        0        0        0        0        0        0
November 15, 2003.............................      0        0        0        0        0        0        0        0
December 15, 2003.............................      0        0        0        0        0        0        0        0
January 15, 2004..............................      0        0        0        0        0        0        0        0
February 15, 2004.............................      0        0        0        0        0        0        0        0
March 15, 2004................................      0        0        0        0        0        0        0        0
Weighted Average Life (years)(1)..............   2.53     2.19     1.88     1.63     4.04     3.75     3.35     2.88

------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

(2) An asterisk '*' means a percent of initial Note principal balance of more than zero and less than 0.5%.

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

       PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                                                             CERTIFICATES
                                                                                   --------------------------------
                                                                                        ASSUMED ABS PERCENTAGE
                                                                                   --------------------------------
DISTRIBUTION DATES                                                                 0.50%    1.00%    1.50%    2.00%
--------------------------------------------------------------------------------   -----    -----    -----    -----
Closing Date....................................................................    100      100      100      100
July 15, 1998...................................................................    100      100      100      100
August 15, 1998.................................................................    100      100      100      100
September 15, 1998..............................................................    100      100      100      100
October 15, 1998................................................................    100      100      100      100
November 15, 1998...............................................................    100      100      100      100
December 15, 1998...............................................................    100      100      100      100
January 15, 1999................................................................    100      100      100      100
February 15, 1999...............................................................    100      100      100       97
March 15, 1999..................................................................    100      100       98       94
April 15, 1999..................................................................    100      100       95       91
May 15, 1999....................................................................    100       97       93       88
June 15, 1999...................................................................    100       95       90       85
July 15, 1999...................................................................     98       93       87       82
August 15, 1999.................................................................     96       90       85       79
September 15, 1999..............................................................     94       88       82       77
October 15, 1999................................................................     92       86       80       74
November 15, 1999...............................................................     90       84       78       71
December 15, 1999...............................................................     88       82       75       69
January 15, 2000................................................................     86       80       73       66
February 15, 2000...............................................................     85       78       71       64
March 15, 2000..................................................................     83       76       68       61
April 15, 2000..................................................................     81       74       66       59
May 15, 2000....................................................................     79       72       64       57
June 15, 2000...................................................................     77       70       62       55
July 15, 2000...................................................................     75       68       60       53
August 15, 2000.................................................................     73       66       58       51
September 15, 2000..............................................................     72       64       56       49
October 15, 2000................................................................     70       62       54       47
November 15, 2000...............................................................     68       60       53       45
December 15, 2000...............................................................     66       59       51       43
January 15, 2001................................................................     64       57       49       41
February 15, 2001...............................................................     63       55       47       40
March 15, 2001..................................................................     61       53       46       38
April 15, 2001..................................................................     59       52       44       37
May 15, 2001....................................................................     57       50       43       35
June 15, 2001...................................................................     56       49       41       34
July 15, 2001...................................................................     54       47       40       33
August 15, 2001.................................................................     52       46       39       32
September 15, 2001..............................................................     51       44       37       31
October 15, 2001................................................................     49       43       36       30
November 15, 2001...............................................................     48       41       35       29
December 15, 2001...............................................................     46       40       34       28
January 15, 2002................................................................     45       39       33       27
February 15, 2002...............................................................     43       37       32       26
March 15, 2002..................................................................     41       36       31       26

------------------

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                                                                             CERTIFICATES
                                                                                   --------------------------------
                                                                                      ASSUMED ABS PERCENTAGE(2)
                                                                                   --------------------------------
DISTRIBUTION DATES                                                                 0.50%    1.00%    1.50%    2.00%
--------------------------------------------------------------------------------   -----    -----    -----    -----
April 15, 2002..................................................................     40       35       30       25
May 15, 2002....................................................................     38       34       29       24
June 15, 2002...................................................................     37       33       28       12
July 15, 2002...................................................................     36       32       28        0
August 15, 2002.................................................................     35       31       27        0
September 15, 2002..............................................................     33       30       27        0
October 15, 2002................................................................     32       29       26        0
November 15, 2002...............................................................     31       28       26        0
December 15, 2002...............................................................     30       28       25        0
January 15, 2003................................................................     29       27       25        0
February 15, 2003...............................................................     27       26       24        0
March 15, 2003..................................................................     26       25       16        0
April 15, 2003..................................................................     25       25        8        0
May 15, 2003....................................................................     10        6        2        0
June 15, 2003...................................................................      9        5        1        0
July 15, 2003...................................................................      8        4        1        0
August 15, 2003.................................................................      7        4        1        0
September 15, 2003..............................................................      6        3        *        0
October 15, 2003................................................................      5        2        *        0
November 15, 2003...............................................................      3        2        *        0
December 15, 2003...............................................................      2        1        0        0
January 15, 2004................................................................      1        1        0        0
February 15, 2004...............................................................      0        0        0        0
March 15, 2004..................................................................      0        0        0        0
Weighted Average Life (years) (1)...............................................   3.36     3.11     2.84     2.41

------------------
(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each principal payment of such Certificate by the number of years from the date of the issuance of such Certificate to the Distribution Date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Certificate.

(2) An asterisk '*' means a percent of initial Certificate principal balance of more than zero and less than 0.5%.

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following, as well as other pertinent information included elsewhere in this Prospectus Supplement and in the Prospectus, summarizes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made. Norwest Bank Minnesota, National Association, a national banking association with its corporate trust offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, will be the Indenture Trustee under the Indenture. In the ordinary course of its business, the Indenture Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with the Bank and its affiliates.

PAYMENTS OF INTEREST

     Each class of the Notes offered hereby will constitute Fixed Rate Securities as such term is defined under 'Certain Information Regarding the Securities--Fixed Rate Securities' in the Prospectus. Interest on the principal balances of each class of Notes will accrue at the related per annum Interest Rate and will be payable to the Noteholders monthly on each Distribution Date, commencing July 15, 1998. Interest on the outstanding principal amount of each class of Notes will accrue at the related Interest Rate for each Interest Accrual Period and shall be calculated on the basis of a 360-day year based on the actual number of days with respect to the Class A-1 Notes (which will be 24 days with respect to the Interest Accrual Period for the July 1999 Distribution
Date), and on the basis of a 360-day year of twelve 30-day months with respect to the Notes of each other class. Interest payments on the Notes will generally be derived from the Total Distribution Amount and the amounts, if any, on deposit in the Reserve Account remaining after the payment of the Servicing Fee and the Administration Fee. See 'Description of the Transfer and Servicing Agreements--Distributions' and '--Subordination of Certificateholders; Reserve Account' herein.

     Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the Noteholders' Principal Distributable Amount. The Noteholders' Principal Distributable Amount for a Distribution Date will be 100% of the Principal Distribution Amount for each Distribution Date occurring before the Distribution Date on which the Class A-1 Notes have been paid in full, and generally 97% of the Principal Distribution Amount on and after such Distribution Date until all of the Notes have been paid in full; provided, however that (x) if the amount on deposit in the Reserve Account on any Distribution Date would be, after giving effect to distributions on such Distribution Date, less than 0.5% of the Original Pool Balance, the Noteholders' Principal Distributable Amount will be 100% of the Principal Distribution Amount for such Distribution Date and each Distribution Date thereafter until the Notes have been paid in full or the amount on deposit in the Reserve Account equals or exceeds the Specified Reserve Account Balance and (y) if the Notes have been accelerated after the occurrence of an Event of Default, the Noteholders' Principal Distributable Amount will be 100% of the Principal Distribution Amount for each Distribution Date thereafter until the Notes have been paid in full. Principal payments on the Notes will generally be derived from the Total Distribution Amount and the amounts, if any, on deposit in the Reserve Account remaining after the payment of the Servicing Fee, the Administration Fee, the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable Amount.

     On each Distribution Date, principal payments on the Notes, to the extent of the Noteholders' Principal Distributable Amount, will be applied in the following order of priority: (i) to the principal balance of the Class A-1 Notes until the principal balance of the Class A-1 Notes is reduced to zero; (ii) to the principal balance of the Class A-2 Notes until the principal balance of the Class A-2 Notes is reduced to zero; (iii) to the principal balance of the Class A-3 Notes until the principal balance of the Class A-3 Notes is reduced to zero; and (iv) to the principal balance of the Class A-4 Notes until the principal balance of the Class A-4 Notes is reduced to zero. Notwithstanding the foregoing, if an Event of Default has occurred and the Notes have been accelerated, the Noteholders' Principal Distributable Amount shall be applied to the repayment of principal on each class of Notes pro rata on the basis of their respective unpaid principal amounts. The principal balance of the Notes of each class, to the extent not previously paid, will be due on the Final Scheduled Distribution Date with respect to such class specified on the cover page hereof. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the applicable Final Scheduled Distribution Date based on a variety of factors, including those described under 'Weighted Average Life of the Securities' herein and in the Prospectus.

OPTIONAL REDEMPTION

     On any Distribution Date after the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full, the Class A-4 Notes will be redeemed in whole, but not in part, if the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables after the last day of a Collection Period as to which the Pool Balance shall have declined to 10% or less of the Original Pool Balance, as described in the Prospectus under 'Description of the Transfer and Servicing Agreements--Termination.' The redemption price will be equal to the unpaid principal amount of the Class A-4 Notes plus accrued and unpaid interest thereon.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following, as well as other pertinent information included elsewhere in this Prospectus Supplement and in the Prospectus, summarizes the material terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

RESTRICTIONS ON OWNERSHIP

     Purchasers of Certificates and their assignees will be deemed to represent that the beneficial owners of such Certificates are not Foreign Investors and that no assets of a Plan were used to acquire the Certificates. See 'Certain Federal Income Tax Consequences' herein and 'ERISA Considerations' herein and in the Prospectus.

DISTRIBUTION OF INTEREST INCOME

     On each Distribution Date, commencing July 15, 1998, the Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Certificate Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under 'Certain Information

Regarding the Securities--Fixed Rate Securities' in the Prospectus. Interest in respect of a Distribution Date will accrue during the related Interest Accrual Period and shall be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date in addition to an amount equal to interest on such amount at the Certificate Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be derived from the Total Distribution Amount and amounts, if any, on deposit in the Reserve Account remaining after the payment of the Servicing Fee, the Administration Fee and the Noteholders' Interest Distributable Amount. See 'Description of the Transfer and Servicing Agreements--Distributions' and '--Subordination of the Certificates; Reserve Account' herein.

     The Certificateholders will not receive any distributions of interest with respect to an Interest Accrual Period until the full amount of interest on the Notes due with respect to such Interest Accrual Period has been deposited in the Note Distribution Account. If an Event of Default shall occur and the Notes are accelerated, distribution of all amounts on the Certificates will be subordinated to payment of principal of the Notes.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

     Certificateholders will be entitled to distributions of principal on each Distribution Date in an amount generally equal to the Certificateholders' Principal Distributable Amount. The Certificateholders' Principal Distributable Amount will be zero for each Distribution Date occurring before the Distribution Date on which the Class A-1 Notes have been paid in full; and on and after such Distribution Date, it will generally be 3.0% of the Principal Distribution Amount; provided, however that (x) if the amount on deposit in the Reserve Account on any Distribution Date would be, after giving effect to distributions on such Distribution Date, less than 0.5% of the Original Pool Balance, the Certificateholders' Principal Distributable Amount will be zero for such Distribution Date and each Distribution Date thereafter until the Notes have been paid in full or the amount on deposit in the Reserve Account equals or exceeds the Specified Reserve Account Balance and (y) if the Notes have been accelerated after the occurrence of an Event of Default, the Certificateholders' Principal Distributable Amount will be zero for each Distribution Date until the Notes have been paid in full.

     If the Servicer exercises its option to purchase the Receivables when the then outstanding Pool Balance declines to 10% or less of the Original Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued interest at the Certificate Rate, which distribution shall effect early retirement of the Certificates. See 'Description of the Transfer and Servicing Agreements--Termination' in the Prospectus. Distributions with respect to principal payments will generally be derived from the Total Distribution Amount and amounts, if any, on deposit in the Reserve Account remaining after the payment of the Servicing Fee, the Administration Fee, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount. See 'Description of the Transfer and Servicing Agreements--Distributions' and 'Subordination of Certificateholders; Reserve Account' herein. The Certificate Balance, to the extent not previously distributed, will be distributable on the Final Scheduled Distribution Date with respect to the Certificates specified on the cover page hereof.

OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables after the last day of a Collection Period on which the Pool Balance declines to 10% or less of the Original Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the Certificate Rate, which distribution shall effect early retirement of the Certificates. Any outstanding Class A-4 Notes will be redeemed simultaneously with the Certificates. See 'Description of the Transfer and Servicing Agreements--Termination' in the Prospectus.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following, as well as other information included elsewhere in this Prospectus Supplement and in the Prospectus, summarizes the material terms of the Sale and Servicing Agreement, the Trust Agreement and the Administration Agreement (collectively, the 'TRANSFER AND SERVICING AGREEMENTS'). A form of each of the Transfer and Servicing Agreements has been filed as an exhibit to the Registration Statement. A copy of each of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

ACCOUNTS

     The Servicer will establish the Collection Account in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders and the Note Distribution Account in the name of the Indenture Trustee on behalf of the Noteholders. The Owner Trustee will establish the Certificate Distribution Account in the name of the Owner Trustee on behalf of the Certificateholders. The Seller will establish the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders. Each of such accounts will be a 'TRUST ACCOUNT' as described under 'Description of the Transfer and Servicing Agreements--Accounts' in the Prospectus. Each of the Collection Account, the Note Distribution Account and the Certificate Distribution Account will be established initially with the trust department of Chase. Chase, in its capacity as the initial paying agent (the 'PAYING AGENT'), will have the revocable right, at the direction of the Servicer, to withdraw funds from each Trust Account (other than the Reserve Account) for the purpose of making distributions to Securityholders in the manner provided in the Transfer and Servicing Agreements. See '--Subordination of Certificateholders; Reserve Account' below.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be entitled to receive the Servicing Fee for each Collection Period payable on each Distribution Date. The 'SERVICING FEE RATE' with respect to the Servicing Fee for the Servicer will be 1% per annum, and the 'SERVICING FEE' for any Collection Period shall equal an amount equal to the sum of (i) the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the close of business on the related Settlement Date (or, in the case of the first Distribution Date, the Original Pool Balance) and (ii) any Late Fees paid by the Obligors during the related Collection Period. 'LATE FEES' shall mean, collectively, any late charges, credit-related extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Receivables. In addition, the Servicing Fee will also include Investment Earnings on amounts on deposit in the Collection Account.

     The amount of the Servicing Fee was determined in light of the duties of the Servicer under the Transfer and Servicing Agreements as well as with a view toward providing the Servicer with a reasonable profit. See 'Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses' and '--Net Deposits' in the Prospectus.

SERVICING PROCEDURES

     The Servicer will service the Receivables and will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Sale and Servicing Agreement and with the terms of the Receivables, will follow such collection and servicing procedures as it follows with respect to comparable new or used automobile receivables that it services for itself and that are consistent with prudent industry standards. In addition, among other things, the Sale and Servicing Agreement will provide that the Servicer may not change the amount of any Receivable (except with respect to a prepayment of a scheduled payment that does not result in a deferral of any other scheduled payment), decrease the Contract Rate of any Receivable, or extend any Receivable beyond the Final Scheduled Maturity Date.

     In the event that the Servicer fails to comply with the foregoing terms of the Sale and Servicing Agreement and such failure materially and adversely affects the interests of the Securityholders in a Receivable, it will be required to purchase the affected Receivable at a price equal to the Repurchase Amount as of the last day of the Collection Period on which it became aware or receives written notice from the Indenture Trustee or the Owner Trustee of such failure. The purchase obligation will constitute the sole remedy available to the Securityholders, the Trust or the Indenture Trustee for any such uncured breach.

     The Bank will offer certain Obligors or classes of Obligors on an annual basis a one month noncredit related extension of a regularly scheduled payment otherwise due under a Receivable. The Sale and Servicing Agreement establishes criteria governing such extensions.

     See 'Description of the Transfer and Servicing Agreements--Servicing Procedures' in the Prospectus.

DISTRIBUTIONS

     Deposits to Collection Account. On or before the 10th day of each month (or, if such 10th day is not a Business Day, the preceding Business Day), the Servicer will inform the Indenture Trustee, the Owner Trustee and the Paying Agent of the following amounts: (i) the Available Interest, the Available Principal, the Principal Distribution Amount and the Total Distribution Amount for the next succeeding Distribution Date; (ii) the aggregate Repurchase Amount of Receivables to be repurchased by the Seller or purchased by the Servicer with respect to the preceding Collection Period; (iii) the amount to be withdrawn from the Reserve Account on the next succeeding Deposit Date; (iv) the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount for the next succeeding Distribution Date; (v) the Servicing Fee; (vi) the Administration Fee and (vii) the amount to be deposited in the Reserve Account and the amount to be distributed to the Seller therefrom on such Distribution Date.

     On or before each Deposit Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount for the related Distribution Date to be deposited into the Collection Account together with any amounts withdrawn by the Indenture Trustee from the Reserve Account on such Deposit Date. If the Class A-1 Notes are outstanding after the June 1999 Distribution Date, there will be a separate Deposit Date in July 1999 with respect to the Final Scheduled Distribution Date for the Class A-1 Notes.

     The 'TOTAL DISTRIBUTION AMOUNT' for any Distribution Date will be the sum of Available Interest and Available Principal for such Distribution Date. The Total Distribution Amount for any Distribution Date will exclude all payments and proceeds (including any Liquidation Proceeds and any amounts received from Dealers with respect to Receivables) of (i) any Receivables the Repurchase Amount of which has been included in the Total Distribution Amount for a prior Distribution Date and (ii) Investment Earnings and any Late Fees.

     Deposits to the Distribution Accounts. On each Distribution Date (including, certain of the following allocations, on the Final Scheduled Distribution Date for the Class A-1 Notes if the Class A-1 Notes are outstanding), the Servicer shall instruct the Indenture Trustee or the Paying Agent to make the following distributions, to the extent of the sum of the Total Distribution Amount and any amounts withdrawn from the Reserve Account then on deposit in the Collection Account, in the following order of priority (except under the limited circumstances provided herein):

          (i) to the Servicer, the Servicing Fee for the preceding Collection Period and all unpaid Servicing Fees from prior Collection Periods, to the extent such amounts are not deducted from the Servicer's remittance to the Collection Account;

          (ii) to the Administrator, the Administration Fee for such Distribution Date and all unpaid Administration Fees from prior Distribution Dates;

          (iii) to the Note Distribution Account, the Noteholders' Interest Distributable Amount;

          (iv) to the Owner Trustee for deposit in the Certificate Distribution Account, the Certificateholders' Interest Distributable Amount (unless the Notes have been accelerated as described herein);

          (v) to the Note Distribution Account, the Noteholders' Principal Distributable Amount;

          (vi) to the Owner Trustee for deposit in the Certificate Distribution Account, the Certificateholders' Principal Distributable Amount; and

          (vii) to the Reserve Account, any remaining portion of the Total Distribution Amount.

     For purposes hereof, the following terms shall have the following meanings:

     'ADJUSTED CONTRACT VALUE' of an Actuarial Receivable, as of the close of business on the last day of any Collection Period, means the excess of the Contract Value of such Actuarial Receivable at the close of business on such date over the Carryover Scheduled Interest Payment on such Actuarial Receivable for such Collection Period.

     'AVAILABLE INTEREST' means, for any Distribution Date, the sum of (i) with respect to each Simple Interest Receivable, that portion of Collections on such Simple Interest Receivable received during the related Collection Period allocated to interest, (ii) with respect to each Actuarial Receivable, the lesser of (A) the amount of Collections received during the related Collection Period on such Actuarial Receivable and (B) the Scheduled Interest Payment on such Actuarial Receivable for such Collection Period and (iii) with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation that arose during the related Collection Period, that portion of the Repurchase Amount received with respect to such Repurchased Receivable that would have been treated as Available Interest if the Obligor thereof had prepaid such Receivable in full on the date as of which such Receivable was repurchased or purchased.

     'AVAILABLE PRINCIPAL' means, for any Distribution Date, the sum of (i) with respect to each Simple Interest Receivable, that portion of Collections on such Simple Interest Receivable received during the related Collection Period allocated to the principal balance of such Simple Interest Receivable, (ii) with respect to each Actuarial Receivable, the lesser of (A) the excess, if any, of
(x) the amount of Collections received during the related Collection Period on such Actuarial Receivable over (y) the Scheduled Interest Payment on such Actuarial Receivable for such Collection Period and (B) the amount (not less than zero) equal to (x) the Adjusted Contract Value of such Receivable as of the close of business on the last day of the Collection Period preceding the related Collection Period less (y) the Adjusted Contract Value of such Receivable as of the close of business on the last day of the related Collection Period and (iii) with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation that arose during the related Collection Period, that portion of the Repurchase Amount received with respect to such Repurchased Receivable that would have been treated as Available Principal if the Obligor thereof had prepaid such Receivable in full on the date as of which such Receivable was repurchased or purchased.

     'CARRYOVER SCHEDULED INTEREST PAYMENT' on any Actuarial Receivable means, for any Collection Period, the excess, if any, of (i) the Scheduled Interest Payment on such Actuarial Receivable for such Collection Period over (ii) the amount of Collections received during such Collection Period on such Actuarial Receivable.

     'CERTIFICATE BALANCE' of the Certificates shall be an amount equal to $32,889,211.45 (approximately 3.00% of the Original Pool Balance) as of the Closing Date and, thereafter, shall be an amount equal to such initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders. The Certificate Balance shall also be reduced on any Distribution Date by the excess, if any, of (i) the sum of (A) the Certificate Balance and (B) the outstanding principal amount of the Notes (in each case after giving effect to amounts in respect of principal to be deposited in the Certificate Distribution Account and the Note Distribution Account on such Distribution Date) over (ii) the Pool Balance as of the close of business on the last day of the preceding Collection Period. Thereafter, the Certificate Balance shall be increased on any Distribution Date to the extent that any portion of the Total Distribution Amount on such Distribution Date is available to pay the existing Certificateholders' Principal Carryover Shortfall, but not by more than the aggregate reductions in the Certificate Balance set forth in the preceding sentence.

     'CERTIFICATEHOLDERS' DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

     'CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL' means (a) for the initial Distribution Date, zero, and (b) for any other Distribution Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to, but excluding the current Distribution Date.

     'CERTIFICATEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     'CERTIFICATEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date, one month's interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Certificate Balance on the Closing Date), after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date.

     'CERTIFICATEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount.

     'CERTIFICATEHOLDERS' PERCENTAGE' means, for any Distribution Date, 100% minus the Noteholders' Percentage.

     'CERTIFICATEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL' means, for any Distribution Date, the sum of (a) the excess of (i) the Certificateholders' Principal Distributable Amount for the preceding Distribution Date, over (ii) the amount in respect of principal actually deposited in the Certificate Distribution Account on such Distribution Date and (b) without duplication of clause (a), the unreimbursed portion of the amount by which the Certificate Balance has been reduced pursuant to the second sentence of the definition thereof.

     'CERTIFICATEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of (i) the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) the Certificateholders' Principal Carryover Shortfall for such Distribution Date; provided, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) any payments of principal due and remaining unpaid on each Receivable owned by the Issuer as of the last day of the immediately preceding Collection Period, or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case, after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account.

     'CONTRACT VALUE' of an Actuarial Receivable, as of any date of determination, means the amount (excluding any Late Fees with respect to such Actuarial Receivable) that would have been payable by the Obligor thereof if such Obligor were to prepay such Actuarial Receivable in full as of such date.

     'NOTEHOLDERS' DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount for all classes of Notes.

     'NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL' means, for any class of Notes,
(a) for the initial Distribution Date, zero, and (b) for any other Distribution Date, the excess of (i) the Noteholders' Interest Distributable Amount for the preceding Distribution Date for such class of Notes, over (ii) the amount in respect of interest actually deposited in the Note Distribution Account on such preceding Distribution Date with respect to such class of Notes, plus interest on the amount of interest due but not paid to Noteholders of such class on the preceding Distribution Date, to the extent permitted by law, at the applicable Interest Rate borne by such class of the Notes for the related Interest Accrual Period.

     'NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date for any class of Notes, the sum of (x) the Noteholders' Monthly Interest Distributable Amount for such class of Notes for such Distribution Date and (y) the Noteholders' Interest Carryover Shortfall for such class of Notes for such Distribution Date.

     'NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT' means, for any Distribution Date, in the case of each class of Notes, interest accrued during the related Interest Accrual Period at the related Interest Rate on the outstanding principal balance of the Notes of such class on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     'NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

     'NOTEHOLDERS' PERCENTAGE' means (i) 100% for each Distribution Date occurring before the Distribution Date on which the Class A-1 Notes have been paid in full, (ii) 97% (or such greater percentage as would be necessary to pay the Class A-1 Notes in full) on such Distribution Date, (iii) 97% after such Distribution Date until all of the Notes have been paid in full and (iv) zero thereafter; provided, however, that (x) if the amount on deposit in the Reserve Account on any Distribution Date would be, after giving effect to distributions on such Distribution Date, less than 0.5% of the Original Pool Balance, the Noteholders' Percentage will be 100% for such Distribution Date and each Distribution Date thereafter until the Notes have been paid in full or the amount on deposit in the Reserve Account equals or exceeds the Specified Reserve Account Balance and (y) if the Notes have been accelerated after the occurrence of an Event of Default, the Noteholders' Percentage will be 100% for each Distribution Date thereafter until the Notes have been paid in full.

     'NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL' means, for any Distribution Date, the excess of (x) the Noteholders' Principal Distributable Amount for the preceding Distribution Date over (y) the amount in respect of principal actually deposited in the Note Distribution Account on such Distribution Date.

     'NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT' means, for any Distribution Date, the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) the Noteholders' Principal Carryover Shortfall for such Distribution Date; provided, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Note Final Scheduled Distribution Date of each class of Notes, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the related class of Notes to zero.

     'PRINCIPAL BALANCE' of a Receivable, as of any date of determination, means
(i) with respect to a Simple Interest Receivable, the amount financed thereunder minus that portion of all payments received on or prior to such date allocable to principal and (ii) with respect to an Actuarial Receivable, the Adjusted Contract Value thereof on such date.

     The 'PRINCIPAL DISTRIBUTION AMOUNT' means, for any Distribution Date, the sum of the following amounts, without duplication, for such Distribution Date:
(i) Available Principal and (ii) Aggregate Net Losses.

     'SCHEDULED INTEREST PAYMENT' on any Actuarial Receivable means, for any Collection Period, the sum of (i) the Carryover Scheduled Interest Payment, if any, on such Actuarial Receivable for the immediately preceding Collection Period and (ii) that portion of the payment scheduled to be made by the Obligor during the Collection Period immediately following such Collection Period on such Actuarial Receivable that is allocable to interest using the actuarial method.

SUBORDINATION OF CERTIFICATEHOLDERS; RESERVE ACCOUNT

     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be funded with an initial deposit by the Seller of cash or Permitted Investments having an aggregate value of at least the Reserve Account Initial Deposit. In addition, on each Distribution Date, the Reserve Account will be augmented by the deposit therein of the Total Distribution Amount remaining after the payment of the Servicing Fee, the Administration Fee, the deposit of the Noteholders' Distributable Amount in the Note Distribution Account, and the deposit of the Certificateholders' Distributable Amount in the Certificate Distribution Account, in each case as described above under '--Distributions.' On each Distribution Date, any amounts on deposit in the Reserve Account (after giving effect to deposits and withdrawals made on such Distribution Date) in excess of the Specified Reserve Account Balance on such Distribution Date will be released to the Seller.

     Under the Sale and Servicing Agreement, on each Deposit Date, the Indenture Trustee is required to demand a withdrawal from the amounts on deposit in the Reserve Account, up to the Available Reserve Account Amount, in an amount equal to the excess, if any, of the sum of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount for the related Distribution Date over the Total Distribution Amount for such Distribution Date (after the payment of the Servicing Fee and the Administration Fee for such Distribution Date). Amounts so withdrawn will be deposited in the Collection Account.

     On each Distribution Date, the amount available in the Reserve Account (the 'AVAILABLE RESERVE ACCOUNT AMOUNT') will equal the lesser of (i) the amount on deposit in the Reserve Account and (ii) the Specified Reserve Account Balance. The aggregate amount withdrawn from the Reserve Account on any Deposit Date may not exceed the Available Reserve Account Amount with respect to the related Distribution Date.

     The Specified Reserve Account Balance on any Distribution Date will equal 3.00% of the Pool Balance as of the related Settlement Date, but in any event will not be less than the lesser of (i) $8,210,919.09 (0.75% of the Original Pool Balance) and (ii) such Pool Balance; provided, that the Specified Reserve Account Balance will be calculated using a percentage of 6.00% on any Distribution Date (beginning with the September 1998 Distribution Date) for which the Average Net Loss Ratio exceeds 1.75% or the Average Delinquency Percentage exceeds 1.75%.

     'AGGREGATE NET LOSSES' means, for any Distribution Date, the amount equal to (i) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during the related Collection Period minus (ii) the Liquidation Proceeds allocable to principal collected during such Collection Period with respect to any Defaulted Receivables.

     'AVERAGE DELINQUENCY PERCENTAGE' means, for any Distribution Date, the average of the Delinquency Percentages for such Distribution Date and the preceding two Distribution Dates.

     'AVERAGE NET LOSS RATIO' means, for any Distribution Date, the average of the Net Loss Ratios for such Distribution Date and the preceding two Distribution Dates.

     'DELINQUENCY PERCENTAGE' means, for any Distribution Date, the sum of the outstanding Principal Balances of all Receivables which are 60 days or more delinquent (including Receivables, which are not Defaulted Receivables, relating to Financed Vehicles that have been repossessed), as of the close of business on the last day of the Collection Period immediately preceding such Distribution Date, determined in accordance with the Servicer's normal practices, such sum expressed as a percentage of the Pool Balance as of the close of business on the last day of such Collection Period.

     'LIQUIDATION PROCEEDS' means with respect to any Receivable, (i) insurance proceeds, (ii) the monies collected during a Collection Period from whatever source on a Defaulted Receivable and (iii) proceeds of a Financed Vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the Obligor.

     'NET LOSS RATIO' means, for any Distribution Date, an amount expressed as a percentage, equal to (i) the Aggregate Net Losses for such Distribution Date, divided by (ii) the average of the Pool Balances on each of the related Settlement Date and the last day of the related Collection Period.

     The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller; provided, that such reduction may not adversely affect any rating of the Securities by a Rating Agency. Upon distribution to the Seller of amounts from the Reserve Account, the Securityholders will not have any rights in, or claims to, such amounts.

     The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates. Such shortfalls may result from, among other things, Aggregate Net Losses on the Receivables or the failure by the Servicer to make any remittance under the Sale and Servicing Agreement.

ADMINISTRATION AGREEMENT

     Chase, as the Administrator, will enter into the Administration Agreement with the Trust and the Indenture Trustee pursuant to which the Administrator will agree to provide the notices and to perform on behalf of the Trust certain other administrative functions. As compensation for the performance of the Administrator's obligations under the Administration Agreement, the Administrator will be entitled to receive the Administration Fee.

     The Administration Agreement provides that the Administrator may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and that the Administrator will not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Administrator with due care. Chase USA will enter into a side agreement with the Administrator pursuant to which Chase USA will agree to perform certain of the duties of the Administrator set forth in the Administration Agreement and to reimburse and indemnify the Administrator for all expenses or liabilities the Administrator may incur as a result of its entering into the Administration Agreement.

                                LEGAL INVESTMENT

     The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material United States ('U.S.') federal income tax consequences that may be relevant to the purchase, ownership and disposition of the Notes and the Certificates by an investor who purchases the Notes or the Certificates pursuant to their original issuance at their original issue price. This summary is based upon the Internal Revenue Code of 1986, as amended (the 'CODE'), the Treasury regulations promulgated thereunder, administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The following discussion does not deal with all aspects of U.S. federal income taxation, nor does it address U.S. federal income tax consequences that may be relevant to certain types of investors, such as banks, insurance companies, dealers in securities, tax-exempt organizations or persons whose functional currency is not the U.S. dollar, who may be subject to special treatment under the Code. In addition, the following discussion does not address the alternative minimum tax consequences of an investment in the Notes or the Certificates or the consequences of such an investment under state and local tax laws or foreign tax laws. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ('IRS') with respect to any of the U.S. federal income tax consequences discussed herein and opinions of counsel are not binding on the IRS or the courts. Thus, no assurance can be given that the IRS will not take positions contrary to those described below. The opinions of Simpson Thacher & Bartlett, special counsel to the Seller ('FEDERAL TAX COUNSEL'), described herein will be based upon certain representations and assumptions, including, but not limited to, the assumption that all relevant parties will comply with the terms of the Trust Agreement and related documents.

     This summary is intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for U.S. federal income tax purposes for investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, investors should consult their own tax advisors to determine the federal, state, local, and other tax consequences that may be relevant to their purchase, ownership and disposition of the Notes or the Certificates based upon their particular facts and circumstances.

     For purposes of the following discussion, except as otherwise provided herein, the terms 'NOTEHOLDER' and 'CERTIFICATEHOLDER' refer, respectively, to the beneficial owner of a Note or Certificate. In addition, the discussion below assumes that Noteholders and Certificateholders will hold their Notes and Certificates as 'capital assets' within the meaning of Section 1221 of the Code.

TAX CHARACTERIZATION OF THE TRUST

     In the opinion of Federal Tax Counsel, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion is based on, among other things, certain facts and assumptions contained in such opinion and Federal Tax Counsel's conclusion, based in part upon a representation of the Seller, that the nature of the Trust's income exempts it from the rule that certain publicly traded partnerships are taxable as corporations.

     The Seller and the Certificateholders, by their purchase of Certificates, will agree to treat the Trust as a partnership for all U.S. tax purposes with the assets of such partnership being the assets held by the Trust (including the Reserve Account and all Investment Earnings earned thereon), the partners of the partnership being the Certificateholders and the Seller, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders and the Seller is not clear.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization generally would not result in materially adverse tax consequences as compared to the tax consequences that will result from treating the Certificates as equity interests in a partnership which are described below under the caption 'Tax Consequences to Certificateholders.' The following discussion assumes that, for U.S. federal income tax purposes, (i) the Trust is properly classified as a partnership (other than a publicly traded partnership),
(ii) the Notes will be treated as debt of this partnership and (iii) the Certificates represent equity interests in such partnership.

TAX CONSEQUENCES TO NOTEHOLDERS

     Treatment of the Notes as Indebtedness. The Trust and the Noteholders, by their purchase of the Notes, agree to treat the Notes as debt for all U.S. tax purposes. In the opinion of Federal Tax Counsel, the Notes will be characterized as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     Interest Income on the Notes. It is anticipated that the Notes will be sold for an amount equal to their stated principal amount or at de minimis discount from such stated principal amount and, consequently, the Notes will not be considered to have been issued with original issue discount ('OID') in excess of the statutorily defined de minimis amount (i.e., 1/4% of the principal amount of a Note multiplied by its weighted average to maturity). Consequently, the stated interest thereon will be taxable to a Noteholder as ordinary interest income at the time it is received or accrued in accordance with such Noteholder's method of tax accounting. Under the applicable Treasury regulations, a holder of a Note issued with a de minimis amount of OID must include gain attributable to such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its stated principal amount generally will be subject, respectively, to the premium amortization or market discount rules of the Code.

     Sale or Other Disposition. If a Noteholder sells or otherwise disposes of a Note in a taxable transaction, the former Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition (except to the extent that such amount realized is attributable to accrued, unpaid interest which will be taxable as such) and the former Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the holder's cost therefor increased by any market discount previously included in income by such Noteholder and decreased by the amount of bond premium (if any) previously amortized and the amount of any payments, other than payments of stated interest, previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except to the extent such gain represents accrued interest or accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Noteholders. For purposes of this discussion, the term 'FOREIGN INVESTOR' means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if the primary supervision over the administration of such trust can be exercised by a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust.

     Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of U.S. federal income tax will be required with respect to the payment by the Trust of principal or interest on a Note owned by a Foreign Investor, provided that the beneficial owner of the Note
     (i) is not actually or constructively a '10 percent shareholder' of the Trust (including a holder of 10% or more of such Trust's outstanding Certificates) or the Seller, (ii) is not a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and (iii) satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the Code and the regulations thereunder; and

          (b) no withholding of U.S. federal income tax generally will be required with respect to any gain realized by a Foreign Investor upon the sale, exchange or retirement of a Note provided that, in the case of any gain representing accrued interest, the conditions described in (a) above are satisfied.

     To satisfy the requirement referred to in (a)(iii) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, the

U.S. entity that would otherwise be required to withhold U.S. taxes with a statement to the effect that the beneficial owner is not a U.S. person. Pursuant to current temporary Treasury regulations, these requirements will be met if (i) the beneficial owner provides his name and address, and certifies, under penalties of perjury that he, she or it is not a 'U.S. person' (which certification may be made on an IRS Form W-8 or successor form), or (ii) a financial institution or securities clearing organization holding the Note on behalf of such beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes the U.S. entity otherwise required to withhold U.S. taxes with a copy thereof. Under recently finalized Treasury regulations (the 'FINAL REGULATIONS'), the statement requirement referred to in (a)(iii) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999, with respect to an offshore account or through certain foreign intermediaries.

     If a Foreign Investor cannot satisfy the requirements of the 'portfolio interest' exception described in (a) above, payments of premium, if any, and interest (including OID) made to a Foreign Investor with respect to a Note will be subject to a 30% U.S. withholding tax unless the beneficial owner of the Note provides the U.S. entity otherwise required to withhold U.S. taxes with a properly executed (i) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (ii) IRS Form 4224 (or successor form) stating that the interest paid on the Note is not subject to U.S. withholding tax because such interest income is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, Foreign Investors generally will be required to provide an IRS Form W-8 in lieu of an IRS Form 1001 or an IRS Form 4224, although alternative documentation may be applicable in certain situations.

     If a Foreign Investor is engaged in a trade or business in the United States and premium, if any, or interest on the Note is effectively connected with the conduct of such trade or business, the Foreign Investor, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on such premium, if any, and interest on a net income basis in the same manner as if it were a U.S. person. In addition, if such Foreign Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest on the Note will be included in such foreign corporation's effectively connected earnings and profits.

     Any gain realized by a Foreign Investor upon the sale, exchange or retirement of a Note generally will not be subject to U.S. federal income tax unless (i) such gain or income is effectively connected with a trade or business conducted by the Foreign Investor in the United States or (ii) in the case of a Foreign Investor who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.

     Special rules may apply to certain Foreign Investors, such as 'controlled foreign corporations', 'passive foreign investment companies' and 'foreign personal holding companies', that are subject to special treatment under the Code. Such Foreign Investors should consult their own tax advisors to determine the U.S. federal, state and local and other tax consequences that may be relevant to their decision to purchase Notes.

     Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payment of principal, interest and premium, if any, paid on the Notes and to the proceeds from the sale of a Note paid to U.S. persons, other than certain exempt recipients (such as corporations). A 31% U.S. backup withholding tax will apply to such payments if the U.S. person fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by the Trust to a Foreign Investor if a statement described in (a)(iii) above under the caption 'Foreign Noteholders' has been received by the U.S. entity otherwise required to withhold U.S. taxes and such entity does not have actual knowledge that the beneficial owner is a U.S. person.

     In addition, backup withholding and information reporting will not apply if payments of principal, interest and premium (if any) on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds from the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or after December 31, 1999, if such nominee, custodian, agent or broker is a foreign partnership, in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (ii) the beneficial owner otherwise establishes an exemption.

     Payments of principal, interest and premium (if any) on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds from the sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner (i) provides the statement referred to in (a)(iii) above and the payor does not have actual knowledge that the beneficial owner is a U.S. person or (ii) otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     Possible Alternative Classification of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for U.S. federal income tax purposes, the Notes might be treated as equity interests in the Trust. Assuming that the Trust is treated as a partnership for U.S. federal income tax purposes, the treatment of the Notes as equity interests in the Trust could have adverse tax consequences to Noteholders. For example, income to Foreign Investors generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements and Noteholders who are individuals might be subject to certain limitations on their ability to deduct their allocable share of the Trust's expenses. See 'Tax Consequences to Certificateholders' below.

TAX CONSEQUENCES TO CERTIFICATEHOLDERS

     Treatment of the Trust as a Partnership. As discussed above under the caption 'Trust Treated as Partnership--Tax Characterization of the Trust,' the following discussion assumes that for U.S. federal income tax purposes, (i) the Trust will be treated as a partnership (other than a publicly traded partnership), (ii) the Notes will be treated as debt of this partnership and
(iii) the Certificates represent equity interests in such partnership.

     Partnership Taxation. As a partnership, the Trust will not be subject to U.S. federal income tax. Rather, each Certificateholder will be required separately to take into account such Certificateholder's allocable share of the Trust's income, gains, losses, deductions and credits. The Trust's income will consist primarily of interest and Late Fees earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain realized upon the collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions realized upon the collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, the relevant Treasury regulations promulgated thereunder and the partnership agreement (here, the Trust Agreement and related documents). However, inasmuch as the Trust's payment of the Certificate Rate on the Certificates is payable to the Certificateholders without regard to the income of the Trust, the Trust's payment of such amounts to Certificateholders should be treated (and the Trust intends to so treat such payments) as 'guaranteed payments' within the meaning of Section 707(c) of the Code. Such guaranteed payments will be considered ordinary income to a Certificateholder but may not be considered interest income for U.S. federal income tax purposes.

     In the event that such tax treatment is not respected, the Trust Agreement provides that the Certificateholders will be allocated gross income of the Trust for each calendar month equal to the sum of (i) the amount of interest that accrues on the Certificates for such calendar month, (ii) an amount equivalent to interest that accrues during such period on amounts previously due on the Certificates but not yet distributed and (iii) any gross income of the Trust attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining income of the Trust will be allocated to the Seller. All deductions and losses also will be allocated to the Seller.

     Based on the economic arrangement of the parties, such allocations should be respected for U.S. federal income tax purposes. However, no assurance can be given that the IRS would not require the Trust to allocate a greater amount of income to the Certificateholders. Moreover, even under the foregoing method of allocation (and also under the rules applicable to the tax treatment of guaranteed payments, which is the Trust's primary U.S. federal income tax reporting position), Certificateholders will realize income equal to the entire Certificate Rate even though the Trust may not have sufficient cash to make current cash distributions with respect to such income. Thus, cash method Certificateholders will be required effectively to report income from the Certificates on an accrual basis and all Certificateholders will be liable for the U.S. federal income taxes due on their allocable share of the Trust's income even if they have not received any cash distributions from the Trust with respect to such income. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders, Certificateholders purchasing Certificates at different times and at different prices may be required to recognize an amount of taxable income that is greater or less than the amount reported to them by the Trust. See 'Allocations between Transferors and Transferees' below.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. The Seller anticipates that the Receivables transferred to the Trust will not have been issued with OID. In such case, the Trust should not have to accrue any OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for U.S. federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust would be considered to have transferred all of its assets and liabilities to a new Trust and then to have immediately liquidated and distributed the interests in the new Trust to the continuing Certificateholders. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. Consequently, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.

     Disposition of Certificates. Generally, subject to a number of specific exceptions, a Certificateholder will recognize capital gain or loss on a sale or other taxable disposition of Certificates in an amount equal to the difference between the amount realized by the Certificateholder on such sale or disposition and the Certificateholder's tax basis in such Certificates. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost therefor increased by the Certificateholder's allocable share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificateholder's allocable share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Receivables generally would be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such tax treatment or special reporting requirements. In order to avoid this tax treatment and the resulting special tax reporting requirements related thereto, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates. The deductibility of capital losses is subject to limitations.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, an investor purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Owner Trustee is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) tax basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee will be required to keep complete and accurate books for the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file or cause to be filed a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Owner Trustee will provide or cause to be provided the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could result in an audit of a Certificateholder's U.S. federal income tax returns and, consequently, to adjustments of items not related to the Certificateholder's allocable share of the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. Under the terms of the Trust Agreement, the Certificates may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Code, and any transfer of a Certificate to a person that is not a U.S. person shall be void. Moreover, the Trust will withhold on any amounts allocable or payable to a Foreign Investor at a rate of 35% for Foreign Investors that are taxable as corporations and 39.6% for all other Foreign Investors. In determining a Certificateholder's withholding status, the U.S. entity otherwise required to withhold U.S. taxes may rely on IRS Form W-8, IRS Form W-9 or a Certificateholder's certification of nonforeign status signed under penalties of perjury.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates generally will be subject to the 31% U.S. backup withholding tax if the Certificateholder fails to comply with certain identification procedures or otherwise fails to establish an exemption.

                         CERTAIN STATE TAX CONSEQUENCES

     The above discussion does not address the tax treatment of the Trust, the Notes, the Certificates, Noteholders or Certificateholders under any state tax laws. Prospective investors are urged to consult with their own tax advisors regarding the state tax treatment of the Trust as well as any state tax consequences to them, particularly in the case of financial institutions, of purchasing, holding and disposing of Notes or Certificates.

                              ERISA CONSIDERATIONS

THE NOTES

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code, impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, 'PLANS'), and on persons who are fiduciaries with respect to Plans, in connection with the investment of 'plan assets' of any Plan ('PLAN ASSETS'). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary with respect to such Plan Assets.

     Subject to the considerations described below, the Notes are eligible for purchase with Plan Assets of any Plan.

     Title I of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ('PARTIES IN INTEREST' under ERISA and 'DISQUALIFIED PERSONS' under the Code) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Any fiduciary or other Plan investor considering whether to purchase the Notes with Plan Assets of any Plan should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, any Certificateholder or any other parties may be Parties in Interest or Disqualified Persons with respect to the investing Plan. Any fiduciary or other Plan investor considering whether to purchase the Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment and the availability of any prohibited transaction exemption, which may be available with respect to such purchase. Exemptions which may be available include U.S. Department of Labor ('DOL') Prohibited Transaction Class Exemptions 96-23 (relating to transactions determined by 'in-house asset managers'), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) and 84-14 (relating to transactions determined by independent 'qualified professional asset managers'). A purchaser of the Notes should be aware, however, that even if the conditions specified in one or more of those exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

     In addition, under DOL Regulation Section 2510.3-101 (the 'PLAN ASSET REGULATION'), the purchase with Plan Assets of equity interests in the Trust could, in certain circumstances, cause the Receivables and other assets of the Trust to be deemed Plan Assets of the investing Plan which, in turn, would subject the Trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the Notes (a) should be treated as indebtedness under local law and debt, rather than equity, for tax purposes (see 'Certain Federal Income Tax Considerations--Tax Consequences to Noteholders--Treatment of the Notes as Indebtedness' herein), and (b) should not be deemed to have any 'substantial equity features,' purchases of the Notes with Plan Assets should not be treated as equity investments and, therefore, the Receivables and other assets included as assets of the Trust should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes (which are highly rated by the Rating Agencies) will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Before purchasing the Notes, a fiduciary or other Plan investor should itself confirm that the Notes constitute indebtedness, and have no substantial equity features, for purposes of the Plan Asset Regulation.

     The Notes may not be purchased with Plan Assets of any Plan if any of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. Each purchaser will be deemed to have represented and warranted that its purchase of a Note or any interest therein does not violate the foregoing limitation.

THE CERTIFICATES

     Because purchases of the Certificates are equity investments, the Certificates may not be purchased by, on behalf of or with the Plan Assets of any Plan. In addition, each purchaser of the Certificates will be deemed to have represented and warranted that it is neither a Plan nor purchasing the Certificates on behalf of or with Plan Assets of a Plan.

     The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the 'GENERAL ACCOUNT REGULATIONS') not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute Plan Assets for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The assets of a general account that support insurance policies (other than 'guaranteed benefit policies' within the meaning of Section 401(b)(2) of ERISA) (i) issued to Plans after December 31, 1998 or (ii) issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the General Account Regulations, may be treated as Plan Assets. However, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the Plan Assets of any Plan. The Plan Asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the Plan Assets of any Plan invested in a separate account.

     If the assets of a general account invested in the Certificates are treated as Plan Assets of any Plan or the protections of Section 401(c) of ERISA become unavailable, certain violations of the prohibited transaction rules may be deemed to occur as a result of the operation of the Trust. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their own counsel concerning the impact of Section 401(c) of ERISA, including the status of assets of the general account and its ability to continue to hold the Certificates after the date that is 18 months after the General Account Regulations become final. The deemed representation and warranty regarding the acquisition and holding of Certificates by any Plan or person investing Plan Assets of any Plan (See 'Summary of Terms--ERISA Considerations' herein) will not apply to the acquisition or holding of Certificates with the assets of the general account of an insurance company to the extent that such acquisition or holding, respectively, (i) is and will be permitted by Section 401(c) of ERISA and final regulations thereunder or another exemption under ERISA and (ii) does not and will not result in the contemplated operations of the Trust being treated as non-exempt prohibited transactions.

     Any fiduciary or other Plan investor considering whether to purchase any Securities on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this Prospectus Supplement and the Prospectus for guidance regarding the ERISA Considerations applicable to the Securities offered hereby.

     For further information see 'ERISA Considerations' in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the 'NOTE UNDERWRITING AGREEMENT'), the Seller has agreed to sell to the underwriters named below (the 'NOTE UNDERWRITERS'), and each of the Note Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below:

                                     PRINCIPAL AMOUNT    PRINCIPAL AMOUNT    PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
NOTE UNDERWRITERS                   OF CLASS A-1 NOTES  OF CLASS A-2 NOTES  OF CLASS A-3 NOTES  OF CLASS A-4 NOTES
----------------------------------- ------------------  ------------------  ------------------  ------------------
Chase Securities Inc...............  $   64,500,000.00   $   48,750,000.00   $   81,250,000.00   $   71,650,000.00
Credit Suisse First Boston
  Corporation......................      64,500,000.00       48,750,000.00       81,250,000.00       70,750,000.00
Goldman, Sachs & Co................      64,500,000.00       48,750,000.00       81,250,000.00       70,750,000.00
Merrill Lynch, Pierce, Fenner &
Smith
             Incorporated..........      64,500,000.00       48,750,000.00       81,250,000.00       70,750,000.00
                                    ------------------  ------------------  ------------------  ------------------
     Total.........................  $  258,000,000.00   $  195,000,000.00   $  325,000,000.00   $  283,900,000.00
                                    ------------------  ------------------  ------------------  ------------------
                                    ------------------  ------------------  ------------------  ------------------

     In the Note Underwriting Agreement, the several Note Underwriters have agreed, subject to the terms and conditions therein, to purchase all the Notes offered hereby if any of such Notes are purchased. The Seller has been advised by the Note Underwriters that they propose initially to offer the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of 0.060% of the principal amount of the Class A-1 Notes, 0.100% of the principal amount of the Class A-2 Notes, 0.120% of the principal amount of the Class A-3 Notes and 0.150% of the principal amount of the Class A-4 Notes. The Note Underwriters may allow, and such dealers may reallow, a concession not in excess of 0.050% of the principal amount of the Class A-1 Notes, 0.075% of the principal amount of the Class A-2 Notes, 0.100% of the principal amount of the Class A-3 Notes and 0.100% of the principal amount of the Class A-4 Notes to certain other dealers. After the initial public offering, such prices and such concessions may be changed.

     Subject to the terms and conditions set forth in an underwriting agreement (the 'CERTIFICATE UNDERWRITING AGREEMENT' and, together with the Note Underwriting Agreement, the 'UNDERWRITING AGREEMENTS'), the Seller has agreed to sell to Chase Securities Inc. (the 'CERTIFICATE UNDERWRITER' and, together with the Note Underwriters, the 'UNDERWRITERS'), and Chase Securities Inc. has agreed to purchase, the entire principal amount of the Certificates.

     In the Certificate Underwriting Agreement, the Certificate Underwriter has agreed, subject to the terms and conditions therein, to purchase all of the Certificates offered hereby if any of such Certificates are purchased. The Seller has been advised by the Certificate Underwriter that it proposes initially to offer the Certificates to the public at the price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of 0.200% of the principal amount of the Certificates. The Certificate Underwriter may allow, and such dealers may reallow, a concession not in excess of 0.100% of the principal amount of the Certificates to certain other dealers. After the initial public offering, such price and such concession may be changed.

     The Indenture Trustee and the Owner Trustee (on behalf of the Trust) may, from time to time, invest the funds in the Collection Account and the Reserve Account in Permitted Investments acquired from any of the Underwriters.

     Chase Securities Inc., on behalf of the Note Underwriters and as Certificate Underwriter, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Chase Securities Inc. to reclaim a selling concession from a syndicate member when the Securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Issuer nor any of the Underwriters represent that Chase Securities Inc. will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     This Prospectus Supplement and the Prospectus may be used by Chase Securities Inc., an affiliate of the Seller and a subsidiary of The Chase Manhattan Corporation, in connection with offers and sales related to market-making transactions in the Securities. Chase Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Chase Securities Inc. has no obligation to make a market in the Securities, and it may discontinue any such market-making activities at any time without notice, in its sole discretion. Chase Securities Inc. is among the Underwriters participating in the initial distribution of the Securities.

     The Seller will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Securities will be passed upon for the Seller by Simpson Thacher & Bartlett, New York, New York and certain other legal matters will be passed upon for the Seller by David Kotkin, Esq., a Vice President and Assistant General Counsel of Chase and Chase Auto Finance, and for the Underwriters by Gibson, Dunn & Crutcher LLP, New York, New York. From time to time Simpson Thacher & Bartlett and Gibson, Dunn & Crutcher LLP provide legal services to the Seller and its affiliates.

                                 INDEX OF TERMS

TERM                                                                     PAGE
---------------------------------------------------------------------- --------
ABS...................................................................     S-18
ABS Table.............................................................     S-18
Adjusted Contract Value...............................................     S-29
Administration Agreement..............................................      S-6
Administration Fee....................................................      S-6
Administrator.........................................................      S-6
Aggregate Net Losses..................................................     S-32
Available Interest....................................................     S-29
Available Principal...................................................     S-29
Available Reserve Account Amount......................................     S-32
Average Delinquency Percentage........................................     S-32
Average Net Loss Ratio................................................     S-32
Bank..................................................................      S-1
Business Day..........................................................      S-3
Carryover Scheduled Interest Payment..................................     S-29
Cedel.................................................................        i
Certificate Balance...................................................     S-29
Certificate Final Scheduled Distribution Date.........................      S-5
Certificate Rate......................................................      S-4
Certificate Underwriter...............................................     S-42
Certificate Underwriting Agreement....................................     S-42
Certificateholder.....................................................     S-34
Certificateholders....................................................      S-4
Certificateholders' Distributable Amount..............................     S-30
Certificateholders' Interest Carryover Shortfall......................     S-30
Certificateholders' Interest Distributable Amount.....................     S-30
Certificateholders' Monthly Interest Distributable Amount.............     S-30
Certificateholders' Monthly Principal Distributable Amount............     S-30
Certificateholders' Percentage........................................     S-30
Certificateholders' Principal Carryover Shortfall.....................     S-30
Certificateholders' Principal Distributable Amount....................     S-30
Certificates..........................................................        i
Chase USA.............................................................      S-1
Class A-1 Notes.......................................................      S-1
Class A-2 Notes.......................................................      S-1
Class A-3 Notes.......................................................      S-1
Class A-4 Notes.......................................................      S-1
Closing Date..........................................................        i
Code..................................................................     S-34
Collection Account....................................................      S-5
Collection Period.....................................................      S-6
Contract Rate.........................................................     S-10
Contract Value........................................................     S-30
Cutoff Date...........................................................       ii
Delinquency Percentage................................................     S-32
Direct Receivables....................................................     S-10
Disqualified Persons..................................................     S-40
Distribution Date.....................................................       ii
DOL...................................................................     S-41
DTC...................................................................        i
ERISA.................................................................     S-40

TERM                                                                     PAGE
---------------------------------------------------------------------- --------
Euroclear.............................................................        i
FDIC..................................................................        i
Federal Tax Counsel...................................................     S-34
Final Regulations.....................................................     S-36
Final Scheduled Distribution Date.....................................      S-5
Final Scheduled Maturity Date.........................................      S-2
Financed Vehicles.....................................................      S-2
Foreign Investor......................................................     S-35
General Account Regulations...........................................     S-41
Global Certificates...................................................    S-A-1
Global Notes..........................................................    S-A-1
Global Securities.....................................................    S-A-1
Indenture.............................................................      S-1
Indenture Trustee.....................................................      S-1
Interest Accrual Period...............................................      S-3
Interest Rate.........................................................      S-3
IRS...................................................................     S-34
Issuer................................................................      S-1
Late Fees.............................................................     S-27
Liquidation Proceeds..................................................     S-32
Net Loss Ratio........................................................     S-33
Note Final Scheduled Distribution Date................................      S-4
Note Underwriters.....................................................     S-42
Note Underwriting Agreement...........................................     S-42
Noteholder............................................................     S-34
Noteholders...........................................................      S-3
Noteholders' Distributable Amount.....................................     S-30
Noteholders' Interest Carryover Shortfall.............................     S-30
Noteholders' Interest Distributable Amount............................     S-31
Noteholders' Monthly Interest Distributable Amount....................     S-31
Noteholders' Monthly Principal Distributable Amount...................     S-31
Noteholders' Percentage...............................................     S-31
Noteholders' Principal Carryover Shortfall............................     S-31
Noteholders' Principal Distributable Amount...........................     S-31
Notes.................................................................   i, S-1
Original Pool Balance.................................................      S-2
Owner Trustee.........................................................      S-1
Parties in Interest...................................................     S-40
Paying Agent..........................................................     S-27
Plan Asset Regulation.................................................     S-41
Plan Assets...........................................................     S-40
Plans.................................................................     S-40
Pool Balance..........................................................      S-2
Principal Balance.....................................................     S-31
Principal Distribution Amount.........................................     S-31
Rating Agency.........................................................      S-7
Receivables...........................................................       ii
Receivables Pool......................................................      S-9
Record Date...........................................................      S-3
Reserve Account.......................................................      S-5
Reserve Account Initial Deposit.......................................      S-5
Sale and Servicing Agreement..........................................      S-2
Saturn................................................................     S-17

TERM                                                                     PAGE
---------------------------------------------------------------------- --------
Saturn Receivables....................................................     S-17
Scheduled Interest Payment............................................     S-31
Securities............................................................        i
Securityholders.......................................................      S-4
Seller................................................................   i, S-1
Servicer..............................................................  ii, S-1
Servicing Fee.........................................................     S-27
Servicing Fee Rate....................................................     S-27
Settlement Date.......................................................      S-6
Specified Reserve Account Balance.....................................      S-5
Total Distribution Amount.............................................     S-28
Transfer and Servicing Agreements.....................................     S-27
Trust.................................................................   i, S-1
Trust Account.........................................................     S-27
Trust Agreement.......................................................      S-1
Underwriters..........................................................     S-42
Underwriting Agreements...............................................     S-42
U.S...................................................................     S-34
U.S. Person...........................................................    S-A-4

                                                                         ANNEX A
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Chase Manhattan Auto Trust 1998-C Class A-1 5.588% Asset Backed Notes, Class A-2 5.747% Asset Backed Notes, Class A-3 5.800% Asset Backed Notes and Class A-4 5.850% Asset Backed Notes (collectively, the 'GLOBAL NOTES') and 6.000% Asset Backed Certificates (the 'GLOBAL CERTIFICATES,' and together with the Global Notes, the 'GLOBAL SECURITIES') to be issued will be available only in book-entry form. Investors in the Global Securities may hold Global Notes through any of DTC, Cedel or Euroclear or hold Global Certificates through DTC. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Notes through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing corporation organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee or DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practice applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with the holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Notes through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

                                     S-A-1

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear, through a Cedel Participant or Euroclear Participant, at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be backed-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Notes are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear, through a Cedel Participant or Euroclear Participant, at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                                     S-A-2

     Finally, day traders that use Cedel or Euroclear and that purchase Global Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's custom procedures;

          (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

GLOBAL NOTES

     A beneficial owner of Global Notes holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of the Global Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Notes and who reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption of Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by such beneficial owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Note or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the

                                     S-A-3
     clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. PERSON' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

GLOBAL CERTIFICATES

     A beneficial owner of Global Certificates holding such Certificates through DTC will be subject to U.S. withholding tax at a rate of 35% in the case of corporations and at a rate of 39.6% in the case of all other persons if such holder has an address outside of the U.S., unless (i) each clearing system, bank or other financial institutions that hold customers' securities in the ordinary course of its business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner certifies that it is a U.S. Person and such certification is signed under penalties of perjury.

                                     S-A-4

PROSPECTUS

CHASE MANHATTAN AUTO TRUSTS

ASSET BACKED NOTES
ASSET BACKED CERTIFICATES
AUTOMOBILE LOAN PASS-THROUGH CERTIFICATES

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

SELLER AND SERVICER

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The Asset Backed Notes (the 'NOTES') and the Asset Backed Certificates and the Automobile Loan Pass-Through Certificates (collectively, the 'CERTIFICATES' and, together with the Notes, the 'SECURITIES') described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a 'PROSPECTUS SUPPLEMENT'). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed on or before the issuance date for that series (each, a 'TRUST'). Each Trust will be formed pursuant to either a Trust Agreement to be entered into among Chase Manhattan Bank USA, National Association ('CHASE USA'), a national banking association headquartered in Delaware (in such capacity, the 'SELLER'), and the owner trustee specified in the related Prospectus Supplement or a Pooling and Servicing Agreement to be entered into among the trustee specified in the related Prospectus Supplement, the Seller and Chase USA, as Servicer (in such capacity, the 'SERVICER'). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the related Trust and the indenture trustee specified in the related Prospectus Supplement and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby.

The property of each Trust will include a pool of retail installment sales contracts and purchase money notes or other notes secured by new or used automobiles or light-duty trucks, certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby, proceeds from claims on certain insurance policies and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of a Trust will include monies on deposit in a trust account (the 'PRE-FUNDING ACCOUNT') which will be used to purchase additional retail installment sales contracts and purchase money loans and related property from the Seller from time to time during the period (the 'FUNDING PERIOD') specified in the related Prospectus Supplement.

Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series to the extent described herein

                                               (continued on the following page)

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ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE CHASE MANHATTAN BANK, CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION OR ANY AFFILIATE THEREOF. NO NOTE OR CERTIFICATE OF ANY SERIES IS A DEPOSIT AND NO SUCH NOTE OR CERTIFICATE IS INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE 'FDIC'). THE RECEIVABLES ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE HEADING 'RISK FACTORS' IN THIS PROSPECTUS COMMENCING ON PAGE 13 HEREIN AND SET FORTH UNDER THE HEADING 'RISK FACTORS' IN THE RELATED PROSPECTUS SUPPLEMENT.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 6, 1998.

(continued from previous page)

and in the related Prospectus Supplement. Distributions on Certificates of a class may be subordinated to distributions to be made on Certificates of a different class of the same series or to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes and/or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distribution in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance (as defined herein) of any class of Certificates will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

     Each series or classes of Securities offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

                             AVAILABLE INFORMATION

     Chase USA has filed with the Securities and Exchange Commission (the 'COMMISSION') a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the 'REGISTRATION STATEMENT') under the Securities Act of 1933, as amended (the 'SECURITIES ACT'), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and any reports and other documents incorporated herein by reference as described below under 'Incorporation of Certain Documents by Reference,' which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer, on behalf of each Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the 'EXCHANGE ACT'), and the rules and regulations of the Commission thereunder. In addition, the Commission maintains a public access site on the Internet through the World Wide Web, at which site reports, information statements and other information, including all electronic filings, regarding the Seller may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                           REPORTS TO SECURITYHOLDERS

     Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Securities are issued, unaudited monthly and annual reports containing information concerning each Trust and prepared by the Servicer will be sent on behalf of each Trust only to Cede & Co. ('CEDE'), as the nominee of The Depository Trust Company ('DTC'), and registered holder of the Securities. See 'Certain Information Regarding the Securities--Book-Entry Registration,' '--Definitive Securities' and '--Reports to Securityholders.' Such reports will not constitute financial statements prepared in accordance with United States generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant. The Seller does not intend to send any of its financial reports to Securityholders or to the owners of beneficial interests in the Securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Servicer with the Commission, on behalf of each Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Chase Manhattan Bank, an affiliate of the Servicer, will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Servicer, Attention: Investor Relations. Telephone requests for such copies should be directed to the Servicer at (212) 270-6000.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY OF PROSPECTUS...................................................     6

RISK FACTORS............................................................    13
  Certain Legal Aspects.................................................    13
  Trust's Relationship to the Seller, the Servicer and their
     Affiliates.........................................................    14
  Subordination.........................................................    14
  Limited Assets........................................................    14
  Maturity and Prepayment Considerations................................    15
  Risk of Commingling...................................................    15
  Risks Associated with Subsequent Receivables and the Pre-Funding
     Account............................................................    15
  Rights of Noteholders and Certificateholders..........................    16

THE TRUSTS..............................................................    16

THE RECEIVABLES POOLS...................................................    17
  General...............................................................    17
  Delinquency and Loan Loss Information.................................    19
  Origination and Servicing of Motor Vehicle Loans......................    20
  Underwriting of Motor Vehicle Loans...................................    21
  Insurance and Collection Procedures...................................    22

WEIGHTED AVERAGE LIFE OF THE SECURITIES.................................    23

POOL FACTORS AND TRADING INFORMATION....................................    25

USE OF PROCEEDS.........................................................    25

CHASE USA...............................................................    26

DESCRIPTION OF THE NOTES................................................    26
  General...............................................................    26
  Principal and Interest on the Notes...................................    26
  The Indenture.........................................................    27
  Certain Covenants.....................................................    29
  The Indenture Trustee.................................................    30

DESCRIPTION OF THE CERTIFICATES.........................................    31
  General...............................................................    31
  Distributions of Principal and Interest...............................    31
  The Trustee...........................................................    31

CERTAIN INFORMATION REGARDING THE SECURITIES............................    32
  Fixed Rate Securities.................................................    32
  Floating Rate Securities..............................................    32
  Indexed Securities....................................................    33
  Book-Entry Registration...............................................    33
  Definitive Securities.................................................    36
  List of Securityholders...............................................    37
  Reports to Securityholders............................................    37

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS....................    39
  Sale and Assignment of Receivables....................................    39
  Accounts..............................................................    40
  Servicing Procedures..................................................    42
  Collections...........................................................    42
  Servicing Compensation and Payment of Expenses........................    43
  Advances..............................................................    43

                                                                           PAGE
                                                                           ----
  Distributions.........................................................    43
  Credit and Cash Flow Enhancement......................................    44
  Net Deposits..........................................................    45
  Statements to Trustees and Trust......................................    45
  Evidence as to Compliance.............................................    46
  Certain Matters Regarding the Servicer................................    46
  Events of Servicing Termination.......................................    47
  Rights Upon Event of Servicing Termination............................    48
  Waiver of Past Defaults...............................................    48
  Amendment.............................................................    49
  Payment of Notes......................................................    49
  Termination...........................................................    49
  Administration Agreement..............................................    50

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES................................    51
  General...............................................................    51
  Security Interests in the Financed Vehicles...........................    51
  Enforcement of Security Interests in Vehicles.........................    52
  Other Matters.........................................................    53
  Repurchase Obligation.................................................    53

ERISA CONSIDERATIONS....................................................    53

PLAN OF DISTRIBUTION....................................................    54

RATINGS.................................................................    55

LEGAL MATTERS...........................................................    55

INDEX OF TERMS..........................................................    56

                             SUMMARY OF PROSPECTUS

     The following Summary of Prospectus is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the 'Index of Terms.'

ISSUER................... The issuer (the 'ISSUER') with respect to each series of Securities, shall be the Trust to be formed
                          pursuant to either a Trust Agreement (as amended and
                          supplemented from time to time, a 'TRUST AGREEMENT')
                          between the Owner Trustee for such Trust and the
                          Seller, or a Pooling and Servicing Agreement (as
                          amended and supplemented from time to time, the
                          'POOLING AND SERVICING AGREEMENT') among the Trustee
                          for such Trust, the Seller and the Servicer.

CHASE AUTO FINANCE....... Chase Manhattan Bank USA, National Association, a
                          national banking association headquartered in Delaware
                          which is a wholly-owned subsidiary of The Chase
                          Manhattan Corporation (the 'CORPORATION'), together
                          with its affiliates, is engaged in the automotive
                          financing and automotive loan servicing business. In
                          July 1996, The Chase Manhattan Bank, N.A. ('CHASE
                          N.A.') and Chemical Bank, both wholly-owned
                          subsidiaries of the Corporation, merged (the
                          'MERGER'), with Chemical Bank continuing as the
                          surviving corporation under the name 'The Chase
                          Manhattan Bank' ('CHASE').

                          As used in this Prospectus and in any Prospectus
                          Supplement, the term 'CHASE AUTO FINANCE' will be deemed to refer to the automotive financing and automotive loan servicing business of Chase, its predecessors and its affiliates, and such term will not include (unless otherwise specified) the automotive financing and automotive loan servicing business of Chemical Bank prior to the Merger.

SELLER................... Chase USA (in such capacity, the 'SELLER' or the
                          'BANK'). See 'Chase USA' herein.

SERVICER................. Chase USA (in such capacity, the 'SERVICER').

TRUSTEE.................. The entity named as 'TRUSTEE' in the related
                          Prospectus Supplement, which shall include the 'OWNER
                          TRUSTEE' with respect to any Certificates issued
                          pursuant to a Trust Agreement and the 'TRUSTEE' with
                          respect to any Certificates issued pursuant to a
                          Pooling and Servicing Agreement.

INDENTURE TRUSTEE........ With respect to Notes issued by a Trust pursuant to an
                          Indenture, the entity named as 'INDENTURE TRUSTEE' in
                          the related Prospectus Supplement.

DENOMINATIONS............ Each class of Securities of a series will be issued in the minimum denominations set forth in the related
                          Prospectus Supplement. Each Security will represent a
                          percentage interest (a 'PERCENTAGE INTEREST') in the
                          Securities of the related class determined by dividing
                          the original dollar amount (or notional principal
                          amount, in the case of Securities entitled to interest
                          only and assigned a notional principal amount)
                          represented by such Security by the original aggregate
                          principal balance of such class (or original aggregate
                          Notional Principal Amount, if applicable).

REGISTRATION OF
SECURITIES............... Each or any class of Securities of a series may be issued in definitive form or may initially be
                          represented by one or more certificates ('BOOK-ENTRY
                          SECURITIES') registered in the name of Cede, the
                          nominee of DTC, and available

                          only in the form of book-entries on the records of DTC, participating members thereof ('PARTICIPANTS') and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ('INDIRECT PARTICIPANTS').
                          Securities representing Book-Entry Securities will be issued in definitive form only under the limited circumstances described herein and in the related
                          Prospectus Supplement. With respect to the Book-Entry
                          Securities, all references herein to 'HOLDERS' or 'SECURITYHOLDERS' shall reflect the rights of owners of the Book-Entry Securities as they may indirectly exercise such rights through DTC and Participants
                          (including Cedel and Euroclear), except as otherwise specified herein. See 'Certain Information Regarding the Securities--Book-Entry Registration' and
                          '--Definitive Securities' herein.

THE NOTES................ A series of Securities may include one or more classes of Notes, which will be issued pursuant to an
                          Indenture between the related Trust and the Indenture
                          Trustee (as amended and supplemented from time to
                          time, an 'INDENTURE'). The related Prospectus
                          Supplement will specify which class or classes, if
                          any, of Notes of the related series are being offered
                          thereby.

                          Unless otherwise specified in the related Prospectus
                          Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the 'INTEREST RATE'). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus
                          Supplement will specify the Interest Rate for each class of Notes, or the method for determining the Interest Rate.

                          With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, Interest
                          Rate or amount of payments of principal or interest, and payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related
                          Receivables Pool.

                          In addition, a series may include one or more classes of Notes ('STRIP NOTES') entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                          If the Servicer exercises its option to purchase the Receivables of a Trust (or, if not, and to the extent provided in the related Prospectus Supplement, if satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described herein under 'Description of the Transfer and Servicing
                          Agreements--Termination,' the outstanding Notes will be redeemed as set forth in the related Prospectus
                          Supplement. In addition, if the related Prospectus
                          Supplement provides that the property of a Trust will include a Pre-Funding Account, one or more classes of the outstanding Notes will be subject to partial redemption on or immediately following the end of the related Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the related Trust, in the amount and to the extent provided in the related Prospectus Supplement.

THE CERTIFICATES......... A series of Securities may include one or more classes of Certificates. The related Prospectus Supplement
                          will specify which class or classes, if any, of the
                          Certificates are being offered thereby.

                          Unless otherwise specified in the related Prospectus
                          Supplement, each class of Certificates will have a stated Certificate Balance specified in the related
                          Prospectus Supplement (the 'CERTIFICATE BALANCE') and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the 'PASS THROUGH RATE'). Each class of
                          Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass
                          Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass
                          Through Rate for each class of Certificates or the method for determining the Pass Through Rate.

                          With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations or losses, Pass Through Rate or amount of distributions in respect of principal or interest and distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

                          In addition, a series may include one or more classes of Certificates ('STRIP CERTIFICATES') entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                          If a series of Securities includes classes of Notes and Certificates, distributions in respect of the Certificates may be subordinated to distributions to be made on Certificates of a different class of the same series or to payments due on any related Notes to the extent specified in the related Prospectus
                          Supplement.

                          If the Servicer exercises its option to purchase the Receivables of a Trust (or, if not, and to the extent provided in the related Prospectus Supplement, if satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described herein under 'Description of the Transfer and Servicing
                          Agreements--Termination,' Certificateholders will receive as a prepayment an amount in respect of the Certificates as specified in the related Prospectus
                          Supplement. In addition, if the related Prospectus
                          Supplement provides that the property of a Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the related Funding
                          Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the related Trust, in the amount and to the extent provided in the related Prospectus Supplement.

                          The Securities of a series may include one or more classes of Certificates and/or one or more classes of Notes.

THE TRUST PROPERTY....... The property of each Trust will include a pool of
                          Motor Vehicle Loans, including rights to receive
                          certain monies due or received thereunder on or after
                          the related Cutoff Date, security interests in the
                          vehicles financed thereby (the 'FINANCED VEHICLES'),
                          amounts on deposit in certain accounts and the
                          proceeds thereof and any proceeds from claims on
                          certain related insurance policies, as described
                          herein and in the related Prospectus Supplement. On or
                          before the Closing Date specified in the related
                          Prospectus Supplement with respect to a Trust, the
                          Seller will, if so specified in such Prospectus
                          Supplement, sell or transfer Motor Vehicle Loans (the
                          'INITIAL RECEIVABLES') having an aggregate principal
                          balance specified in the related Prospectus Supplement
                          as of the date specified therein to such Trust
                          pursuant to either a Sale and Servicing Agreement
                          among the Seller, the Servicer and such Trust (as
                          amended and supplemented from time to time, the 'SALE
                          AND SERVICING AGREEMENT') or the related Pooling and
                          Servicing Agreement. The property of each Trust will
                          also include amounts on deposit in certain trust
                          accounts, including any Collection Account, Cash
                          Collateral Account, Pre-Funding Account, Reserve
                          Account, Yield Supplement Account, Paid-Ahead Account
                          and any other account identified in the related
                          Prospectus Supplement.

                          To the extent provided in the related Prospectus
                          Supplement, from time to time during the funding period specified in the related Prospectus Supplement
                          (the 'FUNDING PERIOD'), the Seller will be obligated
                          (subject only to the availability thereof) to sell, and the related Trust will be obligated to purchase
                          (subject to the satisfaction of certain conditions described in the applicable Sale and Servicing
                          Agreement or Pooling and Servicing Agreement), additional Motor Vehicle Loans (the 'SUBSEQUENT
                          RECEIVABLES') and the related property having an aggregate principal balance approximately equal to the amount (the 'PRE-FUNDING AMOUNT') on deposit in the related Pre-Funding Account on the related Closing
                          Date.

                          The Receivables to be held by each Trust will be selected from the Motor Vehicle Loans owned or to be owned by the Seller based on the criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and described herein and in the related Prospectus Supplement.

CREDIT AND CASH FLOW
ENHANCEMENT.............. If and to the extent specified in the related
                          Prospectus Supplement, credit enhancement with respect
                          to a Trust or any class or classes of Securities may
                          include any one or more of the following:
                          subordination of one or more other classes of
                          Securities, a Cash Collateral Guaranty secured by a
                          Cash Collateral Account, a Reserve Account, Yield
                          Supplement Agreements or Accounts, over-
                          collateralization, letters of credit, credit or
                          liquidity facilities, surety bonds, guaranteed
                          investment contracts, swaps or other interest rate
                          protection agreements, repurchase obligations, other
                          agreements with respect to third party payments or
                          other support, cash deposits or other arrangements.
                          The amount of any credit enhancement may be limited or
                          have exclusions from coverage and may decline over
                          time or under certain circumstances, all as specified
                          in the related Prospectus Supplement. See 'Description
                          of the Transfer and Servicing Agreements--Credit and
                          Cash Flow Enhancement' herein.

                          Cash Collateral Guaranty.  If specified in the related
                          Prospectus Supplement with respect to any Trust classified as a grantor trust, the related Trustee will have the right to demand payments under a cash collateral guaranty (the 'CASH COLLATERAL GUARANTY') under certain circumstances as described herein and in the related Prospectus Supplement. Each Cash
                          Collateral Guaranty will be secured by a Cash
                          Collateral Account, which will be held in the name of a Cash Collateral Trustee, as specified in the related
                          Prospectus Supplement. The related Prospectus
                          Supplement will specify whether the Cash Collateral
                          Account will be funded on the date of issuance of the related series of Securities solely from the proceeds of a loan to be made by a cash collateral depositor
                          (the 'CASH COLLATERAL DEPOSITOR') pursuant to a Loan
                          Agreement, from a deposit by the Seller, or by a combination thereof. To the extent specified in the related Prospectus Supplement, funds in the related
                          Cash Collateral Account will thereafter be supplemented by the deposit of amounts remaining on any Distribution Date after making all other distributions required on such date. Amounts drawn under the Cash Collateral Guaranty will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related
                          Prospectus Supplement in the manner and under the circumstances specified therein. The related
                          Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Cash Collateral Account (after giving effect to all required distributions to be made by the related Trust) in excess of the Required Cash
                          Collateral Amount (as defined in the related
                          Prospectus Supplement) will be distributed.

                          Reserve Account.  If specified in the related
                          Prospectus Supplement with respect to any Trust not classified as a grantor trust, a Reserve Account will be funded on the date of issuance of the related series of Securities, and if the related series has a Funding Period, will also be funded on each Subsequent
                          Transfer Date. The related Prospectus Supplement will specify whether the Reserve Account will be funded solely from the proceeds of a loan or loans to be made by a Cash Collateral Depositor pursuant to a Loan
                          Agreement, from a deposit or deposits by the Seller, or by a combination thereof. To the extent specified in the related Prospectus Supplement, funds in the related Reserve Account will thereafter be supplemented by the deposit of amounts remaining on any Distribution Date or Payment Date after making all other distributions required on such date. Amounts in a Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related
                          Prospectus Supplement in the manner and under the circumstances specified therein. The related
                          Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the related Reserve Account (after giving effect to all required distributions to be made by the related Trust) in excess of the Specified Reserve
                          Account Balance (as defined in the related Prospectus
                          Supplement) will be distributed.

                          Demands under a Cash Collateral Guaranty will be funded solely from amounts, if any, on deposit in the related Cash Collateral Account. If the amount deposited in such Cash Collateral Account or in any Reserve Account is reduced to zero, the related
                          Securityholders will bear directly the credit and other risks associated with ownership of the related
                          Receivables.

                          Yield Supplement Account; Yield Supplement
                          Agreement.  If specified in the related Prospectus
                          Supplement, the Seller or a third party will enter into a yield supplement agreement (as amended and supplemented from time to time, a 'YIELD SUPPLEMENT
                          AGREEMENT') and/or establish a yield supplement account (a 'YIELD SUPPLEMENT ACCOUNT') with the related Indenture Trustee or related Trustee for the benefit of the holders of the related Securities. A
                          Yield Supplement Agreement or a Yield Supplement
                          Account will be designed to provide payments to the Securityholders in respect of Receivables the Contract
                          Rate of which is less than the Required Rate (as such term is defined in the related Prospectus Supplement, the 'REQUIRED RATE'). A
                          Yield Supplement Account may be an asset of the obligor under the related Yield Supplement Agreement holding funds to secure the obligation of such obligor to make payments under such Yield Supplement Agreement or, in the case of a Trust that is not classified as a grantor trust, may be an asset of the Trust from which cash may periodically be withdrawn to provide payments to the Securityholders.

TRANSFER AND SERVICING
AGREEMENTS............... With respect to each Trust, the Seller will assign to such Trust, without recourse, the Seller's entire
                          interest in the related Receivables pursuant to a Sale
                          and Servicing Agreement or a Pooling and Servicing
                          Agreement. The rights and benefits of any Trust under
                          a Sale and Servicing Agreement will be assigned to the
                          related Indenture Trustee as collateral for the Notes
                          of the related series. The Servicer will agree with
                          respect to each Trust to be responsible for servicing,
                          managing, maintaining custody of and making
                          collections on the Receivables.

                          Unless otherwise provided in the related Prospectus
                          Supplement, the Seller will be obligated to repurchase any Receivable if (a) such Receivable does not meet any of the criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing
                          Agreement, as applicable, and (b) such failure materially and adversely affects the interests of the holders of the related series of Securities in such Receivable, unless the Seller has cured the failure to meet the related criterion following the discovery by or notice to the Seller of such failure. See
                          'Description of the Transfer and Servicing
                          Agreements--Sale and Assignment of Receivables' herein.

                          Unless otherwise provided and to the extent set forth in the related Prospectus Supplement, the Servicer will be entitled to receive a fee for servicing the Receivables of each Trust equal to a specified percentage of the aggregate principal balance of the related Receivables Pool plus any Late Fees collected from Obligors during the related Collection Period. In addition, to the extent set forth in the related
                          Prospectus Supplement, the Servicing Fee will also include investment earnings on amounts on deposit in the Trust Accounts. See 'Description of the Transfer and Servicing Agreements--Servicing Compensation and
                          Payment of Expenses' herein and the corresponding
                          section in the related Prospectus Supplement.

ADVANCES................. If the Pooling and Servicing Agreement or Sale and
                          Servicing Agreement, as applicable, related to any
                          series provides that the Servicer may or is required
                          to make advances with respect to due and unpaid
                          amounts with respect to all or certain of the
                          Receivables, the related Prospectus Supplement shall
                          specify the terms and conditions pursuant to which
                          such Advances may or are required to be made.

TAX STATUS............... Unless the Prospectus Supplement specifies that the related Trust will be classified as a grantor trust
                          and, except as otherwise provided in such Prospectus
                          Supplement, upon the issuance of the related series of
                          Securities, Simpson Thacher & Bartlett, special
                          counsel to the Seller ('FEDERAL TAX COUNSEL'), will
                          deliver an opinion to the effect that, for federal
                          income tax purposes: (i) any Notes of such series will
                          be treated as debt and (ii) such Trust will not be
                          characterized as an association (or a publicly traded
                          partnership) taxable as a corporation. Alternative
                          characterizations of such Trust and such Certificates
                          are possible, but would not result in materially
                          adverse tax consequences to Certificateholders.

                          If the Prospectus Supplement specifies that the related Trust will be classified as a grantor trust and except as otherwise provided in such Prospectus
                          Supplement, upon the issuance of the related series of Certificates, Federal Tax Counsel will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and not as an association (or other entity) taxable as a corporation.

                          Each such opinion of Federal Tax Counsel referred to in the preceding two paragraphs will be filed with the Commission as an Exhibit to a Current Report filed on Form 8-K.

                          Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of Securities of any series. See 'Certain
                          Federal Income Tax Consequences' and 'Certain State
                          Tax Consequences' in the related Prospectus
                          Supplement.

ERISA CONSIDERATIONS..... A fiduciary of any employee benefit plan or other plan subject to ERISA or Section 4975 of the Code should
                          carefully review with its legal advisors whether the
                          purchase or holding of any class of Securities could
                          give rise to a transaction prohibited or not otherwise
                          permissible under ERISA or the Code. Certain classes
                          of Securities may not be acquired by any employee
                          benefit plan or other plan subject to ERISA or Section
                          4975 of the Code, as specified in the related
                          Prospectus Supplement. See 'ERISA Considerations'
                          herein and in the related Prospectus Supplement.

RATINGS OF THE
SECURITIES............... Each Prospectus Supplement will specify the ratings upon which the issuance of each series of Securities
                          will be conditioned. See 'Ratings' herein.

                                  RISK FACTORS

CERTAIN LEGAL ASPECTS

     In connection with each sale of Receivables to a Trust, the Seller will assign its security interest in each individual Financed Vehicle to such Trust. However, due to administrative burden and expense, neither the Seller nor the related Trustee will amend the certificates of title to the Financed Vehicles to identify the Trust or any related Indenture Trustee as the new secured party. In addition, with respect to any security interests in Financed Vehicles acquired by the Seller from an affiliated entity, the related certificates of title to such Financed Vehicles will not be amended to identify the Seller as new secured party before assignment to any Trust. In a majority of states, assignment of a Receivable together with the related security interest is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title, and the new secured party succeeds to the Originating Bank's rights as the secured party as against creditors of the Obligor. In certain states, in the absence of such amendment and delivery, the Seller, the related Trust and/or any related Indenture Trustee may not have a perfected security interest in the related Financed Vehicle. Unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to a Trust as to which the Seller has represented that the Originating Bank has a first perfected security interest in the Financed Vehicle securing such Receivable, if a breach of such representation shall materially adversely affect the interest of the related Securityholders in such Receivable and if a breach of such representation shall not have been cured. If such Trust does not have a perfected security interest in a Financed Vehicle, the only recourse of such Trust vis-a-vis third parties would be against the related Obligor on an unsecured basis or (if the Originating Bank did not have a perfected security interest in such Financed Vehicle) against the Seller pursuant to its repurchase obligation.

     If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, under the laws of many states, certain possessory liens for repairs and storage, as well as certain rights in favor of federal and state governmental authorities arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. In addition, through fraud or negligence, a Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither the Seller nor the Servicer will have an obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust (other than through fraud or negligence of the Seller or the Servicer).

     The Seller intends that each transfer of Receivables by it to a Trust under a Sale and Servicing Agreement or a Pooling and Servicing Agreement constitutes a sale. In the event that the Seller were to become insolvent, the Federal Deposit Insurance Act ('FDIA'), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA'), sets forth certain powers that the FDIC may exercise if it were appointed receiver of such Seller. To the extent that the Seller has granted a security interest in the Receivables to a Trust and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest would not be subject to avoidance by the FDIC as receiver of the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, if appointed receiver of the Seller, would interfere with the timely transfer to the Trust of payments collected on the related Receivables. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the related Securities and possible reductions in the amount of those payments could occur.

     With respect to any Notes, unless otherwise specified in the related Prospectus Supplement, if an Event of Default occurs, the Indenture Trustee or the holders of not less than a majority of the aggregate principal amount of the Notes may declare the principal of the Notes to be immediately due and payable, and, if the Notes have been accelerated, the Indenture Trustee may institute or be required to institute proceedings to collect amounts due or exercise its remedies as a secured party (including foreclosure or sale of the Receivables). The proceeds from any such sale will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the sale of the trust assets and any amounts on deposit in any related Trust Account and any amounts available from any credit enhancement are not sufficient to pay the Notes and any Certificates of the related series in full, the amount of principal returned to Noteholders and any Certificateholders will be reduced and some or all of such Noteholders and Certificateholders will incur a loss. Because neither interest nor principal may be distributed to Certificateholders upon a sale of the Receivables following an Event of Default and acceleration of the Notes under the Indenture until all the Notes have been paid in full, the interests of Noteholders and Certificateholders may conflict, and the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies under the Indenture and applicable law may cause the Certificateholders to suffer a loss of all or part of their investment. See 'Description of the Notes--The Indenture' and 'Description of the Transfer and Servicing Agreements--Rights Upon Event of Servicing Termination' herein.

TRUST'S RELATIONSHIP TO THE SELLER, THE SERVICER AND THEIR AFFILIATES

     None of the Seller, the Servicer or their affiliates is generally obligated to make any payments in respect of any Notes, any Certificates or the Receivables of a given Trust.

     However, in connection with the sale of Receivables by the Seller to a given Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See 'Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables' herein. In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See 'Description of the Transfer and Servicing Agreements--Servicing Procedures' herein. Moreover, if the Bank were to cease acting as the Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

SUBORDINATION

     To the extent specified in the related Prospectus Supplement, payments of interest and/or principal on the Securities of any class of a series ('SUBORDINATED SECURITIES') may be subordinated in priority of payment to interest and/or principal due on one or more other classes of Securities of such series (the 'SENIOR SECURITIES'). For such series, the related Securityholders will not receive any distributions with respect to a Distribution Date until the full amount of interest on and/or principal of the related Senior Securities distributable on such Distribution Date has been allocated to the Senior Securities.

LIMITED ASSETS

     Each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account, a Cash Collateral Guaranty, a Yield Supplement Agreement, a Yield Supplement Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Seller, the Servicer, any Trustee, any Indenture Trustee, any of their affiliates or any other person or entity. Consequently, Securityholders of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts available under the Cash Collateral Guaranty (if any), the Yield Supplement Agreement (if any), amounts on deposit in the Pre-Funding Account (if any), the Yield Supplement Account (if any) and the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement.

     If the protection provided to any Securityholders of a given class of a series by the subordination of the related Subordinated Securities, if any, and by any Reserve Account, Cash Collateral Guaranty, Yield Supplement Agreement, Yield Supplement Account or other credit enhancement for such class and series is insufficient, such Securityholders would have to look principally to the Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables. In such event, certain factors, such as the applicable Trust not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See 'Description of the Transfer and Servicing Agreements--Distributions,' '--Credit and Cash Flow Enhancement' and 'Certain Legal Aspects of the Receivables' herein.

MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of any series of Notes and any series of Certificates will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. The Receivables are prepayable by the Obligors at any time. If a Prospectus Supplement provides that the property of the related Trust will include a Pre-Funding Account, the related Securities will be subject to partial redemption on or immediately following the end of the Funding Period in an amount and in the manner specified in the related Prospectus Supplement. If provided in any Prospectus Supplement, prepayments may also result from demands under any Cash Collateral Guaranty, Reserve Account or other enhancement related to such series with respect to Defaulted Receivables. See 'Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables.' Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also 'Description of the Transfer and Servicing Agreements--Termination' regarding the Servicer's option to purchase the Receivables of a given Receivables Pool.

     In addition, Chase Auto Finance may, on a case-by-case basis, permit extensions with respect to the Due Dates of payments on Motor Vehicle Loans in accordance with its normal and customary servicing practices and procedures. See 'Pooling and Servicing Agreement--Servicing Procedures' in the related Prospectus Supplement or 'Description of the Transfer and Servicing Agreements--Servicing Procedures' herein. Any such deferrals or extensions may increase the weighted average life of the related Securities. However, the Servicer will not be permitted to grant any such deferral or extension if as a result the final scheduled payment on a Receivable would fall after the Final Scheduled Maturity Date unless the Servicer repurchases the affected Receivable.

RISK OF COMMINGLING

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust. For so long as the Seller is the Servicer and the Seller satisfies certain requirements for making deposits less frequently than daily, the Servicer will not be required to deposit such amounts in the Collection Account of such Trust until on or before the related Deposit Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements referred to herein, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and the payment of the aggregate Repurchase Amount with respect to Receivables purchased by the Servicer.

RISK ASSOCIATED WITH SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the Seller will be obligated to sell, and the related Trust will be obligated to purchase, Subsequent Receivables from time to time during the Funding Period specified in the related Prospectus Supplement. The ability of the Seller to generate Subsequent Receivables to be conveyed to such Trust will affect the amount on deposit in the related Pre-Funding Account which is not applied to the conveyance of Subsequent Receivables during the Funding Period. Amounts on deposit in any Pre-Funding Account may be invested only in Permitted Investments. Subsequent Receivables may be originated at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables. Securityholders will bear all reinvestment risk associated with a higher than expected rate of payment on the Securities. In addition, a higher than expected rate of payment may result in a reduction in the yield to maturity of any class of Securities to which such payments are distributed. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to a Trust by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on or immediately preceding such Distribution Date or Payment Date. It is anticipated that the principal balance of Subsequent Receivables sold to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Holders of Securities issued by such Trust will bear the reinvestment risk associated with any such distribution of amounts on deposit in the Pre-Funding Account after the termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

RIGHTS OF NOTEHOLDERS AND CERTIFICATEHOLDERS

     In general, with respect to any Trust issuing Notes, the holders of any Certificates issued by such Trust may direct the related Trustee in the administration of the Trust. However, because the Trust will pledge the Trust property to the Indenture Trustee to secure the payment of the Notes issued by such Trust, including in such pledge the rights of the Trust under the related Sale and Servicing Agreement, the related Indenture Trustee and not the Certificateholders will have the power to direct the Trust to take certain actions in connection with the administration of the Trust property until the Notes have been paid in full and the lien of the Indenture has been released. In addition, the Certificateholders will not be allowed to direct the related Trustee to take any action which conflicts with the provisions of any of the related Transfer and Servicing Agreements. Each Indenture will specifically prohibit the related Trustee from taking any action which would impair the related Indenture Trustee's security interest in the related Trust property and will require the related Trustee to obtain the consent of the related Indenture Trustee or the holders of not less than a majority of the aggregate principal amount of the Notes issued by such Trust before modifying, amending, supplementing, waiving or terminating any related Transfer and Servicing Agreement or any provision of any related Transfer and Servicing Agreement. Therefore, until a series of Notes have been paid in full, the ability to direct the related Trust with respect to certain actions permitted to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders. In addition, in certain circumstances, Noteholders of Subordinated Securities will not be entitled to take or direct any actions until the related Senior Securities have been paid in full. See 'Description of the Notes--The Indenture Trustee' herein.

                                   THE TRUSTS

     With respect to each series of Securities, the Seller will establish a separate Trust pursuant to a Trust Agreement or a Pooling and Servicing Agreement, as applicable, for the purpose of conducting the activities described herein and in the related Prospectus Supplement. The property of each Trust will include (i) a pool (a 'RECEIVABLES POOL') of motor vehicle retail installment sales contracts, purchase money notes and other notes ('MOTOR VEHICLE LOANS') and all payments due or received thereunder (the 'RECEIVABLES') from the related obligors (the 'OBLIGORS') on and after the related Cutoff Date specified in the related Prospectus Supplement (a 'CUTOFF DATE'); (ii) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (iii) security interests in the Financed Vehicles; (iv) the rights to proceeds as a result of the Seller's exercise of its recourse rights against Dealers (as described herein under 'The Receivables Pools--Origination and Servicing of Motor Vehicle Loans'); (v) an assignment of the rights of the Seller to receive proceeds from claims on theft and physical damage, credit life and credit disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, to the extent that such insurance policies relate to the Receivables; (vi) the rights with respect to any

Financed Vehicle that has been repossessed by the Servicer on behalf of the related Trust; and (vii) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, Cash Collateral Guaranty, Cash Collateral Account, Reserve Account, Yield Supplement Agreement, Yield Supplement Account or other form of credit enhancement may be a part of the property of any given Trust or may not be included in the property of the Trust but be held by another trust or a trustee for the benefit of holders of the related Securities.

     On or before the related Closing Date, the Seller will sell the Initial Receivables of the related Receivables Pool to the related Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the related Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the related Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein.

     The principal offices of each Trust and related Trustee will be specified in the related Prospectus Supplement.

                             THE RECEIVABLES POOLS

GENERAL

     As described herein, Chase USA, together with its affiliates, is currently engaged in the automotive financing and automotive loan servicing business. As used in this Prospectus and in any Prospectus Supplement, the term 'CHASE AUTO FINANCE' will be deemed to refer to the automotive financing and servicing business of Chase, its predecessors and its affiliates, and such term shall not include (unless otherwise specified) the automotive financing and automotive loan servicing business of Chemical Bank prior to the Merger, and the term 'ORIGINATING BANK' shall be deemed to refer to Chase N.A., Chase and Chase USA or any of their respective affiliates in its capacity as originator of the Motor Vehicle Loans.

     The Motor Vehicle Loans are motor vehicle retail installment sales contracts relating to new or used automobiles and light-duty trucks purchased from Dealers who regularly originate and sell such contracts to the Originating Bank pursuant to Assignments. Motor Vehicle Loans also include purchase money loans secured by financed vehicles made by the Originating Bank directly or pursuant to arrangements with Dealers in accordance with approved Dealer agreements. The Receivables to be held by each Trust will be selected from the portfolio of Motor Vehicle Loans owned or to be owned by the Seller for inclusion in a Receivables Pool. Selection will be based upon several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) was acquired from or made through a Dealer located in the United States or made directly by the Originating Bank without involvement of a Dealer, (ii) is secured by a Financed Vehicle that, as of the related Cutoff Date, had not been repossessed without reinstatement, (iii) has not been identified on the computer files of the Seller as relating to an Obligor who was in a bankruptcy proceeding as of the related Cutoff Date, (iv) (if not a Final Payment Receivable) provides for fully amortizing level scheduled monthly payments (except for the last payment, which may be different from the level payments) and for accrual of interest at a fixed rate (the 'CONTRACT RATE') according to the simple interest or actuarial method, (v) is an Actuarial Receivable or a Simple Interest Receivable (either of which may be a Final Payment Receivable) and (vi) satisfies the other criteria, if any, set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and in the related Prospectus Supplement. The Seller will not use any selection procedures that it believes to be materially adverse to the Securityholders of any series in selecting the related Receivables.

     'SIMPLE INTEREST RECEIVABLES' provide for the allocation of payments made thereunder to principal and interest in accordance with the 'simple interest' method. As payments are received under a Simple Interest Receivable, the finance charges accrued to date are paid first, the unpaid amount financed (to the extent of the remaining monthly scheduled payment) is paid second and the remaining payment is applied to the unpaid late charges. Accordingly, if an Obligor pays the fixed monthly installment in advance of the date on which a payment is due (the 'DUE DATE'), the portion of the payment allocable to finance charges for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly greater. Conversely, if the Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to finance charges for the period since the last payment will be greater than it would be if the payment were made on the

Due Date, and the portion of the payment allocable to reduce the amount financed will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the loan to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under a Simple Interest Receivable as a result of early or late payments, as the case may be. See 'Weighted Average Life of the Securities' herein.

     'ACTUARIAL RECEIVABLES' provide for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12th of the annual contract rate of interest on the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment.

     'FINAL PAYMENT RECEIVABLES' are either Actuarial Receivables or Simple Interest Receivables which provide for a final scheduled payment which is greater than the scheduled monthly payments. A Final Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable or a Simple Interest Receivable, but also requires a final scheduled payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the financed vehicle to the Seller provided certain conditions are satisfied or (iii) refinancing the final scheduled payment in accordance with certain conditions. With respect to any Final Payment Receivables included in a Trust, only the principal and interest payments due prior to the final scheduled payment and not the final scheduled payment will be included in such Trust; the final scheduled payment will be retained by the Seller. However, in the case of a Trust that is not classified as a grantor trust, the Seller will have the option to transfer the final scheduled payments with respect to the related Final Payment Receivables to such Trust and to cause such Trust to issue certificates representing interests in such final scheduled payments or notes secured by such final scheduled payments.

     All of the Receivables will be prepayable at any time without penalty to the Obligor and will contain due on sale provisions. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment, rather than receive a rebate. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate.

     In the case of the liquidation of a Receivable or repossession of a Financed Vehicle, amounts recovered will be applied in accordance with Chase Auto Finance's normal and customary servicing practices and procedures. Chase Auto Finance reserves the right to change its policy with respect to the application of amounts recovered from a liquidated Receivable or a repossessed Financed Vehicle.

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of the Receivables, the distribution by annual contract rate of interest and by the states of origination of the Receivables, the portion of such Receivables Pool consisting of Actuarial Receivables, Simple Interest Receivables (and the portion thereof consisting of Final Payment Receivables) and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

     If the related Prospectus Supplement provides for a Pre-Funding Account, each Subsequent Receivable of the related Trust must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, at the time of its addition. However, except for such criteria, there will be no required characteristics of such Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the related Trust, the characteristics of the entire related Receivables Pool included in such Trust may vary from those of the Initial Receivables.

     Subsequent Receivables may be originated at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. See 'Risk Factors--Risks Associated with Subsequent Receivables and the Pre-Funding Account.' If the Prospectus Supplement provides for a Pre-Funding Account, the Prospectus Supplement will also describe the effects including Subsequent Receivables may have on the Receivables Pool included in the related Trust. If a Trust includes Subsequent Receivables, regular periodic reports regarding the Subsequent Receivables will be included under Item 5 in each Current Report filed by or on behalf of such Trust on Form 8-K with the Commission pursuant to the Exchange Act.

DELINQUENCY AND LOAN LOSS INFORMATION

     Certain information concerning the delinquencies, loan losses and recoveries for the portfolio of indirect Motor Vehicle Loans owned or serviced by Chase Auto Finance (the 'CHASE AUTO FINANCE PORTFOLIO') as of the dates and for the periods set forth in the related Prospectus Supplement will be set forth therein. There can be no assurance that the delinquency and loan loss experience on any Receivables Pool will be comparable to prior experience or to such information.

     Pursuant to a merger, as of January 1, 1993, Chase N.A. commenced servicing Motor Vehicle Loans originated by Chase N.A.'s affiliate, Chase Lincoln First Bank, National Association ('CHASE LINCOLN BANK'). The Motor Vehicle Loans included in a Trust will not include loans originated by Chase Lincoln Bank (collectively, 'CHASE LINCOLN LOANS') but the delinquency and loan loss experience with respect to the Chase Auto Finance Portfolio (the 'PORTFOLIO EXPERIENCE') presented in the related Prospectus Supplement will include data with respect to Chase Lincoln Loans. The Seller believes, however, that the delinquency and loan loss experience of the Chase Lincoln Loans will not be materially different from the Portfolio Experience set forth in the related Prospectus Supplement.

     From February 1993 through April 1995, Chase N.A. or Chase N.A.'s affiliates serviced Motor Vehicle Loans for The Chase Manhattan Bank of Connecticut, National Association ('CHASE CONNECTICUT BANK'), which loans (collectively, 'CHASE CONNECTICUT LOANS') were originated using materially the same Dealer Agreements, underwriting criteria and servicing standards as those for Chase Auto Finance's Motor Vehicle Loans. As of May 1, 1995, Chase Connecticut Bank was merged into Chase N.A. The Motor Vehicle Loans included in a Trust will not include Chase Connecticut Loans, but the Portfolio Experience presented in the related Prospectus Supplement will include data with respect to Chase Connecticut Loans for the year ended December 31, 1993 and thereafter. The Seller believes, however, that the delinquency and loan loss experience for Chase Connecticut Loans will not be materially different from the Portfolio Experience set forth in the related Prospectus Supplement.

     On December 1, 1995, Chase N.A. purchased substantially the entire Motor Vehicle Loan portfolio originated by its affiliate, The Chase Manhattan Private Bank (Florida), National Association ('CHASE FLORIDA BANK'). The purchase involved approximately 41,000 loans originated principally through Dealers located in Florida ('CHASE FLORIDA LOANS'), with such loans having an aggregate outstanding principal balance at the time of purchase of approximately $400 million. The Motor Vehicle Loans included in a Trust will not include Chase Florida Loans, but the Portfolio Experience presented in the related Prospectus Supplement will include data with respect to Chase Florida Loans. Chase Florida Loans were originated using materially the same Dealer Agreements, underwriting criteria and servicing standards as those for Chase Auto Finance's Motor Vehicle Loans. The Seller believes that the delinquency and loan loss experience for Chase Florida Loans will not be materially different from the Portfolio Experience set forth in the related Prospectus Supplement.

     In September 1995, Chase N.A. purchased substantially all outstanding Motor Vehicle Loans originated by The Chase Manhattan Bank of Maryland ('CHASE MARYLAND LOANS'). Although the Motor Vehicle Loans included in a Trust will not include Chase Maryland Loans, the Portfolio Experience presented in the related Prospectus Supplement for the period commencing October 1, 1995 will include data with respect to Chase Maryland Loans. The Seller believes that the delinquency and loan loss experience for Chase Auto Finance's entire portfolio of Motor Vehicle Loans for any period presented in a Prospectus Supplement without inclusion of any Chase Maryland Loans would not be materially different from the Portfolio Experience set forth in such Prospectus Supplement.

     To the extent specified in the related Prospectus Supplement, the Motor Vehicle Loans included in a Trust may include loans made directly by the Originating Bank to Obligors without involvement of Dealers ('DIRECT RECEIVABLES'). However, the Portfolio Experience set forth in the related Prospectus Supplement will not include delinquency and loan loss experience for Direct Receivables. The Seller believes that the delinquency and loan loss experience for Direct Receivables will not be materially different from the Portfolio Experience set forth in the related Prospectus Supplement.

ORIGINATION AND SERVICING OF MOTOR VEHICLE LOANS

     The Originating Bank purchases motor vehicle retail installment sales contracts relating to new or used automobiles from automobile dealers ('DEALERS') who regularly originate such contracts pursuant to the terms of approved Dealer agreements and Assignments, and the Originating Bank also makes purchase money loans secured by financed vehicles directly or pursuant to arrangements with Dealers in accordance with approved Dealer agreements. Dealer agreements and Assignments related to motor vehicle retail installment sales contracts, and Dealer agreements related to purchase money loans are collectively referred to herein as 'DEALER AGREEMENTS.' The Originating Bank purchases such contracts from Dealers pursuant to Assignments (the 'ASSIGNMENTS'). Dealer Agreements are entered into with Dealers based upon a financial review of each Dealer, and in some cases, the reputation and prior experience of Chase Auto Finance with such Dealer and its key management. Generally, Dealers who sell new financed vehicles are franchised by the manufacturer of the financed vehicles.

     The Originating Bank currently makes or purchases Motor Vehicle Loans involving Dealers throughout the United States, except Alaska. Each Dealer makes representations and warranties to the Originating Bank with respect to the Motor Vehicle Loans, the obligors on the Motor Vehicle Loans and the security interests in the financed vehicles relating thereto, which representations and warranties typically include, among others, that (i) to the best of the Dealer's knowledge, (a) no statements made or furnished to Chase Auto Finance by the obligor, the Dealer or any other person are untrue or incomplete, (b) the obligor has not financed any down payment for the financed vehicle, (c) the obligor is a bona fide applicant having legal capacity to contract for a Motor Vehicle Loan, (d) the signature of the obligor on all documents is genuine and
(e) the amount stated in the Motor Vehicle Loan to be due will in fact be due and payable at the time or times provided therein free of any claims, defenses, setoffs or counterclaims; (ii) the Dealer has verified the obligor's identification; (iii) the Dealer had indefeasible title to the financed vehicle immediately prior to the purchase by the obligor, and had the right and authority to sell the vehicle to the obligor, free and clear of all liens and encumbrances; (iv) the Dealer will secure and perfect for the Originating Bank a security interest in the financed vehicle free and clear of any liens or encumbrances; and (v) the description of the financed vehicle in the Motor Vehicle Loan is true and complete and the financed vehicle will be or has been duly delivered to and accepted without revocation by the obligor. Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the collectibility of the Motor Vehicle Loans. Upon breach of any representation or warranty made by a Dealer, the Originating Bank has a right of recourse against such Dealer to require it to purchase or repurchase such Motor Vehicle Loan. Generally, in determining whether to exercise any right of recourse, Chase Auto Finance considers the prior performance of the Dealer and other business and commercial factors. The Servicer will be obligated to enforce such rights with respect to Dealer Agreements relating to the Motor Vehicle Loans in accordance with Chase Auto Finance's customary practices, and the right to any proceeds received upon such enforcement will be conveyed to the related Trust under the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The Seller will make no representations as to the financial condition of such Dealers to which the Seller may have recourse, and there can be no assurance as to the ability of any such Dealer to perform its obligations under a Dealer Agreement.

     The Originating Bank makes direct Motor Vehicle Loans to obligors at its branches or by phone without the involvement of Dealers. Since there are no Dealers involved in the origination of these Motor Vehicle Loans, however, no Dealer representations and warranties are made with respect to these Motor Vehicle Loans. Each Motor Vehicle Loan requires that each obligor secure and perfect for the Originating Bank a security interest in the financed vehicle free and clear of any liens or encumbrances. The obligor on each Motor Vehicle Loan made directly by the Originating Bank is responsible for insuring compliance with this requirement. Neither the Originating Bank, the Seller nor the Servicer verifies or will verify whether such obligors satisfy this requirement.

     The Servicer will service all of the Motor Vehicle Loans consistent with Chase Auto Finance's servicing policies and practices. The servicing functions performed by the Servicer or any of its affiliates on a centralized basis will include the payment of Motor Vehicle Loan proceeds to Dealers, customer service, document file and computerized record keeping, vehicle titles processing and automated collections. Other servicing functions are generally regionalized and are and will be performed by the several regional support offices called Dealer Service Centers ('DSCS'). The servicing functions performed by the DSCs include certain aspects of Dealer liaison,

Dealer sales, customer service, credit underwriting, documentation reviews, optical imaging and collections as well as other such services. The servicing policies and practices of Chase Auto Finance may change over time in accordance with the Bank's business judgment.

UNDERWRITING OF MOTOR VEHICLE LOANS

     Each applicant for a Motor Vehicle Loan is evaluated individually by the appropriate DSC based on uniform underwriting standards developed by Chase Auto Finance. These underwriting standards are intended to assess the applicant's ability to repay such Motor Vehicle Loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in a loan application form that generally lists the applicant's income, deposit accounts, liabilities, credit history, employment history and a description of the financed vehicle intended to secure the Motor Vehicle Loan. Among the criteria considered in evaluating the individual applications are (i) stability of the obligor with specific regard to the obligor's length of residence in the area, occupation, length of employment and whether the obligor rents or owns his or her home; (ii) the obligor's payment history based on information known directly by Chase Auto Finance or as provided by various credit reporting agencies with respect to present and past debt; (iii) a debt service to gross monthly income ratio test; (iv) a loan to value ratio test taking into account the age, type and market value of the financed vehicle; and (v) a credit bureau score.

     The amount advanced under any Motor Vehicle Loan generally will not exceed
(i) for a new financed vehicle, the manufacturer's suggested retail price or
(ii) for a used financed vehicle, 110% of the 'average trade' value stated in the most recently published National Automobile Dealer's Association Official Used Car Price Guide (Eastern Edition) plus taxes and title and license fees on the financed vehicle. However, the maximum amount advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the financed vehicle. These adjustments are made to insure that the financed vehicle constitutes adequate collateral to secure the Motor Vehicle Loan. In addition, whether a financed vehicle is new or used, Chase Auto Finance will also finance credit life/accident/health insurance and service warranties under a Motor Vehicle Loan. Chase Auto Finance's general policy has been to reject applications for Motor Vehicle Loans whose applicants' debt service to gross monthly income ratios exceed 40%.

     Since July 1988, an empirically based credit scoring process has been used by Chase Auto Finance to objectively index the applicant's creditworthiness. This scoring process was created using historical information from the data base of Motor Vehicle Loans owned and serviced by Chase Auto Finance. Through credit scoring, Chase Auto Finance evaluates credit profiles in order to satisfactorily quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The credit scoring process used by Chase Auto Finance is periodically reviewed to ensure its validity. In addition to Chase Auto Finance's scoring process, since July 1992, Chase Auto Finance has used consumer reporting agency scores to assist in the underwriting process. In February 1993, Chase Auto Finance implemented an automated approval and declination process for certain applications based on selection criteria that was statistically derived from the data base of Motor Vehicle Loans owned and serviced by Chase Auto Finance. Except for the applications that are automatically approved or denied, each application is reviewed by a credit analyst. Except for the applications that are automatically approved or denied, Chase Auto Finance's scoring process and consumer reporting agency scores are intended to provide a basis for lending decisions, but are not meant to supersede the judgment of the credit analyst. Motor Vehicle Loan approval at variance with standard credit guidelines has occurred, both before and after implementation of the credit scoring process, but generally has required concurrent approval of a second, designated senior credit analyst or credit manager. Motor Vehicle Loans that do not comply with all of Chase Auto Finance's guidelines must have strong compensating factors that indicate a high ability of the applicant to repay the loan. Generally, if a Motor Vehicle Loan is approved it is because the obligor has made a down payment and the amount financed is lower than the maximum amount permitted by Chase Auto Finance's guidelines.

     Detailed analysis of Chase Auto Finance's portfolio is performed to evaluate the effectiveness of the credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, credit guidelines are adjusted to maintain a level of asset quality deemed acceptable by Chase Auto Finance's management. Each day, the credit manager and credit supervisors of each DSC review a computer selected group of Motor Vehicle Loans to ensure that credit analysts are following Chase Auto Finance's established policies and procedures. Chase Auto Finance randomly reviews, on a quarterly basis, the quality of the Motor Vehicle Loans and conducts quality audits to ensure compliance with established policies and procedures. The credit underwriting standards of Chase Auto Finance may change over time in accordance with the Bank's business judgment.

INSURANCE AND COLLECTION PROCEDURES

     Each Motor Vehicle Loan requires the obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance with respect to the financed vehicle. The Dealer Agreements include a representation and warranty that each financed vehicle has such insurance at the time of origination of the Motor Vehicle Loan. If an obligor fails to maintain the required insurance, Chase Auto Finance may, but is not obligated to, purchase limited collision and comprehensive insurance (force placed insurance) to protect the interests of Chase Auto Finance and the obligor and to charge the obligor for the cost of such insurance.

     Chase Auto Finance previously purchased force placed insurance, but stopped this practice in August 1993, and no force placed insurance coverage is currently in effect on any of Chase Auto Finance's Motor Vehicle Loans. No Trust will include any Motor Vehicle Loans on which force placed insurance was ever purchased for the related financed vehicle, nor will any such Trust include any Motor Vehicle Loans with coverage commonly known as vendor's single interest and non-filing insurance. Unless otherwise specified in the related Prospectus Supplement, there will be no third party insurance of any kind covering this risk for any of the Motor Vehicle Loans included in any Trust. In addition, neither the Seller, the Originating Bank nor the Servicer, as applicable, independently verifies or will verify whether obligors obtain or maintain the required insurance either at or after the origination of a Motor Vehicle Loan. Chase Auto Finance monitors its loss experience with respect to financed vehicles that are not properly insured.

     The Bank reserves the right to change its policies with respect to insurance on financed vehicles in accordance with its business judgment.

     As a result of a New York statutory change, for Motor Vehicle Loans originated through New York Dealers on and after approximately June 30, 1995, Chase Auto Finance agreed not to obligate the related obligor for the so-called 'GAP amount' in the event there is a total loss of the vehicle caused by its theft, confiscation or physical damage. The 'GAP amount' that the obligor will not be obligated to pay is the difference between the amount owed on the Motor Vehicle Loan as of the date of the total loss and the sum of (1) any unpaid monthly payments, unpaid late fees and other unpaid amounts due prior to the date of the total loss, plus (2) the vehicle's actual cash value as of the date of the total loss. If the obligor has maintained the insurance required under the Motor Vehicle Loan, the vehicle's actual cash value shall have the same meaning as under the insurance policy (inclusive of the deductible, which the Motor Vehicle Loan specifies may be no higher than $500). If the obligor has not maintained the insurance required under the Motor Vehicle Loan, the vehicle's actual cash value shall mean the 'average trade' value of the vehicle in the most recently published National Automobile Dealer's Association Official Used Car Guide (Eastern Edition) as of the date of the total loss. Chase Auto Finance will not maintain third party insurance of any kind against this risk, and Chase Auto Finance does not have any data on its historical loss experience on this risk.

     Collection activities with respect to delinquent Motor Vehicle Loans will be performed by the Servicer or its affiliates consistent with Chase Auto Finance's servicing policies and practices. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is deemed current if an amount equal to no more than 10% of a scheduled monthly payment remains unpaid.

     An automated collection system is utilized to assist in collection efforts. The automated collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information), records of all contacts with obligors and, in some cases, automated dialing. The system also records an obligor's promise to pay and allows supervisor review of collection personnel activity, permits supervisors to modify priorities as to which obligors should be contacted and provides extensive reports concerning Motor Vehicle Loan delinquencies. Under current practices, contact by mail is made with an obligor whose Motor Vehicle Loan has become 13 days delinquent and personal telephone contact with the obligor is attempted on or after the 15th day of delinquency. Generally, after a Motor Vehicle Loan continues to be delinquent for 90 days, repossession procedures will have been implemented. However, if (i) a Motor Vehicle Loan is deemed uncollectible, (ii) the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or (iii) the obligor voluntarily surrenders the financed vehicle, a repossession may occur without regard to length or existence of payment delinquency. Repossessions are generally conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor generally has an additional 10 to 30 days to redeem the financed vehicle before the financed vehicle is resold. Upon repossession and sale of the financed vehicle, any deficiency remaining will be pursued to the extent deemed practical and to the extent permitted by law.

     Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including the inability to locate the financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. Generally, losses on Motor Vehicle Loans are recognized, as applicable, (a) during the calendar month in which a financed vehicle was or is liquidated by Chase Auto Finance, if the liquidation takes place at or before the calendar month in which more than 10% of a scheduled payment of the related Motor Vehicle Loan becomes 150 days delinquent, (b) during the calendar month in which more than 10% of a scheduled payment of a Motor Vehicle Loan becomes 150 days delinquent if Chase Auto Finance was or is not in possession of the related financed vehicle by the end of such calendar month, (c) during the calendar month in which a financed motor vehicle was or is liquidated by Chase Auto Finance, if Chase Auto Finance came or comes into possession of the related financed vehicle by the end of the calendar month in which more than 10% of a scheduled payment on the related Motor Vehicle Loan becomes 150 days delinquent,
(d) such earlier time as Chase Auto Finance deems a Motor Vehicle Loan uncollectible, or (e) at such other times or in such a manner as Chase Auto Finance believed or believes is appropriate in accordance with its normal and customary servicing practices and procedures; provided that such loss recognition cannot be later than the calendar month in which more than 10% of a scheduled payment on a Motor Vehicle Loan becomes 240 days delinquent. The loss recognition and collection policies and practices of Chase Auto Finance may change over time in accordance with the Bank's business judgment.

     Chase Auto Finance may, on a case-by-case basis, permit extensions with respect to the Due Dates of payments on Motor Vehicle Loans in accordance with its normal and customary servicing practices and procedures, as will be described more fully in the related Prospectus Supplement.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term 'prepayments' includes prepayments in full, partial prepayments, liquidations due to default, as well as receipts of proceeds from theft and physical damage, credit life and credit disability insurance policies covering the Financed Vehicles and amounts received in connection with certain other Receivables repurchased by the Seller or purchased by the Servicer for administrative reasons). The Receivables are prepayable by the Obligors at any time. If a Prospectus Supplement provides that the property of the related Trust will include a Pre-Funding Account, the related Securities will be subject to partial redemption on or immediately following the end of the Funding Period in an amount and in the manner specified in the related Prospectus Supplement. If provided in any Prospectus Supplement, prepayments may also result from demands under any Cash Collateral Guaranty or from any Reserve Account or other enhancement related to such series with respect to Defaulted Receivables.

     The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the Seller's consent. The rate of prepayment of the Motor Vehicle Loans in any Receivables Pool may also be influenced by programs offered by lenders (including the Bank and its affiliates) that solicit or make available credit that may be used by Obligors to prepay Motor Vehicle Loans. Such credit includes but is not limited to home equity lines of credit, consumer installment credit and credit cards offered by lenders (including the Bank and its affiliates). The Bank and its affiliates may, in the ordinary course of business, offer general or targeted solicitations for such extensions of credit, and such solicitations may be sent, to Obligors. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide a covenant that the Servicer may refinance an existing Motor Vehicle Loan for an Obligor, so long as the proceeds of such refinanced loan would be used to prepay such existing Motor Vehicle Loan in full and any such refinanced loan is evidenced by a new promissory note. Any such loan thus created by a refinancing would not be the property of the related Trust. See 'Description of the Transfer and Servicing Agreements--Termination' herein regarding the Servicer's option to purchase the Receivables from a given Trust.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

     Chase Auto Finance maintains certain records of the historical prepayment experience of certain portions of its portfolio of Motor Vehicle Loans. The Seller believes that such records are not adequate to provide meaningful information with respect to the Receivables. In any event, no assurance can be given that prepayments on the Receivables would conform to any historical experience, and no prediction can be made as to the actual prepayment experience to be expected with respect to the Receivables.

     In addition, under certain limited circumstances, extensions on a Receivable may be granted. See the related Prospectus Supplement for a description of the terms and conditions in accordance with which the Receivables in a particular Trust may be modified. Any such deferrals or extensions may increase the weighted average life of the related Securities.

     If an Obligor with respect to any Simple Interest Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period (for example, because such Obligor intends to be on vacation the following month), the additional scheduled payments made in such Collection Period will be treated as a principal prepayment and applied to reduce the principal balance of the related Receivable in such Collection Period and, unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled payment in respect of such Receivable (a 'PAID-AHEAD SIMPLE INTEREST RECEIVABLE') for the number of due dates corresponding to the number of such additional scheduled payments (the 'PAID-AHEAD PERIOD'). During the Paid-Ahead Period, interest will continue to accrue on the then outstanding principal balance of such Paid-Ahead Simple Interest Receivable. The Obligor's Paid-Ahead Simple Interest Receivable will not be considered delinquent during the Paid-Ahead Period. The related Prospectus Supplement will set forth any Advances required to be made by the Servicer with respect to Paid-Ahead Simple Interest Receivables.

     When the Obligor resumes his or her required payments following the Paid-Ahead Period, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, the Obligor's Paid-Ahead Simple Interest Receivable would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Paid-Ahead Simple Interest Receivable. Depending on the principal balance and Contract Rate of the related Receivable, and on the number of payments that were prepaid, there may be extended periods of time during which Receivables that are current are not amortizing.

     Paid-Ahead Simple Interest Receivables in any Trust will affect the weighted average life of the related Securities. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average life of such Securities. In addition, to the extent the Servicer makes Advances with respect to a Paid-Ahead Simple Interest Receivable which subsequently goes into default, because liquidation proceeds with respect to such Receivable will be applied first to reimburse the Servicer for such Advances, the loss with respect to such Receivable may be larger than would have been the case had such Advances not been made.

     The Chase Auto Finance Portfolio has historically included Motor Vehicle Loans which have been prepaid by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Simple Interest Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.

     If an Obligor with respect to any Actuarial Receivable, in addition to making his or her regularly scheduled payment, makes one or more additional scheduled payments in any Collection Period for similar reasons (such Receivable being a 'PAID-AHEAD ACTUARIAL RECEIVABLE'), the additional scheduled payments made in such

Collection Period may be deposited into the Paid-Ahead Account, if any, for the related Trust and applied on subsequent Deposit Dates as described in the related Prospectus Supplement. See 'Description of the Transfer and Servicing Agreements--Accounts.' To the extent paid-ahead amounts on Paid-Ahead Actuarial Receivables are deposited into the Paid-Ahead Account, no shortfalls in payment of interest or principal will result therefrom.

                      POOL FACTORS AND TRADING INFORMATION

     The 'NOTE POOL FACTOR' for each class of Notes, if any, will be an eight-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes expressing the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The 'CERTIFICATE POOL FACTOR' for each class of Certificates, if any, will be an eight-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates expressing the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date or Payment Date (after giving effect to distributions to be made on such Distribution Date or Payment Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.00000000 as of the related Cutoff Date for such series of Securities and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

     Securityholders will receive monthly reports concerning payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the 'POOL BALANCE'), each Certificate Pool Factor or Note Pool Factor, as applicable, in each case related to such Trust, and various other items of information specified in the related Prospectus Supplement. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See 'Certain Information Regarding the Securities--Reports to Securityholders' herein.

                                USE OF PROCEEDS

     Unless the related Prospectus Supplement provides for other applications, the net proceeds from the sale of the Securities of a given series (after making the initial deposit into the related Reserve Account, Yield Supplement Account or Cash Collateral Account, if any, or the deposit of the Pre-Funded Amount into the related Pre-Funding Account, if any) will be added to the Seller's general funds.

                                   CHASE USA

     Chase USA, a wholly-owned subsidiary of the Corporation, is a national banking association and member of the Federal Reserve System and is subject to the primary supervision of the Office of the Comptroller of the Currency. Chase USA's activities are primarily related to general consumer lending.

     The Corporation is a bank holding company the principal bank subsidiary of which is Chase, a New York State bank.

     The principal executive office of Chase USA is located at 802 Delaware Avenue, Wilmington, Delaware 19801 (telephone (302) 575-5000).

                            DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms of the Notes of any series, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Notes and the related Indenture.

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of a nominee of DTC (together with any successor depository selected by the Trust (the 'DEPOSITORY'), except as set forth below.

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to
(i) principal payments with disproportionate, nominal or no interest payments or
(ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also 'Certain Information Regarding the Securities--Fixed Rate Securities' and '--Floating Rate Securities' herein. One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of any applicable Funding Period or as a result of the Servicer's exercise of its option to purchase the related Receivables Pool.

     To the extent specified in the related Prospectus Supplement, one or more classes of the related series of Notes may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless the related Prospectus Supplement specifies that Notes of different classes within a series will have different priorities, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a 'PAYMENT DATE') in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to each such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See 'Description of the Transfer and Servicing Agreements--Distributions' and '--Credit and Cash Flow Enhancement' herein.

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest of each such class, and any schedule or formula or other provisions applicable to the determination thereof, will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

     To the extent specified in the related Prospectus Supplement, one or more classes of the related series of Notes may be entitled to receive principal payments prior to the receipt of principal payments by other classes of the related series. If so provided in the related Prospectus Supplement, such class or classes of Notes may have a final scheduled Payment Date of less than 397 days from the date of the related Prospectus Supplement and such class or classes may have received a short-term rating by a Rating Agency that is in one of the two highest short-term rating categories. The failure to pay such a class of Notes on or prior to the related final Payment Date would constitute an Event of Default under the related Indenture.

     To the extent specified in the related Prospectus Supplement, one or more classes of the related series of Notes may be designed to receive principal payments using a predetermined principal balance schedule (a 'planned balance') derived by assuming two constant prepayment rates for the related Receivables Pool. The related Prospectus Supplement will set forth a schedule of the planned balance of such a class of Notes for each Payment Date. Holders of such a class of Notes will be entitled to receive principal payments in respect of a Payment Date only to the extent necessary to reduce the principal balance of such Notes to the amount set forth as the planned balance for such Payment Date.

     To the extent specified in the related Prospectus Supplement, one or more classes of the related series of Notes may be designed to receive principal payments using a predetermined principal balance schedule (a 'targeted balance') derived by assuming one constant prepayment rate for the related Receivables Pool. The related Prospectus Supplement will set forth a schedule of the targeted balance of such a class of Notes for each Payment Date. Holders of such a class of Notes will be entitled to receive principal payments in respect of a Payment Date only to the extent necessary to reduce the principal balance of such Notes to the amount set forth as the targeted balance for such Payment Date.

     To the extent specified in the related Prospectus Supplement, one or more classes of the related series of Notes may be designed to receive principal payments on a Payment Date only if principal payments have been made on a specified planned amortization class of Notes or targeted amortization class of Notes, and to receive any excess payments over the amount required to reduce the principal amount of the planned amortization class or targeted amortization class to the planned or targeted balance for such Payment Date.

     If the Servicer exercises its option to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under 'Description of the Transfer and Servicing Agreements-- Termination' herein, the related outstanding Notes will be prepaid as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, the related outstanding Notes may be subject to partial prepayment on or immediately following the end of the related Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Noteholders of the related series may be entitled to receive a prepayment premium, in the amount and to the extent provided in the related Prospectus Supplement.

THE INDENTURE

     Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, such Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the date of payment of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the Interest Rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required (a) for any such supplemental indenture or (b) for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the related Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes required to direct the related Indenture Trustee to sell or liquidate the Receivables, the consent of the holders of which is required if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; (vii) modify any provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or
(viii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the related Prospectus Supplement, the related Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     Events of Default; Rights Upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, 'EVENTS OF DEFAULT' under the related Indenture will consist of: (i) a default in the payment of any interest on any such Note for a period of five days; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the related Trust made in the related Indenture which default materially and adversely affects the rights of the related Noteholders, and which default continues for a period of 30 days after written notice thereof is given to such Trust by the related Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less); or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the related Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the related Note Distribution Account (absent acceleration of the Notes). Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes on any Payment Date generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, unless otherwise specified in the related Prospectus Supplement, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on the related Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the related Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the related Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal and the accrued interest on such outstanding Notes at the date of such sale, or (iii) there has been an Event of Default arising from a failure to make a required payment of principal or interest on any such Notes, and such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of sixty-six and two-thirds percent of the aggregate outstanding principal amount of such Notes.

     If an Event of Default occurs and is continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the related Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     Unless and to the extent the related Prospectus Supplement specifies other circumstances in which a holder of a Note of a series will have the right to institute the proceedings described below, no holder of such a Note will have the right to institute any proceeding with respect to the related Indenture unless (i) such holder has previously given written notice to the related Indenture Trustee of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request, (iv) such Indenture Trustee has for 60 days after receipt of such notice, request and offer of indemnity failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the related Indenture.

CERTAIN COVENANTS

     Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments of principal and interest on the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default with respect to such series shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series, if any, then in effect would not be downgraded or withdrawn by the related Rating Agencies as a result of such merger or consolidation, (v) such action as was necessary to maintain the lien and security interest created by such

Indenture shall have been taken, and (vi) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to such Trust or to any related Noteholder or Certificateholder.

     Each Trust will not, among other things, (i) except as expressly permitted by the related Indenture, Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the 'RELATED DOCUMENTS'), sell, transfer, exchange or otherwise dispose of any of the properties or assets of such Trust, (ii) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby, (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any party thereof, or any interest therein or the proceeds thereof, or
(v) permit any lien of such Indenture not to constitute a valid first priority security interest in such Trust (other than with respect to any such tax, mechanics' or other lien).

     No Trust may engage in any activity other than as specified in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the related Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Administrator of the related Trust will be obligated to appoint a successor indenture trustee for such series. The Administrator of the related Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Administrator of the related Trust will be obligated to appoint a successor trustee for the related series of Notes. If an Event of Default occurs under an Indenture and the related Prospectus Supplement provides that a given class of Notes of the related series is subordinated to one or more other classes of Notes of such series, pursuant to the Trust Indenture Act of 1939, as amended, the related Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for one or more of such classes of Notes. In any such case, the related Indenture will provide for a successor trustee to be appointed for one or more of such classes of Notes and may provide for rights of senior Noteholders to consent to or direct actions by the related Indenture Trustee which are different from those of subordinated Noteholders. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for any series of Notes will not become effective until acceptance of the appointment by the successor indenture trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES
GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series may be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms of the Certificates of any series, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Certificates and the related Trust Agreement or Pooling and Servicing Agreement, as applicable.

     The related Prospectus Supplement will specify whether each class of Certificates of the related series will initially be represented by one or more Certificates, in each case registered in the name of the Depository or its nominee (except as set forth below) or will be issued in fully registered, certificated form.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates with respect to any series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a 'DISTRIBUTION DATE') and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions, or
(ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also 'Certain Information Regarding the Securities--Fixed Rate Securities' and '--Floating Rate Securities' herein. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that are issued with Notes will be subordinate to payments in respect of such Notes as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal on each such class, and any schedule or formula or other provisions applicable to the determination thereof, shall be as set forth in the related Prospectus Supplement.

     If the Servicer exercises its option to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under 'Description of the Transfer and Servicing Agreements-- Termination' herein, related Certificateholders will receive as prepayment an amount in respect of such Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, related Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium, in the amount and to the extent provided in the related Prospectus Supplement.

THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. The Trustee under each Trust Agreement or Pooling and Servicing Agreement, as applicable, will perform administrative functions, including, if specified in the related Prospectus

Supplement, making distributions from the related Certificate Distribution Account. A Trustee may resign at any time by giving written notice thereof to the Servicer under the related Pooling and Servicing Agreement or the Administrator under the related Trust Agreement, in which event the Servicer or the Administrator, as the case may be, or its successor, will be obligated to appoint a successor trustee. The Servicer or the Administrator may also remove the Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Pool and Servicing Agreement or Trust Agreement, as applicable, becomes legally unable to act or if such Trustee becomes insolvent. In such circumstances, the Servicer or the Administrator will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the Administrator or Servicer shall not provide such indemnification, the Servicer may be indemnified from the related Trust, provided, that no indemnification shall be paid on any Distribution Date or Payment Date, as applicable, until the Securityholders and the Servicer have been paid all amounts otherwise due and the amount on deposit in any enhancement account shall equal its required amount.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ('FIXED RATE SECURITIES') or at a variable or adjustable rate per annum ('FLOATING RATE SECURITIES'), as more fully described below and in the related Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the related Prospectus Supplement. Unless otherwise set forth in the related Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See 'Description of the Notes--Principal and Interest on the Notes' and 'Description of the Certificates--Distributions of Principal and Interest' herein.

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each related Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, an 'INTEREST RESET PERIOD') at a rate per annum determined by reference to an interest rate basis (the 'BASE RATE'), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The 'SPREAD' is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the related Prospectus Supplement as being applicable to such class, and the 'SPREAD MULTIPLIER' is the percentage that may be specified in the related Prospectus Supplement as being applicable to such class.

     The related Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on the London interbank offered rate ('LIBOR'), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such Prospectus Supplement.

     As specified in the related Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each a 'CALCULATION AGENT') to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The related Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the Trustee or any Indenture Trustee with respect to such series. All determinations of interest by the

Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the related Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

INDEXED SECURITIES

     To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ('INDEXED SECURITIES') in which the principal amount payable at the final scheduled Payment Date or Distribution Date, as the case may be, for such class (the 'INDEXED PRINCIPAL AMOUNT') is determined by reference to a measure (the 'INDEX') which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the 'INDEXED CURRENCY') specified in the related Prospectus Supplement (such Indexed Securities, 'CURRENCY INDEXED SECURITIES'); (ii) the difference in the price of a specified commodity (the 'INDEXED COMMODITY') on specified dates (such Indexed Securities, 'COMMODITY INDEXED SECURITIES'); (iii) the difference in the level of a specified stock index (the 'STOCK INDEX'), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, 'STOCK INDEXED SECURITIES'); or (iv) such other objective price or economic measures as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the related Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the related Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the related Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the related Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

     Unless otherwise specified in the related Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the related Prospectus Supplement as the 'FACE AMOUNT' of such Indexed Security. The related Prospectus Supplement will describe whether principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date or Distribution Date, as the case may be, will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     Securityholders may hold their Securities through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of any Book-Entry Securities of any class or series. Unless and until Definitive Securities are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Securityholder will be entitled to receive a physical certificate representing its interest in such Security. All references herein and in the related Prospectus Supplement to actions by Securityholders refer to actions taken by DTC upon instructions from its Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Securityholders of Book-Entry Securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the applicable Securities, for distribution to Securityholders in accordance with DTC's procedures with respect thereto. See '--Definitive Securities' herein.

     Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the 'DEPOSITARIES') which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include an underwriter with respect to any series), banks, trust companies and clearing corporations and may include certain other organizations, including Cedel and Euroclear. Indirect access to the DTC system also is available to Indirect Participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     A 'SECURITYHOLDER,' as used herein, shall mean a holder of a beneficial interest in a Book-Entry Security. Unless otherwise provided in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal of and interest on Securities from the related Trustee or Indenture Trustee, as applicable (the 'APPLICABLE TRUSTEE'), through the Participants, who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only 'Noteholder' and 'Certificateholder' will be Cede, as nominee of DTC. Securityholders will not be recognized by the Trustee as Noteholders ('NOTEHOLDERS') or Certificateholders ('CERTIFICATEHOLDERS'), as such term is used in the related Pooling and Servicing Agreement or Trust Agreement and Indenture, as applicable, and Securityholders will only be permitted to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participants or organizations.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not physically possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of physical certificates for such Securities.

     DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC has advised the Seller that it will take any actions permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, societe anonyme ('CEDEL') is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('CEDEL PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter of any series. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System ('EUROCLEAR') was created in 1968 to hold securities for participants of Euroclear ('EUROCLEAR PARTICIPANTS') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the 'EUROCLEAR OPERATOR'), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the 'COOPERATIVE'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include an underwriter of any series. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the 'TERMS AND CONDITIONS'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the related Indenture (if any), Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

     Except as required by law, no Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC, Cedel or Euroclear or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     Unless otherwise specified in the related Prospectus Supplement, any Notes or Certificates of a given series issued in book-entry form will be issued in fully registered, certificated form ('DEFINITIVE NOTES' or 'DEFINITIVE CERTIFICATES,' as the case may be, and collectively referred to herein as 'DEFINITIVE SECURITIES') to Noteholders or Certificateholders or their respective nominees rather than to the Depository or its nominee, only if (i) the Servicer advises the applicable Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor depository, (ii) the Servicer at its option, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the related Notes or the Certificates, as applicable, of such series advise the Depository through Participants in writing (with instructions to notify the applicable Trustee in writing) that the continuation of a book-entry system through the Depository (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Depository will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by the Depository of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the appropriate Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal with respect to, and interest on, such Definitive Securities will thereafter be made in accordance with the procedures set forth in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable record date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the related Trustee or Indenture Trustee, as applicable. The final payment on any such Definitive Security (whether a Definitive Security or the Securities registered in the name of Cede representing the Securities), however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the related transfer agent and registrar for such series, which, unless otherwise specified in the related Prospectus Supplement, shall initially be Chase (in such capacity, the 'TRANSFER AGENT AND REGISTRAR'). No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Three or more holders of the Notes of any series (each of whom has owned a Note for at least six months) may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders of such series maintained by such Indenture Trustee for the purpose of communicating with other Noteholders of such series with respect to their rights under such Indenture or such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of such Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of record. Unless Definitive Notes have been issued, the only 'Noteholder' appearing on the list maintained by the related Indenture Trustee will be Cede, as nominee for DTC. In such circumstances, any beneficial owner of a Note wishing to communicate with other beneficial owners of Notes will not be able to identify those beneficial owners through the Indenture Trustee and instead will have to attempt to identify them through DTC and its Participants or such other means as such beneficial owner may find available.

     Three or more Certificateholders of any series or one or more Certificateholders evidencing not less than 25% of the Certificate Balance of such series may, by written request to the applicable related Trustee or Certificate Registrar, obtain access to the list of all Certificateholders of such series for the purpose of communicating with such Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under such Certificates. Unless Definitive Certificates have been issued, the only 'Certificateholder' appearing on the list maintained by the related Trustee will be Cede, as nominee for DTC. In such circumstances, any beneficial owner of a Certificate wishing to communicate with other beneficial owners of Certificates will not be able to identify those beneficial owners through the related Trustee and instead will have to attempt to identify them through DTC and its Participants or such other means as such beneficial owner may find available.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities, on each Payment Date or Distribution Date, as applicable, the Paying Agent will include with each distribution to each Noteholder (if any) and/or Certificateholder (if any) a statement prepared by the Servicer. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable), among other things, the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal with respect to each class of such Notes and to the Certificate Balance of each class of such Certificates and the derivation of such amounts;

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Notes and each class of Certificates of such series;

          (iii) amount of the Servicing Fee paid to the Servicer in respect of the related Collection Period;

          (iv) the amount of the Administration Fee paid to the Administrator in respect of the related Collection Period;

          (v) the aggregate unreimbursed Advances as of the last day of the preceding Collection Period and the change in such amount from the previous Collection Period;

          (vi) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (vii) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, in each case after giving effect to all payments reported under clause (i) above on such date;

          (viii) the Interest Rate or Pass Through Rate for the next period with respect to any class of Notes or any class of Certificates of such series with variable or adjustable rates;

          (ix) the amount of the aggregate realized losses, if any, for the preceding Collection Period;

          (x) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities and the change in such amounts from the preceding statement;

          (xi) the aggregate Purchase Amounts with respect to the Receivables, if any, that were repurchased by the Seller or purchased by the Servicer in such Collection Period;

          (xii) the balance of the Reserve Account (if any) or any other enhancement account, as of such date, after giving effect to changes therein on such date, the Specified Reserve Account Balance on such date (as defined in the related Prospectus Supplement) or any other required enhancement account balance on such date, and the components of calculating any such required balance;

          (xiii) the balance of the Cash Collateral Account, if any, the Available Cash Collateral Amount (and such amount expressed as a percentage of the related Pool Balance) and the related Required Cash Collateral Amount (each as defined in the related Prospectus Supplement);

          (xiv) for each such date during the Funding Period, if any, the remaining Pre-Funded Amount;

          (xv) for the first such date that is on or immediately following the end of the Funding Period, if any, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series; and

          (xvi) the balance in the Paid-Ahead Account, if any.

     Each amount set forth pursuant to subclauses (i), (ii), (iii) and (iv) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Unless otherwise specified in the related Prospectus Supplement, the statements for each Collection Period will be delivered to DTC for further distribution to Securityholders in accordance with DTC procedures. See 'Certain Information Regarding the Securities--Book-Entry Registration' herein. The Servicer, on behalf of each Trust, will file with the Commission such periodic reports with respect to each Trust as required under the Exchange Act and the rules and regulations of the Commission thereunder.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Trustee or the Paying Agent will furnish to each person who at any time during such calendar year has been a Noteholder or Certificateholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See 'Certain Federal Income Tax Consequences' in the related Prospectus Supplement.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of (i) each Sale and Servicing Agreement (or in the case of a Trust not issuing Notes, each Pooling and Servicing Agreement) pursuant to which each Trust will acquire Receivables from the Seller and the Servicer will agree to service such Receivables; (ii) each Trust Agreement (or, in the case of a Trust not issuing Notes, each Pooling and Servicing Agreement) pursuant to which each Trust will be created and (iii) each Administration Agreement pursuant to which Chase will undertake certain administrative duties with respect to each Trust that issues Notes (collectively, the 'TRANSFER AND SERVICING AGREEMENTS'). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms of the Transfer and Servicing Agreements related to any series. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of such Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or before the closing date specified with respect to any given Trust in the related Prospectus Supplement (the 'CLOSING DATE'), the Seller will transfer and assign in consideration of the receipt of the related Securities, without recourse, to the related Trust pursuant to a Sale and Servicing Agreement or to the related Trustee pursuant to a Pooling and Servicing Agreement, as applicable, its entire interest in the Initial Receivables, if any, certain related property and the proceeds thereof of the related Receivables Pool, including, among other things, its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement or Pooling and Servicing Agreement (a 'SCHEDULE OF RECEIVABLES'). The Seller will sell the related Securities offered hereby to the respective underwriters set forth in the Prospectus Supplement. See 'Plan of Distribution.' To the extent specified in the related Prospectus Supplement, a portion of the net proceeds received from the sale of the Securities of a given series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account and/or to the initial deposit into a Reserve Account, a Cash Collateral Account or a Yield Supplement Account, if any. The related Prospectus Supplement for each Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller to the related Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a 'SUBSEQUENT TRANSFER DATE').

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will set forth criteria that must be satisfied by each Receivable. Unless the related Prospectus Supplement specifies that certain of the criteria set forth below are not required to be satisfied, the criteria will include, among others, the following: (a) each Receivable (i) in the case of a Receivable originated with the involvement of a Dealer, has been originated in the form of a credit sales transaction by a Dealer or a purchase money loan through a Dealer located in one of the States of the United States (including the District of Columbia) for the retail financing of a Financed Vehicle or (ii) in the case of a Receivable originated without the involvement of a Dealer, has been originated by the Originating Bank in the form of a secured loan for the retail financing of a Financed Vehicle, and, in each case, has been fully and properly executed by the parties thereto; (b) (i) in the case of a Receivable originated with the involvement of a Dealer, if a retail installment sales contract, has been purchased by the Seller from the originating Dealer and has been validly assigned by such Dealer or the Originating Bank to the Seller in accordance with its terms or (ii) in the case of a Receivable originated by Chase without the involvement of a Dealer, has been purchased by the Seller from Chase, and has been validly assigned by Chase to the Seller; (c) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral or the benefits of the security; (d) each Receivable not a Final Payment Receivable provides for fully amortizing level scheduled monthly payments (provided that the last payment may be different from the level scheduled payment) and for accrual of interest at a fixed rate according to the simple interest or actuarial method; (e) each Receivable and each sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to such Receivable and the sale thereof; (f) each Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights; (g) subject to certain limited exceptions specified in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, immediately prior to the sale and assignment thereof to the Trustee, each Receivable was secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of the Originating Bank as secured party, which security interest is assignable and has been so assigned by the Seller to the related Trust; (h) as of the related Cutoff Date, the Seller had no knowledge either of any facts which would give rise to any right of rescission, setoff, counterclaim, or defense, or of the same being asserted or threatened, with respect to any Receivable; (i) as of the related Cutoff Date, the Seller had no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the Receivable; (j) except for payment defaults continuing for a period of not more than 30 days as of the related Cutoff Date, (i) the Seller has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any Receivable exists, (ii) the Seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable exists and (iii) the Seller has not waived any of the foregoing; (k) each Receivable requires that the Obligor thereunder obtain comprehensive, liability, theft and physical damage insurance covering the related Financed Vehicle; and (l) each Receivable satisfies the other criteria specified above under 'The Receivables Pool' and each other criterion set forth in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, as of the last day of the month following the date (or, if the Seller elects, the last day of the month including such date) on which the Seller discovers or receives written notice from the related Trustee or any Indenture Trustee that a Receivable does not meet any of the criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and such failure materially and adversely affects the interests of the related Securityholders in such Receivable, the Seller, unless it has cured the failed criterion, will repurchase such Receivable from the related Trust at a price equal to the unpaid principal balance owed by the Obligor thereof plus interest thereon at the respective contract rate of interest through the last day of the month of repurchase (the 'REPURCHASE AMOUNT'). The repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for the failure of a Receivable to meet any of the criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the related Trustee or any Indenture Trustee will appoint the Servicer as initial custodian. Receivables will not be stamped or otherwise marked to reflect the transfer of the Receivables to a Trust and will not be segregated from the other Motor Vehicle Loans owned or serviced by the Servicer. The Obligors under the Receivables will not be notified of the transfer of the Receivables to a Trust, but the Seller's accounting records and computer systems will reflect the sale and assignment of the Receivables to such Trust. See 'Certain Legal Aspects of the Receivables' herein.

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and any Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the 'COLLECTION ACCOUNT'). The Servicer will also establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which, to the extent and in the manner described in the related Prospectus Supplement, amounts released from the Collection Account and any Pre-Funding Account, Cash Collateral Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the 'NOTE DISTRIBUTION ACCOUNT'). With respect to each Trust that issues certificates, the Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Cash Collateral Account, Yield Supplement Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the 'CERTIFICATE DISTRIBUTION ACCOUNT'). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer may establish and maintain for the related Trust an additional account (the 'PAID-AHEAD ACCOUNT'), in the name of the related Indenture Trustee or Trustee, into which, to the extent required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments by or on behalf of Obligors on Actuarial Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the Obligor's periodic payment below the scheduled payment as of the applicable Cutoff Date ('PAID-AHEADS') will be deposited until such time as the Paid-Ahead falls due. Until such time as Paid-Aheads are transferred from the Paid-Ahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the related Securityholders. The Paid-Ahead Account, if any, will initially be maintained with the related Indenture Trustee or Trustee. So long as the Seller is the Servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to holding Paid-Aheads as may be required by the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, is satisfied, Paid-Aheads may be retained by the Servicer until the applicable Payment Date or Distribution Date.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account, Cash Collateral Account, Yield Supplement Account or Reserve Account will be described in the related Prospectus Supplement.

     For any series of Securities, the Collection Account and any Note Distribution Account, Certificate Distribution Account, Pre-Funding Account, Cash Collateral Account, Reserve Account, Yield Supplement Account, Paid-Ahead Account and other accounts identified as such in the related Prospectus Supplement are collectively referred to herein as the 'TRUST ACCOUNTS.'

     The Trust Accounts will be maintained as Eligible Deposit Accounts. An 'ELIGIBLE DEPOSIT ACCOUNT' for any series shall be either (a) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution or (b) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution. A 'QUALIFIED INSTITUTION' shall be a depository institution (including Chase USA or Chase) organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, having a short-term certificate of deposit rating and a long-term unsecured debt rating confirmed by each Rating Agency as being consistent with the ratings of the related Securities and, in the case of any such institution (including Chase USA or Chase) organized under the laws of the United States, the deposits of which are insured by the FDIC. A 'QUALIFIED TRUST INSTITUTION' shall be an institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities with the authority to act under such laws as a trustee or in any other fiduciary capacity, having not less than $1 billion in assets under fiduciary management and a long-term deposit rating confirmed by each Rating Agency as being consistent with the ratings of the related Securities. Unless the related Prospectus Supplement specifies that a Trust Account will be established with another institution, each Trust Account will be established initially with the trust department of Chase. Should Chase or any depositary of a Trust Account cease to be a Qualified Institution or Qualified Trust Institution, such Trust Account shall be moved to a Qualified Institution or Qualified Trust Institution, provided that such Trust Account may remain at such depositary if each Trustee receives written confirmation from each related Rating Agency to the effect that the ratings of the related Securities will not be adversely affected.

     If so provided in the related Prospectus Supplement, funds in the Trust Accounts will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Permitted Investments. 'PERMITTED INVESTMENTS' are generally limited to investments confirmed by the related Rating Agencies as being consistent with the rating of the related Securities. Permitted Investments may include Securities issued by the Seller or its affiliates or trusts originated by the Seller or its affiliates, and may also include certain money market mutual funds for which Chase or any of its affiliates serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian (for which it collects fees and expenses). Except as described below or in the related Prospectus Supplement, Permitted Investments are limited to obligations or securities that mature on or before the 'BUSINESS DAY' (as defined in the related Prospectus Supplement) preceding the next Distribution Date or Payment Date for such series (each such preceding day, a 'DEPOSIT DATE'). However, to the extent set forth in the related Prospectus Supplement and consistent with the ratings of the related Securities, funds in any Cash Collateral Account, Reserve Account or Yield Supplement Account may be invested in securities that will not mature prior to the next Deposit Date with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Cash Collateral Account, Reserve Account or Yield Supplement Account at any time, for example, may be less than the balance of the Cash Collateral Account, Reserve Account or Yield Supplement Account. If the amount required to be withdrawn from any Cash Collateral Account, Reserve Account or Yield Supplement Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in such Cash Collateral Account, Reserve Account or Yield Supplement Account, a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, 'INVESTMENT EARNINGS'), shall be paid to the Servicer as additional servicing compensation.

     Chase, in its capacity as the initial paying agent (the 'PAYING AGENT') under each related Sale and Servicing Agreement and Indenture or Pooling and Servicing Agreement, as applicable, will have the revocable right to withdraw funds from a Trust Account for the purpose of making distributions to Securityholders in the manner provided therein.

SERVICING PROCEDURES

     The Servicer will service the Receivables in each Receivables Pool and will make reasonable efforts to collect all payments due with respect to such Receivables and, in a manner consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and with the terms of the Receivables, will follow such collection and servicing procedures as it follows with respect to comparable new or used automobile receivables that it services for itself and that are consistent with prudent industry standards. The related Prospectus Supplement, Pooling and Servicing Agreement and Sale and Servicing Agreement, as applicable, will set forth the terms and conditions in accordance with which any Receivable may be modified, which terms will be set forth in the related Prospectus Supplement. Some of such arrangements may result in the Servicer's purchasing the Receivable for the Repurchase Amount, while others may result in the Servicer's making Advances. Any such required purchase or extension will constitute the sole remedy available to the Securityholders or any related Trustee for any such uncured breach.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement, as applicable, will provide that the Servicer, on behalf of the related Trust, shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Financed Vehicle securing any Receivable with respect to which the Servicer shall have determined, during any Collection Period, that eventual payment in full of the amount financed (including accrued interest thereon) is unlikely (each such Receivable, a 'DEFAULTED RECEIVABLE'); provided that no Receivable will become a Defaulted Receivable any later than the calendar month in which more than 10% of a scheduled payment of the Motor Vehicle Loan becomes 240 days delinquent. See 'The Receivables Pools--Insurance and Collection Procedures' herein. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of new or used automobile receivables, which may include reasonable efforts to realize upon any recourse to Dealers, consigning the Financed Vehicle to a Dealer for resale and selling the Financed Vehicle at public or private sale. See 'Certain Legal Aspects of the Receivables' herein. The proceeds of any such realization will be deposited in the related Collection Account.

COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a 'COLLECTION PERIOD') into the related Collection Account on a daily basis within forty-eight hours of receipt. However, at any time that and for so long as (i) the Seller is also the Servicer, and (ii) each other condition to making deposits less frequently than daily as may be confirmed by the related Rating Agencies or any enhancement provider or as set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the Deposit Date preceding the related Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain letters of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Repurchase Amount with respect to Receivables purchased by the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period payable on the related Distribution Date in an amount equal to the sum of (i) the product of one-twelfth of the specified percentage per annum (as set forth in the related Prospectus Supplement, the 'SERVICING FEE RATE') and the Pool Balance as of the close of business on the last day of the second Collection Period immediately preceding the Collection Period in which such Distribution Date occurs and (ii) unless otherwise specified in the related Prospectus Supplement with respect to any Trust, any Late Fees collected during the related Collection Period (collectively, the 'SERVICING FEE'). The Servicing Fee will also include Investment Earnings to the extent set forth in the related Prospectus Supplement. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payments Dates) will be paid solely to the extent of amounts allocable thereto as specified in the related Prospectus Supplement. The Servicer will be entitled to reimbursement from each Trust for certain liabilities.

     'LATE FEES' shall mean, collectively, any late charges, credit-related extension fees, non-credit related extension fees or other administrative fees or similar charges allowed by applicable law with respect to the related Receivables.

     The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of motor vehicle receivables as an agent for the Noteholders and Certificateholders, including collecting and posting all payments and responding to inquiries of Obligors, investigating delinquencies, reporting tax information to Obligors, advancing costs of disposition of defaults. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, accounting for collections and furnishing monthly and annual statements to the related Trustee with respect to distributions. The Servicing Fee will also compensate the Servicer for certain taxes, accounting fees, outside auditor fees, the fees of the Paying Agent, the Transfer Agent, the Registrar and the Trustee and its counsel, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

ADVANCES

     The Prospectus Supplement may provide that the Servicer may, in its sole discretion, make a payment (an 'ADVANCE') with respect to each delinquent Receivable in the related Receivables Pool in an amount described in such Prospectus Supplement. The Servicer may elect not to make any Advance with respect to a Receivable under the circumstances described in the related Prospectus Supplement. The Servicer will be entitled to be reimbursed for outstanding Advances in the manner described in the related Prospectus Supplement. The Servicer will deposit all Advances with respect to any Payment Date or Distribution Date, as applicable, on the related Deposit Date.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable related Trustee or Paying Agent to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to any class of Noteholders of such series and all distributions to any class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account directly to the Note Distribution Account, if any, and the Certificate Distribution Account, if any, for distribution to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Cash Collateral Account, Reserve Account or Yield Supplement Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Securities of such series may be subordinate to payments in respect of one or more other classes of Securities of such series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, a Cash Collateral Guaranty supported by a Cash Collateral Account, a Reserve Account, a Yield Supplement Agreement, a Yield Supplement Account, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Cash Collateral Guaranty, a Yield Supplement Agreement, a Reserve Account, a Yield Supplement Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any form of credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     The Seller may replace or reduce the credit enhancement for any class of Securities with another form of credit enhancement without the consent of the related Securityholders, provided the related Rating Agencies confirm in writing that such substitution or reduction will not result in the reduction, qualification or withdrawal of the rating of such class of Securities or any class of Securities of the related Series.

     Reserve Account. If provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the 'RESERVE ACCOUNT'), which will be maintained in the name of the related Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be included in the property of the related Trust. The Reserve Account will be funded by an initial deposit on the Closing Date, and if the related Series has a Funding Period, will also be funded on each Subsequent Transfer Date. The related Prospectus Supplement will specify whether the Reserve Account will be funded solely from the proceeds of a loan or loans to be made by a Cash Collateral Depositor pursuant to a loan agreement (each a 'LOAN AGREEMENT'), from a deposit or deposits by the Seller, or by a combination thereof. As described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Payment Date up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the related Reserve Account, either to holders of the Securities covered thereby, to the Seller or to a third-party specified therein.

     Cash Collateral Guaranty. If provided in the related Prospectus Supplement with respect to a Trust classified as a grantor trust, the related Trustee will have the right to demand payments under a Cash Collateral Guaranty under the circumstances described therein. Each Cash Collateral Guaranty will be secured by an account (each, a 'CASH COLLATERAL ACCOUNT'), which will be held in the name of a cash collateral trustee (the 'CASH COLLATERAL TRUSTEE'), as specified in the related Prospectus Supplement. The related Prospectus Supplement will specify whether the Cash Collateral Account will be funded on the date of the issuance of the related series of Securities from the proceeds of a loan to be made by a Cash Collateral Depositor pursuant to a Loan Agreement, from a deposit by the Seller or by a combination thereof. To the extent specified in the related Prospectus Supplement, funds in the related Cash Collateral Account will thereafter be supplemented by the deposit of amounts remaining on any Distribution Date after making all other distributions required on such date. Each Cash Collateral Guaranty will not be a recourse obligation of the related Cash Collateral Depositor, any Cash Collateral Trustee, any related Trustee, the Bank, as Seller or as Servicer, and will be secured solely with amounts, if any, on deposit in the related Cash Collateral Account. Unless otherwise specified in the related Prospectus Supplement, such Cash Collateral Account and any amounts therein will not be the property of any Trust, but will be held in accordance with the related Cash Collateral Trust Agreement as further described therein. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of any Cash Collateral Account, either to the holders of the Securities covered thereby, to the Seller, to the Cash Collateral Depositor or to a third party specified therein.

     Yield Supplement Account; Yield Supplement Agreement. If so provided in the related Prospectus Supplement, the Seller or a third party will enter into a Yield Supplement Agreement and/or establish a Yield Supplement Account with the related Indenture Trustee or related Trustee for the benefit of the holders of the related Securities. A Yield Supplement Agreement or a Yield Supplement Account will be designed to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate. A Yield Supplement Account may be an asset of the obligor under the Yield Supplement Agreement holding funds to secure the obligation of such obligor to make payments under such Yield Supplement Agreement or, in the case of a Trust that is not classified as a grantor trust, may be an asset of the Trust from which cash may periodically be withdrawn to provide payments to the Securityholders.

NET DEPOSITS

     As an administrative convenience, the Seller, so long as it is Servicer and is permitted to make deposits to the Collection Account on a monthly basis, will be permitted to deposit the collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer or the Seller for such Trust with respect to such Collection Period (remitting amounts to the Seller directly). With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the related Trustee and any Indenture Trustee a statement setting forth substantially the same information for such date and the related Collection Period as is required to be provided in the periodic reports provided to Securityholders of such series described herein under 'Certain Information Regarding the Securities--Reports to Securityholders.'

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will annually furnish to the related Trustee and any Indenture Trustee a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, or as to the effectiveness of its processing and reporting procedures and certain other matters.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related firm of independent public accountants referred to in the immediately preceding paragraph, substantially simultaneously with the delivery or such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except (i) upon determination that the Servicer's performance of such duties is no longer permissible under applicable law or (ii) in the event of the appointment of a successor servicer, upon notification by each Rating Agency then rating any of the related Securities that the rating then assigned to any such Securities will not be reduced or withdrawn. Such resignation will not become effective until the related Trustee (which shall not be obligated to act as successor servicer if the Servicer has resigned for a reason other than that the performance of its duties are no longer permissible under applicable laws), Indenture Trustee (if any) or a successor servicer has assumed the Servicer's servicing responsibilities and obligations under such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide that, except in connection with a merger or consolidation, neither the Seller nor the Servicer may transfer or assign all, or a portion of, its rights, obligations and duties under any Sale and Servicing Agreement or Pooling and Servicing Agreement, unless (i) (A) such transfer or assignment will not result in a reduction or withdrawal by each Rating Agency then rating any of the related Securities of the rating then assigned to any such Securities and (B) the Indenture Trustee (if any) and the related Trustee have consented to such transfer or assignment or (ii) the Indenture Trustee (if any), the related Trustee and holders of Securities evidencing not less than 51% of the voting interests thereof consent thereto. Any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a successor servicer has assumed the Servicer's rights, obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide that so long as the Bank (or its successor or assign) or the Trustee is the Servicer, in the ordinary course of its business, the Servicer will have the right to delegate any of its duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, to a third party. Any compensation payable to such third party will be paid by the Servicer from its own funds, and none of the related Trust, Trustee (if not the Servicer), Indenture Trustee (if any) or Securityholders will be liable for such compensation. Notwithstanding any delegation of duties by the Servicer, the Servicer will not be relieved of its liability and responsibility with respect to such duties.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the related Trust, Trustee, Indenture Trustee (if any) or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will further provide that the Servicer, and its directors, officers, employees and agents are entitled to indemnification by the related Trust for, and will be held harmless against, any loss, liability or expense incurred in connection with any legal action relating to their performance of servicing duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that is not otherwise indemnified, other than (i) any loss or liability otherwise reimbursable thereunder and (ii) any loss, liability, or expense incurred by reason of willful misconduct, negligence or bad faith in performance of their duties thereunder or by reason of their reckless disregard of obligations and duties thereunder; provided, however, that such indemnification will be paid on a Payment Date or Distribution Date only from amounts in excess of the amount required to be maintained on deposit in the related enhancement account, or if there is no such enhancement account, only after all payments or deposits required under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, for the benefit of Securityholders and the Servicer have been made. In addition, each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the rights and duties of the parties thereto and the interests of the related Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust and the Servicer will be entitled to be reimbursed therefor out of the related enhancement account; provided, however, that such reimbursement will be paid on a Payment Date or Distribution Date only from amounts in excess of the amount required to be maintained on deposit in the related enhancement account, or if there is no such enhancement account, only after all payments required under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, for the benefit of Securityholders or the Servicer have been made.

EVENTS OF SERVICING TERMINATION

     Except as otherwise provided in the related Prospectus Supplement, 'EVENTS OF SERVICING TERMINATION' under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will consist of (i) any failure by the Servicer to deliver to the related Trustee or any Indenture Trustee the Servicer's certificate for the related Collection Period or any failure by the Servicer to deliver to the related Trustee or any Indenture Trustee for deposit in any Trust Account any proceeds or payments required to be delivered under the terms of such Securities or the related Sale and Servicing Agreement or Pooling and Servicing Agreement (or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make such payment or deposit on such Deposit Date), which failure continues unremedied for five Business Days after discovery by the Servicer or upon receipt of written notice to the Servicer by the related Trustee or Indenture Trustee or to the related Trustee or Indenture Trustee and the Servicer by holders of the related Notes evidencing not less than 25% of the principal amount of such Notes then outstanding (or, if no Notes are outstanding, Certificates of the related series evidencing not less than 25% of the Certificate Balance then outstanding); (ii) any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement of the Servicer set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement or Indenture, which failure materially and adversely affects the rights of the related Trust or the Securityholders (which determination shall be made without regard to whether funds are available to the Securityholders pursuant to any related enhancement) and which continues unremedied for 60 days after the date of written notice of such failure to the Servicer by the related Trustee or any Indenture Trustee or to the related Trustee or any Indenture Trustee and the Servicer by holders of the related Notes (so long as Notes are outstanding) evidencing not less than 25% of the principal amount of such Notes then outstanding (25% or, if no Notes are outstanding, Certificates of the related series evidencing not less than 25% of the Certificate Balance then Outstanding); (iii) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and effective for 60 consecutive days; or (iv) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property, or the Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations. The holders of Securities evidencing not less than a majority of the voting interests thereof may, with the written consent of any provider of enhancement specified in the related Prospectus Supplement, waive certain defaults by the Servicer in the performance of its obligations.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as an Event of Servicing Termination under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than a majority of the principal amount of such Notes then outstanding (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the related Trustee or holders of Certificates evidencing not less than a majority of the Certificate Balance then outstanding) may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as an Event of Servicing Termination under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than a majority of the Certificate Balance then outstanding, by notice given in writing to the Servicer (and to the related Trustee if given by Certificateholders), may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the rights, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer to act as successor to the outgoing Servicer. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the Servicing Fee paid to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or, the holders of any Certificates of such series evidencing not less than a majority of the Certificate Balance then outstanding, in the case of any Event of Servicing Termination that does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except an Event of Servicing Termination in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. Therefore, the Noteholders of a series have the ability, as limited above, to waive defaults by the Servicer which could materially and adversely affect the related Securityholders. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the Certificate Balance then outstanding may, on behalf of all such Certificateholders, with the consent of the provider of any enhancement, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, except an Event of Servicing Termination in making any required deposits to or payments from the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement as applicable. No such waiver will impair such Securityholders' rights with respect to subsequent defaults.

AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without prior notice to the related Securityholders but with prior consent of the related Trustee and prior notice to any related Rating Agencies (i) to cure any ambiguity, to correct or supplement any provision therein or in the related Securities which may be inconsistent with any other provision therein, to evidence a succession to the Servicer or the Seller pursuant to the related Transfer and Servicing Agreement, or add any other provisions with respect to matters or questions arising under such Transfer and Servicing Agreement that are not inconsistent with the provisions of such Transfer and Servicing Agreement; provided, however, that such action will not, on the basis of an officer's certificate and/or opinion of counsel reasonably acceptable to the related Trustee and any Indenture Trustee, materially and adversely affect the interests of the related Trust or any related Securityholders or (ii) to effect a transfer or assignment of the Trust's or the Servicer's rights, obligations and duties under such Transfer and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates, if any, of the related series evidencing at least a majority of the Certificate Balance then outstanding for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders, or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the Indenture Trustee, and any Certificateholders of such series, will succeed to all the rights of the Noteholders of such series under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and any related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the Distribution Date or Payment Date next succeeding the month that is six months after the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any property remaining in the related Trust and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the last day of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 5% or less of the initial Pool Balance (as defined in the related Prospectus Supplement, the 'ORIGINAL POOL BALANCE'), all the remaining related Receivables at a price equal to the aggregate of the Repurchase Amounts thereof as the end of such Collection Period.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with the purchase event specified above and the subsequent distribution to any related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

     The related Trustee and any related Indenture Trustee will give written notice of termination to each Securityholder of the related series of record, which notice will specify the Distribution Date and/or Payment Date upon which such Securityholders may surrender their Securities to the related Trustee or the Transfer Agent and Registrar, as the case may be, for final payment. The final distribution to any Securityholder will be made only upon surrender and cancellation of such holder's Security (whether a Definitive Security or the Securities registered in the name of Cede representing the Securities) at the office or agency of the related Trustee or the Transfer Agent and Registrar, as the case may be, specified in the notice of termination.

     With respect to any Trust issuing Notes, subject to applicable law and after the Indenture Trustee has taken certain measures to notify Noteholders, any money held by the Indenture Trustee or any Paying Agent in trust for payment on the Notes which remain unclaimed for two years shall, upon request of such Trust, be paid to such Trust. Following any such payment, the Trustee and any Paying Agent shall no longer be liable to any Noteholder with respect to such unclaimed amount, and any claim with respect to such amount shall be an unsecured claim against such Trust. If, within 18 months after the first notice of final payment on any Certificates, there remain Certificates which have not been surrendered for cancellation, the related Trustee may take appropriate steps to notify the applicable Certificateholders (the cost thereof paid out of the unclaimed amounts). Subject to applicable law, any funds that then remain shall be paid to the Seller.

     Any amounts remaining in a Trust not issuing Notes, after the related Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will, under certain circumstances, be distributed to the United Way or a similar charitable organization located or operating in the New York metropolitan area as specified by the Servicer; provided, however, that such funds will, under certain circumstances, be distributed by the Paying Agent to the United Way no later than three years after the final Distribution Date specified in such Trustee's written notice of termination to the Certificateholders.

ADMINISTRATION AGREEMENT

     With respect to any Trust that issues Notes, Chase, in its capacity as administrator (the 'ADMINISTRATOR'), will enter into an agreement (as amended and supplemented from time to time, the 'ADMINISTRATION AGREEMENT') with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform on behalf of the related Trust certain other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount to be set forth in the related Prospectus Supplement (the 'ADMINISTRATION FEE'). To the extent and on the terms set forth in the related Administration Agreement and described in the related Prospectus Supplement, the Administrator may act directly or through its agents and attorneys.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The Receivables are 'chattel paper' as defined in the Uniform Commercial Code in effect in the State of New York (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Seller will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the sale of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such sale, although Chase Auto Finance's master computer records will indicate such sale.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     Security interests in vehicles registered in most states may be perfected by a notation of the secured party's lien on, or possession of, the certificate of title for such vehicle, depending on state law. Since around December 1994 and April 1997, respectively, Chase Auto Finance has participated in California's and Virginia's electronic titles programs. Since such times California and Virginia liens have been noted electronically rather than on paper certificates. Chase Auto Finance's practice is to obtain a representation and warranty from each Dealer or the related Obligor (in the case of Receivables originated without involvement of Dealers) to the effect that the Originating Bank has been designated as the sole lien holder on the certificate of title. In the event the Dealer or related Obligor fails, due to clerical errors or for any other reason, to effect such notation of the Originating Bank's interest in a Financed Vehicle, the Originating Bank would not have a perfected first priority security interest in such Financed Vehicle. In this event the only recourse of the Originating Bank, the Seller or the Servicer vis-a-vis third parties would be against the Obligor on an unsecured basis or against a Dealer.

     Pursuant to the terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Seller will assign its security interest in the individual Financed Vehicles to each Trust, and if applicable, such Trust will assign each such security interest to the related Indenture Trustee. However, because of the administrative burden and expense, neither the Seller nor the related Trustee will amend the certificates of title to identify the related Trust or any related Indenture Trustee as the new secured party and, accordingly, the Originating Bank will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. In a majority of states, assignment of a Receivable together with the related security interest is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the Originating Bank's rights as the secured party as against creditors of the Obligor. In certain states, in the absence of such amendment and delivery, the Seller, the related Trust and/or any related Indenture Trustee may not have a perfected security interest in the Financed Vehicle. In such event or in the event that the Trust does not have a perfected first priority security interest in the Financed Vehicle, the only recourse of such Trust vis-a-vis third parties would be against an Obligor on an unsecured basis or (if the Originating Bank did not have a perfected security interest in such Financed Vehicle) against the Seller pursuant to its repurchase obligation. See '--Repurchase Obligation' herein.

     Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the Originating Bank on the certificate of title will be sufficient to protect each Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in the Financed Vehicle. If there are any Financed Vehicles as to which the Originating Bank has failed to perfect the security interest assigned to a Trust (i) such security interest would be subordinate to, among others, holders of perfected security interests and (ii) subsequent purchasers of such Financed Vehicles would take possession free and clear of such security interest. There also exists a risk in not identifying each Trust or any related Indenture Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of such Trust or Indenture Trustee could be released.

     In the event that the owner of a Financed Vehicle moves to a state other than the state in which such Financed Vehicle initially is registered, under the laws of most states the perfected security interest in the Financed Vehicle will continue for four months after such relocation and thereafter until the owner re-registers the Financed Vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, Chase Auto Finance must surrender possession if it holds the certificate of title to such Financed Vehicle or, in the case of Financed Vehicles originally registered in a state which provides for notation of lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, Chase Auto Finance would receive notice of surrender if the security interest in the Financed Vehicle is noted on the certificate of title. Accordingly, Chase Auto Finance would have the opportunity to re-perfect the security interest in the Financed Vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of Motor Vehicle Loans, Chase Auto Finance takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Receivable sells a Financed Vehicle, Chase Auto Finance must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Financed Vehicles.

     Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights in favor of Federal and state governmental authorities arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain U.S. federal tax liens may have priority over the lien of a secured party. The Seller will represent in each Sale and Servicing Agreement and Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Financed Vehicle. However, such liens could arise at any time during the term of a Receivable. No notice will be given to the Trustee in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN VEHICLES

     The Servicer on behalf of each Trust and any Indenture Trustee may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the Receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) and, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Financed Vehicle, the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. In general, a defaulting Obligor may not have sufficient assets to make the pursuit of a deficiency worthwhile.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

OTHER MATTERS

     The Seller intends that each transfer of Receivables by it to a Trust under a Sale and Servicing Agreement or a Pooling and Servicing Agreement constitutes a sale. In the event that the Seller were to become insolvent, the FDIA, as amended by FIRREA, sets forth certain powers that the FDIC may exercise if it were appointed receiver of the Seller. To the extent that the Seller has granted a security interest in the Receivables to a Trust and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest would not be subject to avoidance by the FDIC as receiver of the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, if appointed receiver of the Seller, would interfere with the timely transfer to such Trust of payments collected on the related Receivables. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the related Securities and possible reductions in the amount of those payments could occur.

     Numerous federal and state consumer protection laws may impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act and the Federal Trade Commission Act.

     The so-called 'Holder-in-Due-Course' Rule of the Federal Trade Commission (the 'FTC RULE'), other state statutes or the common law in certain states have the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller (which would include each Trust) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability of a subsequent holder under the FTC Rule is limited to the amounts paid by the obligor under the contract, and a subsequent holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Uniform Consumer Credit Code applicable in certain states contains provisions which generally duplicate this rule.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will set forth criteria that must be satisfied by each Receivable, and such criteria will provide, among other things, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects the related Securityholders' interest in a Receivable, such violation would result in the failure to satisfy a criterion in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless such failure is cured.

REPURCHASE OBLIGATION

     Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, each Receivable must satisfy certain criteria, and such criteria relate to, among other things, the validity, subsistence, perfection, and priority of the security interest of the Originating Bank in each Financed Vehicle. Accordingly, if any defect exists in the perfection of the security interest of the Seller in any Financed Vehicle and such defect materially and adversely affects the related Securityholders' interest in the related Receivable, such defect would result in the failure to satisfy a criterion in the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase such Receivable unless such failed criterion is cured.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Internal Revenue Code of 1986, as amended (the 'CODE'), impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or
Section 4975 of the Code (collectively, 'PLANS'), and on persons who are fiduciaries with respect to Plans, in connection with the investment of 'plan assets' of any Plan ('PLAN ASSETS'). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee, is a fiduciary with respect to such Plan Assets.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ('PARTIES IN INTEREST' under ERISA and 'DISQUALIFIED PERSONS' under the Code) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Any fiduciary or other Plan investor considering whether to purchase any Securities on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to the related Prospectus Supplement for guidance regarding the ERISA Considerations applicable to the Securities offered thereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Securities of any series without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                              PLAN OF DISTRIBUTION

     The Securities of each series may be sold to or through underwriters (the 'UNDERWRITERS') by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be placed either directly or through agents. The Seller intends that the Securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular series of Securities may be made through a combination of such methods.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities, or (ii) specify that the related Securities are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Securities, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement (as defined in the related Prospectus Supplement) will provide that the Seller will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several Underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest funds in its Trust Accounts in Eligible Investments acquired from such Underwriters or from the Seller or any of its Affiliates.

     Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit such Underwriters to reclaim a selling concession from a syndicate member when the Securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Issuer nor any of the

Underwriters represent that they will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

     The place and time of delivery for the Securities of any series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                    RATINGS

     Each Class of Securities of a series offered pursuant to this Prospectus and a related Prospectus Supplement will be rated at its initial issuance in one of the four highest categories by at least one nationally recognized statistical rating organization (each, a 'RATING AGENCY').

     A securities rating addresses the likelihood of the receipt by the Securityholders of scheduled interest and principal payments. The rating takes into consideration the characteristics of the Receivables and the structural, legal and tax aspects associated with the Securities. The ratings on the Securities do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Receivables or the possibility that the Securityholders might realize a lower than anticipated yield or that if there is a rapid rate of principal payments, including prepayments, on the Receivables, investors in Strip Notes or Strip Certificates could fail to recover their initial investments.

     A security rating is not a recommendation to buy, sell or hold Securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to a Security upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Securities of any series will be passed upon for the Seller by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York, and such other counsel specified in the related Prospectus Supplement. Certain legal matters will be passed upon for the Underwriters by Gibson, Dunn & Crutcher, LLP New York, New York. From time to time Simpson Thacher & Bartlett and Gibson, Dunn & Crutcher LLP provide legal services to the Seller and its affiliates.

                                 INDEX OF TERMS

TERM                                             PAGE
---------------------------------------------   -------
Actuarial Receivables........................        18
Administration Agreement.....................        50
Administration Fee...........................        50
Administrator................................        50
Advance......................................        43
Applicable Trustee...........................        34
Assignments..................................        20
Bank.........................................         6
Base Rate....................................        32
Book-Entry Securities........................         6
Business Day.................................        42
Calculation Agent............................        32
Cash Collateral Account......................        45
Cash Collateral Depositor....................        10
Cash Collateral Guaranty.....................         9
Cash Collateral Trustee......................        45
Cede.........................................         2
Cedel........................................        35
Cedel Participants...........................        35
Certificate Balance..........................         8
Certificate Distribution Account.............        41
Certificate Pool Factor......................        25
Certificateholders...........................        34
Certificates.................................         1
Chase........................................         6
Chase Auto Finance...........................      6,17
Chase Auto Finance Portfolio.................        19
Chase Connecticut Bank.......................        19
Chase Connecticut Loans......................        19
Chase Florida Bank...........................        19
Chase Florida Loans..........................        19
Chase Lincoln Bank...........................        19
Chase Lincoln Loans..........................        19
Chase Maryland Loans.........................        19
Chase N.A....................................         6
Chase USA....................................         1
Closing Date.................................        39
Code.........................................        53
Collection Account...........................        40
Collection Period............................        42
Commission...................................         2
Commodity Indexed Securities.................        33
Contract Rate................................        17
Cooperative..................................        35
Corporation..................................         6
Currency Indexed Securities..................        33
Cutoff Date..................................        16
Dealer Agreements............................        20
Dealers......................................        20
Defaulted Receivable.........................        42

TERM                                             PAGE
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Definitive Certificates......................        36
Definitive Notes.............................        36
Definitive Securities........................        36
Deposit Date.................................        42
Depositaries.................................        34
Depository...................................        26
Direct Receivables...........................        19
Disqualified Persons.........................        54
Distribution Date............................        31
DSCs.........................................        20
DTC..........................................         2
Due Date.....................................        17
Eligible Deposit Account.....................        41
ERISA........................................        53
Euroclear....................................        35
Euroclear Operator...........................        35
Euroclear Participants.......................        35
Events of Default............................        28
Events of Servicing Termination..............        47
Exchange Act.................................         2
Face Amount..................................        33
FDIA.........................................        13
FDIC.........................................         1
Federal Tax Counsel..........................        11
Final Payment Receivables....................        18
Financed Vehicles............................         9
FIRREA.......................................        13
Fixed Rate Securities........................        32
Floating Rate Securities.....................        32
FTC Rule.....................................        53
Funding Period...............................       1,9
Holders......................................         7
Indenture....................................         7
Indenture Trustee............................         6
Index........................................        33
Indexed Commodity............................        33
Indexed Currency.............................        33
Indexed Principal Amount.....................        33
Indexed Securities...........................        33
Indirect Participants........................         7
Initial Receivables..........................         9
Interest Rate................................         7
Interest Reset Period........................        32
Investment Earnings..........................        42
Issuer.......................................         6
Late Fees....................................        43
LIBOR........................................        32
Loan Agreement...............................        44
Merger.......................................         6
Motor Vehicle Loans..........................        16
Note Distribution Account....................        40
Note Pool Factor.............................        25

TERM                                             PAGE
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Noteholders..................................        34
Notes........................................         1
Obligors.....................................        16
Original Pool Balance........................        49
Originating Bank.............................        17
Owner Trustee................................         6
Paid-Aheads..................................        41
Paid-Ahead Account...........................        41
Paid-Ahead Period............................        24
Paid-Ahead Simple Interest Receivable........        24
Participants.................................         7
Parties in Interest..........................        54
Pass Through Rate............................         8
Paying Agent.................................        42
Payment Date.................................        26
Percentage Interest..........................         6
Permitted Investments........................        41
Plan Assets..................................        53
Plans........................................        53
Pool Balance.................................        25
Pooling and Servicing Agreement..............         6
Portfolio Experience.........................        19
Pre-Funding Account..........................         1
Pre-Funding Amount...........................         9
Prospectus Supplement........................         1
Qualified Institution........................        41
Qualified Trust Institution..................        41
Rating Agency................................        55
Receivables..................................        16
Receivables Pool.............................        16
Registration Statement.......................         2
Related Documents............................        30
Repurchase Amount............................        40
Required Rate................................        11
Reserve Account..............................        44
Rules........................................        35
Sale and Servicing Agreement.................         9
Schedule of Receivables......................        39
Securities...................................         1
Securities Act...............................         2
Securityholder...............................        34
Securityholders..............................         7
Seller.......................................       1,6
Senior Securities............................        14
Servicer.....................................       1,6
Servicing Fee................................        43
Servicing Fee Rate...........................        43
Simple Interest Receivables..................        17
Spread.......................................        32
Spread Multiplier............................        32
Stock Index..................................        33
Stock Indexed Securities.....................        33

TERM                                             PAGE
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Strip Certificates...........................         8
Strip Notes..................................         7
Subordinated Securities......................        14
Subsequent Receivables.......................         9
Subsequent Transfer Date.....................        39
Terms and Conditions.........................        36
Transfer Agent and Registrar.................        37
Transfer and Servicing Agreements............        39
Trust........................................         1
Trust Accounts...............................        41
Trust Agreement..............................         6
Trustee......................................         6
UCC..........................................        51
Underwriters.................................        54
Yield Supplement Account.....................        10
Yield Supplement Agreement...................        10

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NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR BY THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER, THE SERVICER OR THE RECEIVABLES SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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TABLE OF CONTENTS

Prospectus Supplement.........................................       i
Summary of Terms..............................................     S-1
Risk Factors..................................................     S-8
The Trust.....................................................     S-9
The Receivables Pool..........................................    S-10
Chase USA.....................................................    S-17
Use of Proceeds...............................................    S-17
Weighted Average Life of the Securities.......................    S-17
Description of the Notes......................................    S-24
Description of the Certificates...............................    S-25
Description of the Transfer and Servicing
  Agreements..................................................    S-27
Legal Investment..............................................    S-34
Certain Federal Income Tax Consequences.......................    S-34
Certain State Tax Consequences................................    S-40
ERISA Considerations..........................................    S-40
Underwriting..................................................    S-42
Legal Matters.................................................    S-43
Index of Terms................................................    S-44
Annex A.......................................................   S-A-1
Prospectus....................................................       1
Summary of Prospectus.........................................       6
Risk Factors..................................................      13
The Trusts....................................................      16
The Receivables Pools.........................................      17
Weighted Average Life of the Securities.......................      23
Pool Factors and Trading Information..........................      25
Use of Proceeds...............................................      25
Chase USA.....................................................      26
Description of the Notes......................................      26
Description of the Certificates...............................      31
Certain Information Regarding the Securities..................      32
Description of the Transfer and Servicing
  Agreements..................................................      39
Certain Legal Aspects of the Receivables......................      51
ERISA Considerations..........................................      53
Plan of Distribution..........................................      54
Ratings.......................................................      55
Legal Matters.................................................      55
Index of Terms................................................      56

UNTIL SEPTEMBER 9, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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PROSPECTUS SUPPLEMENT
$1,094,789,211.45

CHASE MANHATTAN AUTO
OWNER TRUST 1998-C

$1,061,900,000.00 ASSET BACKED NOTES

$32,889,211.45 ASSET BACKED CERTIFICATES

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
SELLER AND SERVICER

Underwriters of the Notes
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON
GOLDMAN, SACHS & CO.
MERRILL LYNCH & CO.

Underwriter of the Certificates
CHASE SECURITIES INC.

JUNE 11, 1998

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